Exhibit 10.120

THIRD AMENDMENT TO CREDIT AGREEMENT

Dated February 25, 2009

By and Among

STRATEGIC HOTEL FUNDING, L.L.C.,

as Borrower,

VARIOUS FINANCIAL INSTITUTIONS,

as Lenders,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of February 25, 2009 (this “Third Amendment”), by and among STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (“Borrower”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as the administrative agent (in such capacity, “Administrative Agent”), and the various financial institutions as are or may become parties hereto (together with DBTCA, collectively “Lenders” and individually, a “Lender”).

RECITALS

WHEREAS, Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement, dated as of March 9, 2007, as amended by (i) that certain First Amendment to Credit Agreement, dated as of March 27, 2007 and (ii) that certain Second Amendment to Credit Agreement, dated as of April 18, 2007 (the “Original Agreement”), pursuant to which Lenders made available to Borrower the credit facility provided for therein in the amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000); and

WHEREAS, Borrower, Administrative Agent and Lenders have agreed to amend the Original Agreement and the other Loan Documents (as defined in the Original Agreement and amended herein) to, among other things, reduce the credit facility provided thereunder to the amount of FOUR HUNDRED MILLION DOLLARS ($400,000,000) and to grant to Administrative Agent on behalf of Lenders first lien mortgages on the Initial Borrowing Base Properties, as hereinafter set forth, effective from and after the date hereof.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

I.	AMENDMENTS TO THE AGREEMENT

Section 1.1 Definitions Amended.

1.1.1 The definition of “Acceptable Appraisal” is hereby deleted and the following is hereby inserted in lieu thereof:

““Acceptable Appraisal” means (i) in the case of a Borrowing Base Property, a FIRREA compliant MAI appraisal, in compliance with the Uniform Standards of Professional Appraisal Practice, acceptable to Administrative Agent as to form, substance and appraisal date, prepared by a professional appraiser that is engaged by Administrative Agent, and (ii) in the case of a non-Borrowing Base Property, an MAI appraisal, in compliance with the Uniform Standards of Professional Appraisal Practice, reasonably acceptable to Administrative Agent as to form, substance and appraisal date, prepared by a professional appraiser that is reasonably acceptable to Administrative Agent.

“Account Control Agreement” means that certain Agreement Re: Pledged Accounts, dated as of the Third Amendment Closing Date, by and between the applicable Borrowing Base Entity, Administrative Agent and The PrivateBank and Trust Company.

“Accounts” means the accounts described on Schedule XIX attached hereto.”.

1.1.2 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Administrative Agent” therein:

““Advance Rate” means fifty percent (50%), as such percentage may be adjusted pursuant to the terms of Section 7.1.22(f) or Section 7.2.4(a) of this Agreement.”.

1.1.3 The definition of “Aggregate Commitment” is hereby deleted and the following is hereby inserted in lieu thereof:

““Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all Lenders, which is, as of the Third Amendment Closing Date an amount equal to FOUR HUNDRED MILLION DOLLARS ($400,000,000), and shall not exceed such amount.”.

1.1.4 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Aggregate Outstanding Balance” therein:

““Alteration” has the meaning set forth in Section 13.2 of this Agreement.”.

1.1.5 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Alternate Base Rate” therein:

““Alternative Capex/Investments Basket” has the meaning set forth in Section 7.2.4(d) of this Agreement.

“Amended and Restated Note” means an Amended and Restated Revolving Note.

“Amended and Restated Revolving Note” means a promissory note, if any, executed by the Borrower and payable to any Lender, in the form of Exhibit K hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.”.

1.1.6 The definition of “Applicable Margin” is hereby deleted and the following is hereby inserted in lieu thereof:

““Applicable Margin” means 3.75% in the case of each LIBO Rate Loan and 2.75% in the case of each Base Rate Loan.”.

1.1.7 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Appraised Value” therein:

““Approved Bank” means Administrative Agent or any affiliate thereof or any other financial institution reasonably approved by Administrative Agent.”.

1.1.8 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Approved Fund” therein:

““Approved Luxury Manager” means those certain managers classified as Approved Luxury Managers as set forth on Schedule IV attached hereto.”.

1.1.9 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Approved Manager” therein:

““Appurtenances” has the meaning set forth in the First Lien Mortgages.”.

1.1.10 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Arrangers” therein:

““Assignment of Agreements” means that Assignment of Agreements, dated as of the Third Amendment Closing Date, by and between each Borrowing Base Entity and Administrative Agent on behalf of Lenders.

““Assignments of Leases and Rents” means each Assignment of Leases and Rents, Hotel Revenues and Security Deposits, dated as of the Third Amendment Closing Date, by each Borrowing Base Entity in favor of Administrative Agent on behalf of Lenders.”.

1.1.11 The definition of “Available Commitment” is hereby deleted and the following is hereby inserted in lieu thereof:

““Available Commitment” means, as of any date, the lesser of (i) the product of (x) the Advance Rate times (y) the aggregate Appraised Value of all Borrowing Base Properties, less the Deemed Net Termination Value as of such date, and (ii) an amount which, if it were the Aggregate Outstanding Balance, would produce a Pro Forma Borrowing Base Coverage Ratio of 1.30:1.0.”.

1.1.12 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Borrowing” therein:

““Borrowing Base Entities” means, collectively, each Property Owner and Operating Lessee of a Borrowing Base Property.”.

1.1.13 The definition of “Borrowing Base Intercompany Indebtedness” is hereby amended to insert the following at the end thereof:

“and any additional intercompany Indebtedness relating to a Borrowing Base Property or Borrowing Base Property Owner incurred in accordance with Section 7.1.11.”.

1.1.14 The definition of “Borrowing Base Property” is hereby deleted and the following is hereby inserted in lieu thereof:

““Borrowing Base Property” means, each of the Marriott Lincolnshire, the Ritz Carlton Laguna Niguel, the Four Seasons Punta Mita, the Four Seasons Mexico City and the Four Seasons Washington, D.C., including any other Property which Borrower may add as a Borrowing Base Property pursuant to Section 7.1.22 of this Agreement and excluding any Borrowing Base Release Property.”.

1.1.15 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Borrowing Base Property Owner” therein:

““Borrowing Base Property Release” has the meaning set forth in Section 7.1.22(e) of this Agreement.

“Borrowing Base Release Property” has the meaning set forth in Section 7.1.22(e) of this Agreement.”.

1.1.16 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Borrowing Request” therein:

““Building Equipment” has the meaning set forth in the First Lien Mortgages.”.

1.1.17 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Business Day” therein:

““Capex/Investments Basket” has the meaning set forth in Section 7.2.4(d) of this Agreement.”.

1.1.18 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Cash Equivalents” therein:

““Casualty Amount” means ten percent (10%) of the value of the applicable Borrowing Base Property as set forth in the most recently completed Acceptable Appraisal with respect to such Borrowing Base Property.

“Catch-Up Amounts” shall have the meaning set forth in Section 7.2.6(a) of this Agreement.”.

1.1.19 The definition of “Collateral” is hereby deleted and the following is hereby inserted in lieu thereof:

““Collateral” means, collectively, all Pledge Agreement Collateral, all Guarantor Pledge Agreement Collateral and all First Lien Mortgage Collateral, as required to be granted from time to time pursuant to the terms hereof and subject to the provisions of release thereof as provided herein or in the other Loan Documents.”.

1.1.20 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “ Commitment Termination Event” therein:

““Common Elements” means those portions of the Improvements and other rights relating to the Condominium that are designated as “Common Elements” under the Condominium Documents.”.

1.1.21 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Compliance Certificate” therein:

““Condominium” means the sub-condominium known as Sub-Condominium Unit RC-1 of the Punta Mita Master Condominium Regime.

“Condominium Board” means the board of managers or like administrative body of the Condominium established pursuant to the Condominium Documents.

“Condominium Documents” means collectively, the Declaration of Sub-Condominium Unit RC-1 of the Punta Mita Master Condominium Regime, Unilateral Declaration of Condominium Regime for RC-1, and any other similar written agreements among or otherwise binding upon any unit owners of the Condominium in their capacity as such and that govern or otherwise relate to the establishment, continuance, maintenance or operation of the Condominium, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”.

1.1.22 The definition of “Consolidated EBITDA” is hereby amended to delete the words “(excluding Real Property) in the ordinary course of business” and the following is hereby inserted in lieu thereof:

“(excluding real property) in the ordinary course of business and foreign currency exchange gain or loss applicable to third party and intercompany Indebtedness and certain balance sheet items held by foreign Subsidiaries of Borrower.”.

1.1.23 The definition of “Consolidated Tangible Net Worth” is hereby deleted and the following is hereby inserted in lieu thereof:

““Consolidated Tangible Net Worth” means, at any time, the tangible net worth of the Consolidated Group determined in accordance with GAAP, calculated based on (a) the shareholder book equity of Guarantor’s common Capital Stock, plus (b) accumulated depreciation and amortization of the Consolidated Group, plus (c) to the extent not included in clause (a), the amount properly attributable to the minority interests, if any, shown on the Guarantor’s balance sheet, in each case determined without duplication and in accordance with GAAP, and excluding (d) any goodwill and any currency translation adjustment.”.

1.1.24 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Credit Hedging Agreements” therein:

““Cut-Off Date” shall have the meaning set forth in the definition of “Major Casualty/Condemnation Event”.”.

1.1.25 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “DBTCA” therein:

““D.C. Loan Pledge” means that certain Pledge and Security Agreement, dated as of March 9, 2007, by Borrower in favor of Administrative Agent.

“D.C. Loan Subordination” means that certain Subordination Agreement, dated as of the Third Amendment Closing Date, by SHC Washington, L.L.C. and Borrower in favor of Administrative Agent.”.

1.1.26 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Defaulting Lender” therein:

““Deficiency” shall have the meaning set forth in Section 12.4.2(b) of this Agreement.”.

1.1.27 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Exchange Act” therein:

““Excusable Delay” means a delay solely due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower or the applicable Borrowing Base Entity, but Borrower’s or such Borrowing Base Entity’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower or such Borrowing Base Entity.

“Exercise Period” shall have the meaning set forth in Section 14.3 of this Agreement.”.

1.1.28 The definition of “Facility” is hereby deleted and the following is hereby inserted in lieu thereof:

““Facility” means the $400,000,000 revolving credit facility evidenced by this Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.”.

1.1.29 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Fee Letters” therein:

““Fee Owner” means the lessor under a Ground Lease including, but not limited to, Indian Creek Investors, Inc.”.

1.1.30 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “FF&E” therein:

““First American” means First American Title Insurance Company.

“First Lien Mortgage Collateral” means the Initial Borrowing Base Properties pledged or mortgaged under those certain First Lien Mortgages and any other Properties which may be pledged or mortgaged pursuant to Section 7.1.22(c).

“First Lien Mortgages” means (i) the first priority Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, Hotel Revenue and Security Deposits, dated as of the Third Amendment Closing Date, executed and delivered by the applicable Borrowing Base Entities to Administrative Agent on behalf of Lenders and encumbering the Ritz Carlton Laguna Niguel, (ii) the first priority Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases, Rents, Hotel Revenue and Security Deposits or Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, Hotel Revenue and Security Deposits, dated as of the Third Amendment Closing Date, executed and delivered by the applicable Borrowing Base Entities to Administrative Agent on behalf of Lenders and encumbering the Four Seasons Washington, D.C., (iii) the first priority Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, Hotel Revenue and Security Deposits or Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, Hotel Revenue and Security Deposits, dated as of the Third Amendment Closing Date, executed and delivered by the applicable Borrowing Base Entities to Administrative Agent on behalf of Lenders and encumbering the Marriott Lincolnshire, and (iv) the Irrevocable Administration and Security Trust Agreement with Reversion Rights, dated the Third Amendment Closing Date, executed and delivered by the applicable Borrowing Base Entities to the Trustee and encumbering the Initial Borrowing Base Properties located in Mexico, as any such instrument may be amended, restated, replaced, supplemented or otherwise modified from time to time.”.

1.1.31 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Fiscal Year End” therein:

““Four Seasons Mexico City” means that certain Property currently referred to as the Four Seasons Mexico City and located at Paseo de la Reforma #500, Colonia Juarez, Mexico City, Mexico.

“Four Seasons Punta Mita” means that certain Property currently referred to as the Four Seasons Punta Mita and located at Bahia de Banderas, Nayarit, Mexico.

“Four Seasons Washington, D.C.” means that certain Property currently referred to as the Four Seasons Washington, D.C. and located at 2800 Pennsylvania Avenue NW, Washington, D.C.”.

1.1.32 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “F.R.S. Board” therein:

““FSHL” has the meaning set forth in the definition of Manager herein.

“FSHR” has the meaning set forth in the definition of Manager herein.”.

1.1.33 The definition of “Gross Asset Value” is hereby deleted and the following is hereby inserted in lieu thereof:

““Gross Asset Value” means, (1) for any Borrowing Base Property and for any Consolidated Group Property other than New Acquisitions and Development Properties, its Appraised Value and (2) for any other Property:

(a) for each Consolidated Group Property that is a New Acquisition, an amount equal to the Acquisition Cost with respect thereto;

(b) for each Consolidated Group Property that is a Development Property, an amount equal to the Development Cost of such Property; and

(c) at any time and for any Property that is not a Consolidated Group Property, an amount equal to Borrower’s share, based on its Share of the Unconsolidated Subsidiary that is the Property Owner of such Property, of the Gross Asset Value that would have been attributable to such Property pursuant to clause (1), (2)(a) or (2)(b) of this definition if such Property were a Consolidated Group Property; provided, however, that the Gross Asset Value of any Property that is subjected to a condominium regime or similar structure for the purpose of timeshare, condominium hotel, or fractional interest or similar development will be (i) for the portion of the Property to be retained by Borrower (or its Subsidiary) to be operated as a traditional hotel, as set forth in a new Acceptable Appraisal satisfactory to the Administrative Agent for the first year of operation and, thereafter, pursuant to clause (b) above, and (ii) for the portion of the Property to be held for sale, the undepreciated “book value” of such portion of the Property.”.

1.1.34 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Gross Hotel Revenue” therein:

““Ground Lease” means any long-term Lease of Land in which Borrower or any of its Affiliates is the tenant of a Borrowing Base Property and is allowed to improve the land and use it for the term of the Lease, including the Lincolnshire Ground Lease.

“Ground Lessee” means the Tenant under any Ground Lease, including, but not limited to, the Lincolnshire Ground Lessee.”.

1.1.35 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “herein,” “hereof,” “hereto,” “hereunder” therein:

““Hotel del Coronado” means that certain Property currently referred to as the Hotel del Coronado and located at 1500 Orange Avenue, Coronado, California.

“Hotel Revenue” means all revenues, income, rents, issues, profits, termination or surrender fees, penalties and other amounts arising from the use or enjoyment of all or any portion of a Borrowing Base Property, including, without limitation, the rental or surrender of any office space, retail space, parking space, halls, stores, and offices of every kind, the rental or licensing of signs, sign space or advertising space and all rentals, revenues, receipts, income, accounts, accounts receivable, cancellation fees, penalties, credit card receipts and other receivables relating to or arising from rentals, rent equivalent income, income and profits from guest rooms, meeting rooms, conference and banquet rooms, food and beverage facilities, health clubs, vending machines, parking facilities, telephone and television systems, guest laundry, the provision or sale of other goods and services, and any other items of revenue, receipts or other income as identified in the Uniform System.”.

1.1.36 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Impermissible Qualification” therein:

““Impositions” means all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the Third Amendment Closing Date and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Borrowing Base Properties and/or any Rents and Hotel Revenue (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the applicable Borrowing Base Property is located), (b) a Borrowing Base Property, or any other Collateral delivered or pledged to Administrative Agent in connection with the Loan, or any part thereof, or any Rents or Hotel Revenue therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Borrowing Base Properties or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower, any Borrowing Base Entity or any Subsidiary to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of a Borrowing Base Property, (ii) any third party manager of the Borrowing Base Properties, including any Manager, or (iii) Administrative Agent or any Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

“Improvements” has the meaning set forth in the First Lien Mortgages.”.

1.1.37 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Indebtedness” therein:

““Independent” means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, (ii) is not connected with any Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Architect” means an architect, engineer or construction consultant selected by Borrower which is Independent, licensed to practice in the jurisdiction and has at least five (5) years of architectural experience and which is reasonably acceptable to Administrative Agent.”.

1.1.38 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Initial Borrowing Base” therein:

““Initial Borrowing Base Properties” means, collectively, the Four Seasons Punta Mita, the Four Seasons Mexico City, the Four Seasons Washington, D.C., the Ritz Carlton Laguna Niguel and the Marriott Lincolnshire.”.

1.1.39 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Insurance Policies” therein:

““Insurance Requirements” means all of the terms of any insurance policy required pursuant to this Agreement, including, without limitation, the terms set forth on Schedule XVIII attached hereto.”.

1.1.40 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Joint Venture” therein:

““Land” has the meaning set forth in the First Lien Mortgages.

“Lease” means any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Tenant is granted by Borrower a possessory interest in, or right to use or occupy all or any portion of any space in any Borrowing Base Properties, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Threshold” shall have the meaning set forth in Section 7.1.32 of this Agreement.”.

1.1.41 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “LIBO Rate Loan” therein:

““Licenses” shall have the meaning set forth in Section 4.1.12 of the Third Amendment.”.

1.1.42 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Lien” therein:

““Lincolnshire Fee Owner” means Indian Creek Investors, Inc. or the then Landlord under the Lincolnshire Ground Lease.

“Lincolnshire Ground Lease” means those documents described on Schedule VII attached to this Agreement.

“Lincolnshire Ground Lessee” means the Tenant under the Lincolnshire Ground Lease.

“Lincolnshire Leasehold Estate” means the estate in the Marriott Lincolnshire created by the Lincolnshire Ground Lease.

“Lincolnshire Zoning Documents” shall have the meaning set for in Section 4.1.12 of the Third Amendment.”.

1.1.43 The definition of “Loan Documents” is hereby amended to insert the following after the words “Fee Letters”:

“First Lien Mortgages, Mexico Pledge Agreement, Reaffirmation of Guaranty, Reaffirmation of Subsidiary Guaranty, Reaffirmation of Guarantor Pledge Agreement, Reaffirmation of Subsidiary Pledge Agreement, Reaffirmation of D.C. Loan Pledge, D.C. Loan Subordination, each Assignment of Leases and Rents, each Assignment of Agreements and the Post Closing Letter”.

1.1.44 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Loans” therein:

““Low DSCR Fee” has the meaning set forth in Section 3.4.4 of this Agreement.

“Low Fixed Charge Covenant Period” has the meaning set forth in Section 7.2.4(a) of this Agreement.

“Major Casualty/Condemnation Event” means any casualty or Taking occurring with respect to any Borrowing Base Property where any of the following shall be true: (i) the Proceeds shall equal or exceed the Appraised Value of the applicable Borrowing Base Property; (ii) an Event of Default shall have occurred and be continuing; (iii) a Total Loss with respect to a Borrowing Base Property shall have occurred; (iv) the Work is not capable of being completed before the earlier to occur of (x) the date that is six (6) months prior to the Maturity Date and (y) the date on which the business interruption insurance carried by Borrower with respect to the applicable Borrowing Base Property shall expire (the “Cut-Off Date”), unless on or prior to the Cut-Off Date Borrower shall deliver to Administrative Agent and there shall remain in effect a binding written offer, subject only to customary conditions, of an Approved Bank duly authorized to originate loans secured by real property located in the jurisdiction for a loan from such Approved Bank to Borrower or applicable Borrowing Base Entity in a principal amount of not less than the Appraised Value of the applicable Borrowing Base Property (net of any Proceeds available to the applicable Borrowing Base Entity on account of the applicable casualty or Taking) and which shall, in Administrative Agent’s reasonable judgment, enable Borrower or the applicable Borrowing Base Entity to refinance such allocated amount prior to the Maturity Date; (v) such Borrowing Base Property is not capable of being restored substantially to its condition prior to such casualty or Taking and such incapacity shall have a Material Adverse Effect; or (vi) Administrative Agent determines that, upon the completion of the restoration, the gross cash flow and the net cash flow of such Borrowing Base Property will not be restored to a level sufficient to cover all carrying costs and operating expenses of such Borrowing Base Property at a coverage ratio of at least 2.0:1.0 (excluding any debt service), which coverage ratio shall be determined by Administrative Agent in its sole and absolute discretion.”.

“Management Agreement” means the management agreements with respect to each Borrowing Base Property as set forth on Schedule VIII attached to this Agreement pursuant to which the Manager is to provide management and other services with respect to the applicable Borrowing Base Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Manager” means (i) with respect to the Four Seasons Mexico City, collectively the Four Seasons Hotel Limited, a corporation incorporated under the laws of the Province of Ontario, Canada (“FSHL”), Four Seasons Hotels and Resorts B.V., a corporation incorporated under the laws of the Netherlands (“FSHR”), and Four Seasons Hotels (Mexico), S.A. DE C.V., a corporation incorporated under the laws of the United Mexican States; (ii) with respect to the Four Seasons Punta Mita, collectively FSHL, FSHR, and Four Seasons Punta Mita, S.A. DE C.V., a

corporation incorporated under the laws of the United Mexican States; (iii) with respect to Four Seasons Washington, D.C., FSHL; (iv) with respect to Marriott Lincolnshire, Marriott Hotel Services, Inc., a Delaware corporation; and (v) with respect to Ritz Carlton Laguna Niguel, The Ritz-Carlton Hotel Company, L.L.C., a Delaware limited liability company, together with, in each instance, any successor management company permitted hereunder or, subject to Section 7.2.14, under the applicable Management Agreement.”.

1.1.45 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Mandatory Borrowing” therein:

““Marriott Lincolnshire” means that certain Property currently referred to as Lincolnshire Marriott and located at Ten Marriott Drive, Lincolnshire, Illinois.”.

1.1.46 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Material Agreements” therein:

““Material Alteration” means any Alteration which, when aggregated with all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business) constituting a single project, involves an estimated cost exceeding five percent (5%) of the Appraised Value with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at such Borrowing Base Property.”.

1.1.47 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Maturity Date” therein:

““Mexico Pledge Agreement” means that certain Non-Possessory Pledge Agreement, dated as of the Third Amendment Closing Date, by Punta Mita Resort, S. de R.L. de C.V., Inmobiliaria Nacional Mexicana, S. de R.L. de C.V. and Punta Mita TRS, S. de R.L. de C.V.

“Mexico Taxes” shall have the meaning set forth in Section 4.6(a) of this Agreement.”.

1.1.48 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “New Acquisitions” therein:

““New Lease” has the meaning set forth in Section 7.1.32 of this Agreement.”.

1.1.49 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “New Acquisitions” therein:

““Non-Borrowing Base Property Subsidiary” means a Subsidiary that does not, directly or indirectly, own a Borrowing Base Property or any interest therein and (x) that is a non-Domestic Subsidiary or (y) the only material assets of which consist of the Capital Stock of a non-Domestic Subsidiary.”.

1.1.50 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Non-Defaulting Lender” therein:

““Non-Disturbance Agreement” has the meaning set forth in Section 7.1.32 of this Agreement.”.

1.1.51 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Organic Document” therein:

““Other Charges” means maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining a Borrowing Base Property, now or hereafter levied or assessed or imposed against such Borrowing Base Property or any part thereof by any Governmental Authority, other than those required to be paid by a tenant or Manager pursuant to its respective Lease or Management Agreement.”.

1.1.52 The definition of “Permitted Borrowing Base Liens” is hereby amended to insert the following after the final clause thereof:

“(i) Liens and security interests created or permitted by the Loan Documents; and

(j) with respect to the Borrowing Base Properties, all Liens, encumbrances and other matters disclosed in the applicable Title Policy.”.

1.1.53 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Pledge Agreement Collateral” therein:

““Post Closing Letter” means that certain Letter from Borrower to Administrative Agent, dated as of the Third Amendment Closing Date, setting forth certain obligations of Borrower and Administrative Agent from and after the Post Closing Date.”.

1.1.54 The definition of “Pro Forma Interest Expense” is hereby deleted and the following is hereby inserted in lieu thereof:

““Pro Forma Interest Expense” means, as of any date of determination, the interest expense that would be payable under the Facility for a twelve (12) month period, assuming: (1) an interest rate equal to the greater of (i) the lesser of (x) the sum of the Base Rate plus the Applicable Margin and (y) the sum of the LIBO Rate plus the Applicable Margin, each as of such date of determination and (ii) 8.0%; and (2) an outstanding principal balance equal to the Aggregate Outstanding Balance as of such date of determination, after giving effect to the requested Borrowing/Letter of Credit.”.

1.1.55 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Pro Forma Interest Expense” therein:

““Proceeds” has the meaning set forth in Section 12.2 of this Agreement.”.

1.1.56 The definition of “Property Owner” is hereby amended to insert the following at the end thereof:

“and the Lincolnshire Ground Lessee.”

1.1.57 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Property Owner” therein:

““Property Release Notice” shall have the meaning set forth in Section 7.1.22(e) of this Agreement.”.

1.1.58 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Quarterly Payment Date” therein:

““REAs” means, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, those certain agreements more specifically described on Schedule XIV attached to this Agreement.

“Reaffirmation of D.C. Loan Pledge” means that certain Reaffirmation of D.C. Loan Pledge, dated as of the Third Amendment Closing Date, by Borrower in favor of Administrative Agent on behalf of the Lenders.

“Reaffirmation of Guarantor Pledge Agreement” means that certain Reaffirmation of Guarantor Pledge Agreement, dated as of the Third Amendment Closing Date, by Guarantor in favor of Administrative Agent on behalf of the Lenders.

“Reaffirmation of Guaranty” means that certain Reaffirmation of Guaranty, dated as of the Third Amendment Closing Date, by Guarantor in favor of Administrative Agent on behalf of the Lenders.

“Reaffirmation of Subsidiary Guaranty” means that certain Reaffirmation of Subsidiary Guaranty, dated as of the Third Amendment Closing Date, by each Subsidiary Guarantor in favor of Administrative Agent on behalf of the Lenders.

“Reaffirmation of Subsidiary Pledge Agreement” means that certain Reaffirmation of Subsidiary Pledge Agreement, dated as of the Third Amendment Closing Date, by each Subsidiary party to the Pledge Agreement in favor of Administrative Agent on behalf of the Lenders.”.

1.1.59 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Real Estate” therein:

““Real Property” means, collectively, the Land, the Improvements and the Appurtenances.”.

1.1.60 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “REIT” therein:

““Release Date” has the meaning set forth in Section 7.1.22(e) of this Agreement.

“Release Instruments” has the meaning set forth in Section 7.1.22(e) of this Agreement.

“Released Matters” has the meaning set forth in Section 5.1 of the Third Amendment.

“Released Parties” has the meaning set forth in Section 5.1 of the Third Amendment.

“Releasing Parties” has the meaning set forth in Section 5.1 of the Third Amendment.

“Rents” means all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of a Borrowing Base Entity from any and all sources arising from or attributable to a Borrowing Base Property and Proceeds, if any, from business interruption or other loss of income insurance.”.

1.1.61 The definition of “Revolving Loan Commitment Amount” is hereby deleted and the following is hereby inserted in lieu thereof:

““Revolving Loan Commitment Amount” means FOUR HUNDRED MILLION DOLLARS ($400,000,000), as such amount may be reduced from time to time pursuant to Section 2.2.”.

1.1.62 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Revolving Note” therein:

““Ritz Carlton Laguna Niguel” means that certain Property currently referred to as the Ritz Carlton Laguna Niguel and located at One Ritz-Carlton Drive, Dana Point, California.”.

1.1.63 Clause (v) of the definition of “Security Documents” is hereby deleted and the following is hereby inserted in lieu thereof:

“(v) the First Lien Mortgages;”.

1.1.64 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Share Repurchase” therein:

““Specified Borrowing Base Properties” means the Borrowing Base Properties other than the Marriott Lincolnshire.”.

1.1.65 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Stated Expiry Date” therein:

““Stewart-Mexico” means Stewart Title Guaranty de Mexico, S.A. de C.V.

“Stewart-U.S.” means Stewart Title Insurance Company.”.

1.1.66 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Subsidiary Guaranty” therein:

““Survey” means a survey of a Borrowing Base Property described on Schedule XVI.”.

1.1.67 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Swingline Loan” therein:

““Taking” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of a Borrowing Base Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Borrowing Base Property or any part thereof.”.

1.1.68 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Telerate Page 3750” therein:

““Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Borrowing Base Property pursuant to a Lease, other than a Manager, an Operating Lessee or their respective employees, agents and assigns.”.

1.1.69 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Test Period” therein:

““Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of February 25, 2009, by and among Borrower, Administrative Agent, and the Lenders.

“Third Amendment Closing Date” means the date of the Third Amendment.

“Third Amendment Fee Letter” means that certain confidential letter, dated as of the Third Amendment Closing Date between Borrower and Administrative Agent.

“Third Amendment Transaction” means the entering into of the Third Amendment and all other documents described in Sections 3.1.1 through 3.1.15 and Sections 3.1.21 through 3.1.23 of the Third Amendment.

“Threshold Amount” means an amount equal to 10% of the most recent Acceptable Appraisal with respect to the applicable Property.

“Title Company” means First American, Stewart-Mexico and/or Stewart-U.S., as applicable.

“Title Policies” means an ALTA mortgagee title insurance policy in form and substance reasonably acceptable to Administrative Agent (or, if a Borrowing Base Property is in a state or country which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state or country and reasonably acceptable to Administrative Agent) issued by one or more of First American, Stewart-Mexico and/or Stewart-U.S. as set forth in Section 3.1.24 of the Third Amendment with respect to each Borrowing Base Property, and insuring the lien of the First Lien Mortgages.”.

1.1.70 The definition of “Total Fixed Charge Coverage Ratio” is hereby deleted and the following is hereby inserted in lieu thereof:

““Total Fixed Charge Coverage Ratio” means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters, of (a) Consolidated EBITDA for such period (computed without duplication to include the EBITDA from the pro rata share of ownership in the Hotel del Coronado) to (b) the sum, on a consolidated basis, of (i) Total Interest Expense for such period; plus (ii) the scheduled principal amount of all amortization payments (but not final balloon payments at maturity) for such period on all Indebtedness of the Consolidated Group; plus (iii) distributions on preferred partnership units payable by Borrower for the latest Fiscal Quarter and distributions made by the Borrower for the latest Fiscal Quarter for the purpose of paying Dividends on preferred shares in Guarantor multiplied by four (4) (notwithstanding anything herein to the contrary, distributions for the purpose of paying Catch Up Amounts shall not be included in such calculation); plus (iv) an amount equal to the aggregate Deemed FF&E Reserves for the Consolidated Group Properties for such period; plus (v) amounts paid by or on behalf of the Consolidated Group into cash reserves as required pursuant to the terms of other Indebtedness; plus (vi) without duplication, Borrower’s pro rata share of the amounts described in clauses (i) – (v) above that relate to the Hotel del Coronado. Any Low DSCR Fees paid by Borrower will not be included in the Total Fixed Charge Coverage Ratio.”.

1.1.71 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Total Leverage Ratio” therein:

““Total Loss” means (i) a casualty, damage or destruction of a Borrowing Base Property which, in the reasonable judgment of Administrative Agent, involves an actual or constructive loss of more than thirty percent (30%) of the value of such Borrowing Base Property as set forth in the most recent Acceptable Appraisal, (ii) a permanent Taking which, in the reasonable judgment of Administrative Agent, involves an actual or constructive loss of more than thirty percent (30%) of the value of such Borrowing Base Property as set forth in the most recent Acceptable Appraisal, or (iii) a casualty, damage, destruction or Taking that affects so much of such Borrowing Base Property such that it would be impracticable, in Administrative Agent’s reasonable discretion, even after restoration, to operate such Borrowing Base Property as an economically viable whole.”.

1.1.72 Section 1.1 of the Original Agreement is hereby amended to insert the following definitions after the definition of “Transaction” therein:

““Transfer” means to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.”; and

““Trustee” means The Bank of New York Mellon, S.A., Institución de Banca Múltiple.”.

1.1.73 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “Unfunded Pension Liability” therein:

““Uniform System” means the Uniform System of Accounts for Hotels, 9th Edition, International Association of Hospitality Accountants (1996), as from time to time amended.”.

1.1.74 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “United States” therein:

““Units” shall have the meaning set forth in Section 11.2.3 of the Third Amendment.”.

1.1.75 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “U.S. Lender” therein:

““Village Documents” shall have the meaning set forth in Section 4.1.12 of the Third Amendment.”.

1.1.76 Section 1.1 of the Original Agreement is hereby amended to insert the following definition after the definition of “wholly-owned” therein:

““Work” has the meaning set forth in Section 12.4.1 of this Agreement.”.

Section 1.2 Article II Amendments. Clause (ii) of Section 2.9(a) of the Original Agreement is hereby amended by deleting the word “Credit” therein.

Section 1.3 Article III Amendments.

1.3.1 Section 3.1(b) of the Original Agreement is hereby amended by inserting the following as clause (iv) thereof:

“(iv) notwithstanding Borrower’s election of the Low Fixed Charge Covenant Period, the Total Fixed Charge Coverage Ratio calculated as of December 31, 2010 shall be no less than 1.15:1.0.”.

1.3.2 The first (1st) sentence of Section 3.4.1 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“Borrower agrees to pay to Administrative Agent each Fiscal Quarter for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of Borrower’s inability to satisfy any condition of Article V of this Agreement) commencing on the Third Amendment Closing Date and continuing through the Revolving Loan Commitment Termination Date, an unused fee at a rate per annum equal to 0.50% multiplied by the average daily unused portion of the Aggregate Commitment in each case on such Lender’s Percentage (net of Letter of Credit Outstandings but without giving effect to Swingline Loans made during such Fiscal Quarter).”.

1.3.3 The following Section 3.4.4 is hereby inserted:

“3.4.4 Low DSCR Fee. During the Low Fixed Charge Covenant Period, Borrower shall pay Lenders a fee (the “Low DCSR Fee”) quarterly in arrears with respect to each Fiscal Quarter occurring during the Low Fixed Charge Covenant Period in an amount equal to 0.25% multiplied by the average amount of the Aggregate Outstanding Balance during such Fiscal Quarter. Such Low DSCR Fee shall be payable on the fifth (5th) Business Day following the end of such Fiscal Quarter.”.

1.3.4 Section 4.6(a) of the Original Agreement is hereby amended to insert the following after the last sentence thereof:

“Notwithstanding anything herein to the contrary, Borrower shall cause the Borrowing Base Entities organized under the laws of Mexico to make all payments required of such entities hereunder or under any Loan Document free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the Third Amendment Closing Date as a result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Mexican Governmental Authority or any change in the interpretation or application thereof by a Mexican

Governmental Authority (all such taxes, levies, imposts, deduction, charges, withholdings and liabilities with respect thereto which a Administrative Agent determines to be applicable to this Agreement and the other Loan Documents being hereinafter referred to as “Mexico Taxes”). If, with respect to Mexico Taxes, the Borrower Base Entities organized under the laws of Mexico shall be required by law to deduct any Mexico Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Administrative Agent or a Lender, Borrower shall cause such Borrowing Base Entity to (A) increase the sum payable as may be necessary so that after making all required deductions Administrative Agent or such Lender, as applicable, receive an amount equal to the sum it would have received had no such deductions been made, and (B) pay the full amount deducted to the relevant Mexican Governmental Authority in accordance with applicable law.”.

1.3.5 Section 5.2.1(a) of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“(a) the representations and warranties set forth in Article VI and in each other Loan Document and in Article IV of the Third Amendment shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);”.

Section 1.4 Article VII Amendments.

1.4.1 Section 7.1.1(d) of the Original Agreement is hereby amended by inserting the following at the end of clause (ii) thereof:

“(provided, however, with respect to each Borrowing Base Property, Borrower shall deliver such statement within twenty five (25) Business Days after the end of each calendar month)”.

1.4.2 Section 7.1.6 of the Original Agreement is hereby amended by inserting the following as the penultimate sentence thereof:

“Notwithstanding the foregoing, Borrower will, and will cause the Borrowing Base Entities to, comply with all Insurance Requirements and not bring or keep or permit to be brought or kept any article upon any of the Borrowing Base Properties or cause or permit any condition to exist thereon that would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower or the Borrowing Base Entities on or with respect to any part of the Borrowing Base Properties pursuant to this Section 7.1.6 or Schedule XVIII attached to this Agreement.”.

1.4.3 Section 7.1.7 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“Section 7.1.7 Appraisals.

(a) Administrative Agent may obtain an updated or replacement Acceptable Appraisal for each Borrowing Base Property and Borrower shall reimburse Administrative Agent the costs thereof within thirty (30) days after receipt by Borrower of an invoice therefor; provided, that, subject to Section 7.2.14, Borrower shall only be obligated to reimburse Administrative Agent for the costs of one Acceptable Appraisal per calendar year with respect to each Borrowing Base Property. Borrower shall obtain, at its own expense, (at least once each calendar year) an updated or replacement Acceptable Appraisal for each Property that is not a Borrowing Base Property and shall deliver same to Administrative Agent within five (5) Business Days after Borrower receives same. Such annual appraisals will be completed by December 31 of each year beginning with calendar year 2009, and shall be effective as of such date for determining whether (i) a Property complies with Section 7.1.22(a) and (ii) Borrower has satisfied the financial covenants set forth in Section 7.2.4. The Required Lenders may instruct Administrative Agent to re-appraise any of the Borrowing Base Properties at any time, provided that, subject to Section 7.2.14, Borrower will only be required to pay such appraisal expense once per calendar year for each Borrowing Base Property as provided above. Administrative Agent will provide Borrower with a notice promptly after any appraisal is deemed an Acceptable Appraisal.

(b) For purposes of determining the Available Commitment on any date, such calculation shall be based upon the latest Acceptable Appraisals (for the avoidance of doubt, if an appraisal is completed and becomes an Acceptable Appraisal on any Available Commitment calculation date, then such calculation shall incorporate such appraisal).

(c) For purposes of determining Gross Asset Value as of any date, such calculation shall be based upon the Acceptable Appraisals in effect as of (i) the Third Amendment Closing Date or (ii) thereafter, the last day of the most recently completed Fiscal Quarter.”.

1.4.4 Section 7.1.10 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“Section 7.1.10 Intercompany Indebtedness. Provided no Event of Default has occurred and is continuing, Borrower and its Subsidiaries shall be permitted to amend, restate, cancel and otherwise modify the terms and conditions of intercompany Indebtedness so long as the provisions of such amendments, restatements and other modifications are consistent with Section 7.1.11 and, if such Indebtedness is pledged to the Administrative Agent as Loan Pledge Collateral pursuant to the Loan Pledge Agreement, the amended, restated or modified instrument is delivered to Administrative Agent pursuant to the Loan Pledge Agreement.”.

1.4.5 Section 7.1.11 of the Original Agreement is hereby amended to insert the following at the end thereof:

“Any amounts paid by Borrower, Guarantor or any Subsidiary that is not a Non-Borrowing Base Property Subsidiary to reduce the interest rate under any Indebtedness of a Non-Borrowing Base Property Subsidiary or to cure or prevent an event of default from occurring under the loan documents evidencing such Indebtedness of a Non-Borrowing Base Property Subsidiary, other than the payment of any portion of the principal amount owed thereunder, shall not exceed Ten Million Dollars ($10,000,000) in the aggregate.”.

1.4.6 Section 7.1.16 of the Original Agreement is hereby amended by (A) deleting clause (ii) thereof in its entirety and inserting the following in lieu thereof: “(ii) remain a publicly traded company with common stock listed on any major national or regional stock exchange.”; and (B) inserting the following as the last sentence thereof:

“Notwithstanding the provisions of Section 7.2.6, subject to the reasonable approval of Administrative Agent, which shall be provided within five (5) Business Days after Administrative Agent’s receipt of a written request therefor from Borrower, Guarantor shall be permitted to issue a reverse stock split with respect to its Capital Stock in order to comply with the covenant set forth in clause (ii) of the previous sentence.”.

1.4.7 Section 7.1.22(a) of the Original Agreement is hereby renumbered as Section 7.1.22(b), and Section 7.1.22(b) of the Original Agreement is hereby deleted.

1.4.8 Section 7.1.22 of the Original Agreement is hereby amended by inserting the following as clause (a) thereof:

“(a) Each Borrowing Base Property shall satisfy the following criteria: (i) Borrower or a wholly-owned Subsidiary of the Borrower holds good title (by fee or pursuant to a Qualified Ground Lease) to such Property, free and clear of all Liens (except for the Liens permitted under Section 7.2.3); (ii) such Property is leased to an Operating Lessee; (iii) such Property is designated a full-service property (in accordance with industry standard, as reasonably determined by Administrative Agent); (iv) the Specified Borrowing Base Properties shall at all times be luxury or better quality hotels, and Marriott Lincolnshire shall at all times be an upper-upscale, luxury or better quality hotel, as designated by Smith Travel Research (or a similar successor company designated by Administrative Agent); (v) such Property is operated under a nationally recognized brand (A) in the case of Marriott Lincolnshire, by an Approved Manager (as set forth on Schedule IV) and (B) in the case of the Specified Borrowing Base Properties, by an Approved Luxury Manager; (vi) such Property is either (x) fully operating, open to the public and not under development or redevelopment (except for routine, ordinary course renovation, maintenance and repair that does not result in the closure of more than fifteen percent (15%) of the rooms at such hotel); provided, however, that temporary closure due to force majeure events, not to exceed fifteen (15) Business Days, shall be permitted or (y) being restored in compliance with the provisions of Article XII of this Agreement with respect to any Taking or casualty or other damage or injury suffered at such Property; (vii) such Property is not subject to or encumbered by any Indebtedness other than Permitted Borrowing Base Debt; (viii) such Property is free of material structural defects or material environmental issues; (ix) neither such Property nor the Property Owner thereof is encumbered with Permitted Borrowing Base Debt or any other Material Agreement that by its terms precludes the grant of the Collateral or the exercise by or on behalf of the Secured Creditors of remedies with respect to the Collateral; and (x) the Property Owner of such Property is Borrower or a Subsidiary Guarantor.”.

1.4.9 Section 7.1.22(c) of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“(c) Borrower may propose to include additional Properties (whether New Acquisitions or former Development Properties, or Properties that were once Borrowing Base Properties and that no longer qualify as such by sending written proposals for inclusion to Administrative Agent. Administrative Agent may reasonably request any diligence materials and documentation it deems necessary to evaluate such Property, including, without limitation, certifications, appraisals and title documentation. Administrative Agent will make such request and materials available to the Lenders, and the inclusion of any such Property as a Borrowing Base Property shall be subject to the prior written consent of the Required Lenders.”.

1.4.10 Section 7.1.22(d) of the Original Agreement is hereby amended by deleting the second (2nd) and third (3rd) sentences thereof in their entirety.

1.4.11 Sections 7.1.22 of the Original Agreement is hereby amended by inserting the following at the end thereof:

“(e) Subject to satisfaction of each of the conditions set forth below with respect to any Borrowing Base Property, Borrower shall be entitled to release and/or dispose of the Marriott Lincolnshire and, in Borrower’s discretion, not more than one (1) Specified Borrowing Base Property (the “Borrowing Base Release Property”) from the Lien of the applicable First Lien Mortgage and related Loan Documents (each release under this Section 7.1.22(e), a “Borrowing Base Property Release”):

(i) Borrower delivers a written notice (a “Property Release Notice”) to Administrative Agent of its desire to effect such Borrowing Base Property Release no later than thirty (30) days prior to the date of such desired Borrowing Base Property Release, and setting forth the Business Day (the “Release Date”) on which Borrower desires that Administrative Agent release its interest in such Borrowing Base Release Property;

(ii) Borrower shall submit to Administrative Agent not less than ten (10) Business Days prior to the Release Date (which must be a Business Day) a release of Liens (and related Loan Documents) for the applicable Borrowing Base Release Property (for execution by Administrative Agent) in a form appropriate in the applicable state and otherwise satisfactory to Administrative Agent in its reasonable discretion and all other documentation Administrative Agent reasonably requires to be delivered by Borrower in connection with such Borrowing Base Property Release (collectively, “Release Instruments”) for each applicable Borrowing Base Release Property together with an Officer’s Certificate certifying that (A) the Release Instruments are in compliance with all Legal Requirements, (B) the release to be effected will not violate the terms of this Agreement, (C) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lenders under the Loan Documents not being released (or as to the Borrowing Base Properties subject to the Loan Documents not being released) and (D) the condition described in paragraph (iii) below is satisfied in connection with such Borrowing Base Property Release (together with calculations and supporting documentation demonstrating the same in reasonable detail);

(iii) With respect to any Borrowing Base Property Release, after giving effect to such Borrowing Base Property Release, (A) Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.2.4 and (B) the Aggregate Outstanding Balance shall not exceed the Available Commitment calculated on a pro forma basis;

(iv) No Event of Default shall have occurred and then be continuing on the date on which Borrower delivers the Property Release Notice and on the Release Date, unless all outstanding Events of Default are cured as a result of the Borrowing Base Property Release;

(v) After giving effect to such Borrowing Base Property Release, no Event of Default shall occur as a result of the Borrowing Base Property Release; and

(vi) Borrower shall pay for any and all reasonable out-of-pocket costs and expenses incurred in connection with any proposed Borrowing Base Property Release, including, without limitation, Administrative Agent’s reasonable attorneys’ fees and disbursements and all title insurance premiums for any endorsements to any existing Title Policies reasonably required by Administrative Agent in connection with such proposed release.

(f) In the event that Borrower, pursuant to the terms of Section 7.1.22(e) above, has released and/or disposed of any Specified Borrowing Base Property, then (i) the Advance Rate shall be deemed to be reduced by five (5) percentage points (or ten (10) percentage points if the released Specified Borrowing Base Property is the Ritz Carlton Laguna Niguel) and (ii) Borrower shall not be permitted to release and/or dispose of any other Specified Borrowing Base Properties from the Lien of the applicable First Lien Mortgage and the related Loan Documents without the prior written approval of the Required Lenders.”.

1.4.12 Section 7.1 of the Original Agreement is hereby amended by inserting the following at the end thereof:

“Section 7.1.23 Access to Property. Borrower shall, and shall cause each Borrowing Base Entity to, permit agents, representatives and employees of Administrative Agent to inspect the Borrowing Base Properties or any part thereof during normal business hours on Business Days upon reasonable advance notice.”.

Section 7.1.24 Mortgage Taxes. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Administrative Agent or Lenders.

Section 7.1.25 Operation. With respect to each Borrowing Base Property, Borrower shall, and shall cause each Borrowing Base Entity and Manager to, (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the applicable Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Administrative Agent of any “event of default” under the applicable Management Agreement of which it is aware and (iii) enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Manager under the applicable Management Agreement.

Section 7.1.26 Business and Operations. Borrower shall, and shall cause each Borrowing Base Entity to, continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Borrowing Base Properties. Borrower shall, and shall cause each Borrowing Base Entity to, qualify to do business and shall remain in good standing under the laws of the jurisdiction in which the applicable Borrowing Base Property is located, as and to the extent required for the ownership, maintenance, management and operation of the applicable Borrowing Base Property.

Section 7.1.27 Title to Property. Borrower shall, and shall cause each Borrowing Base Entity to, warrant and defend (a) the title to the Borrowing Base Properties and every part thereof, subject only to Liens and other encumbrances permitted hereunder (including Permitted Borrowing Base Liens) and (b) the validity and priority of the Liens of the First Lien Mortgages and the other Loan Documents on the Borrowing Base Properties, subject only to Liens and other encumbrances permitted hereunder (including Permitted Borrowing Base Liens), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Administrative Agent for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Administrative Agent if an interest in a Borrowing Base Property is claimed by another Person, other than as permitted hereunder.

Section 7.1.28 Title Insurance. Borrower shall, and shall cause each Borrowing Base Entity to, maintain coverage under each Title Policy in an amount equal to at least sixty percent (60%) of the Appraised Value for each Borrowing Base Property as shown on the most recent Acceptable Appraisal with respect to such Borrowing Base Property; provided, however, Borrower and the Borrowing Base Entity shall not be required to increase the amount of coverage under any Title Policy if such increase would cause the aggregate amount of coverage for all Borrowing Base Properties to exceed an amount equal to Four Hundred Ninety Five Million Dollars ($495,000,000); provided, further, that Borrower shall not be required to increase the amount of coverage more than twice in any calendar year. Within fifteen (15) Business Days after Borrower’s receipt of an Acceptable Appraisal that requires an increase in coverage, Borrower shall, or shall cause the applicable Borrowing Base Entity to, deliver to Administrative Agent (i) a title continuation letter, showing all matters recorded on title since the later of the issuance of the Title Policy and the most recent title continuation letter and (ii) evidence of a fully-paid endorsement to the Title Policy in an amount so increasing such coverage. Borrower shall not, and shall not permit a Borrowing Base Entity to, reduce the coverage under each Title Policy.

“Section 7.1.29 Costs of Enforcement. In the event (a) that this Agreement or the First Lien Mortgages are foreclosed upon in whole or in part or that this Agreement or the First Lien Mortgages are put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement in which proceeding Administrative Agent is made a party, or a mortgage prior to or subsequent to the First Lien Mortgages in which proceeding Administrative Agent is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, any Borrowing Base Entity or any of their constituent Persons or an assignment by Borrower, any Borrowing Base Entity or any of its constituent Persons for the benefit of its creditors, then Borrower, its successors or assigns, shall, and shall cause such Borrowing Base Entity, its successors and assigns, to be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Administrative Agent, the Lenders, Borrower or such Borrowing Base Entity in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

Section 7.1.30 Notices; Leases and REAs. Borrower shall, and shall cause each Borrowing Base Entity to, promptly after receipt thereof, deliver to Administrative Agent a copy of any notice received with respect to the REAs and the Leases claiming that Borrower or such Borrowing Base Entity is in default in the performance or observance of any of the material terms, covenants or conditions of any of the REAs or the Leases.

Section 7.1.31 Taxes. Borrower shall, or shall cause the applicable Borrowing Base Entity to, pay all Impositions now or hereafter levied or assessed or imposed against a Borrowing Base Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition or to satisfy any Lien, or to comply with any legal requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding, (i) no monetary Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Administrative Agent informed of the status of such contest at reasonable intervals, (iii) adequate reserves with respect thereto are maintained on Borrower’s books in accordance with GAAP, (iv) either such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition, Lien or legal requirement and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded, and (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under the Loan Documents or the right to full payment of any claims thereunder. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond, Borrower promptly shall comply with any contested legal requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Administrative Agent’s reasonable judgment, in imminent danger of being forfeited or lost or Administrative Agent or Lenders are likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Administrative Agent reasonable evidence of Borrower’s compliance with such contested Imposition, Lien, legal requirements or Insurance Requirements, as the case may be.

Section 7.1.32 Leases.

(a) Except as otherwise provided in this Section 7.1.32, Borrower shall not, and shall cause the Borrowing Base Entities not to, enter into any Lease with a Tenant (a “New Lease”) or, to the extent the same would cause a Material Adverse Effect, consent to the assignment of, modify or terminate any Lease, without the prior written consent of Administrative Agent which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing sentence, provided no Event of Default shall have occurred, Borrower and a Borrowing Base Entity may, in the ordinary course of business, enter into a New Lease, without Administrative Agent’s prior written consent, that satisfies each of the following conditions: (i) such New Lease contains material economic terms that are at least equal to the then prevailing market rate for similar properties in such location for the entire term of such New Lease and (ii) with respect to each Borrowing Base Property, after giving effect to any New Lease, the amount of aggregate leased square footage at such Borrowing Base Property shall not exceed the amount of aggregate leased square footage at such Borrowing Base Property as of the Third Amendment Closing Date, as such amount is set forth on Schedule XV (such limitation for each Borrowing Base Property, the “Leasing Threshold”); provided, however, with respect solely to the Four Seasons Washington, D.C., Borrower, or the Borrowing Base Entities of the Four Seasons Washington, D.C. may exceed the Leasing Threshold applicable thereto by up to eleven thousand (11,000) square feet by entering into a New Lease, but only with the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned, unless such New Lease (A) is on customary terms as leases for similar tenancies demising space in similar hotel properties located in the same neighborhood as such Borrowing Base Property and (B) provides that the demised premises thereunder shall only be used for retail purposes or services ancillary to the operation of the Four Seasons Washington, D.C.

(b) Upon the execution of any New Lease Borrower shall deliver to Administrative Agent an executed copy of the New Lease.

(c) Borrower shall, and shall cause each Borrowing Base Entity to, (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower and such Borrowing Base Entities under the Leases and the REAs, if the failure to perform or observe the same would have a Material Adverse Effect and (ii) exercise, within ten (10) Business Days after a written request by Administrative Agent, any right to request from the Tenant under any Lease, or the party to any REAs a certificate with respect to the status thereof.

(d) All New Leases entered into by Borrower and any Borrowing Base Entities after the Third Amendment Closing Date shall by their express terms be subject and subordinate to this Agreement and the First Lien Mortgages (through a subordination provision contained in such Lease or otherwise) and shall provide that if Administrative Agent agrees to a Non-Disturbance Agreement pursuant to Section 7.1.32(f), the Person holding any rights thereunder shall attorn to Administrative Agent or any other Person succeeding to the interests of Administrative Agent upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in this Section 7.1.32.

(e) Each New Lease entered into from and after the Third Amendment Closing Date shall provide that in the event of the enforcement by Administrative Agent of any remedy under this Agreement or the First Lien Mortgages, if Administrative Agent agrees to a Non-Disturbance Agreement pursuant to Section 7.1.32(f), the Tenant under such Lease shall, at the option of Administrative Agent or of any other Person succeeding to the interest of Administrative Agent as a result of such enforcement, attorn to Administrative Agent or to such Person and shall recognize Administrative Agent or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Administrative Agent or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Borrower or the applicable Borrowing Base Entity under any such Lease (but the Administrative Agent, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of Administrative Agent’s, or such successor’s, interest in the Borrowing Base Property), (iii) any credits, claims, setoffs or defenses which any Tenant may have against Borrower or the applicable Borrowing Base Entity, (iv) any obligation under such Lease to maintain a fitness facility at the Borrowing Base Property, (v) any obligation on Borrower’s or the applicable Borrowing Base Entity’s part, pursuant to such Lease, to perform any tenant improvement work or (vi) any obligation on Borrower’s or the applicable Borrowing Base Entity’s part, pursuant to such Lease, to pay any sum of money to any Tenant. Each such New Lease shall also provide that, upon the reasonable request by Administrative Agent or such successor in interest, the Tenant shall execute and deliver an instrument or instruments confirming such attornment.

(f) Administrative Agent on behalf of the Lenders shall enter into, and, if required by applicable law to provide constructive notice or requested by a Tenant, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, substance substantially similar to the form attached to this Agreement as Exhibit L (a “Non-Disturbance Agreement”), with any Tenant (other than an Affiliate of Borrower or a Borrowing Base Entity) entering into a Lease permitted hereunder or otherwise consented to by Lender within ten (10) Business Days after written request therefor by Borrower, provided that such request is accompanied by an officer’s certificate stating that such Lease complies in all material respects with this Section 7.1.32. All reasonable third party costs and expenses incurred by Administrative Agent in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys’ fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

Section 7.1.33 Account Pledges. On the Third Amendment Closing Date, Borrower shall cause the Operating Lessees of each Borrowing Base Property to grant to Administrative Agent a valid, first lien security interest in (i) the Accounts and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Accounts, (ii) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Accounts and (iii) to the extent not covered by clauses (i) or (ii) above, all proceeds (it being agreed that solely with respect to the Borrowing Base Properties located in the United States, the term “proceeds” shall have the meaning set forth in the Uniform Commercial Code of the State in which the applicable Borrowing Base Property is located) of any or all of the foregoing. Without Administrative Agent’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not, and shall not permit the Borrowing Base Entities to, close any of the Accounts, nor take any action or omit to take any action that would result in the monies payable to the Accounts being deposited in accounts other than the Accounts.”.

Section 7.1.34 Certificate of Occupancy. Borrower has informed Administrative Agent and the Lenders that (i) no certificate of occupancy has been obtained or is required with respect to the Four Seasons Mexico City and (ii) that a certificate of occupancy has been lost or misplaced, as set forth in Section 4.1.12(a), with respect to the Marriott Lincolnshire. Borrower hereby agrees that if at any time any applicable Governmental Authority requires such a certificate of occupancy to be obtained, then Borrower shall cause such certificate to be obtained as and to the extent so required and shall promptly deliver a copy of same to Administrative Agent.

1.4.13 Section 7.2.2(b) of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“(b) Unsecured Indebtedness incurred in connection with Permitted Construction Indebtedness, subject to compliance with the covenants set forth in Section 7.2.9, not to exceed Fifty Million Dollars ($50,000,000) in aggregate principal amount at any time; provided, however, that unless and until Borrower elects the Alternative Capex/Investments Basket, Borrower will not, and will not permit Guarantor or any of Borrower’s or Guarantor’s respective Subsidiaries to, create, incur, assume or suffer to exist or otherwise become liable for any additional Indebtedness under this Section 7.2.2(b);”.

1.4.14 Section 7.2.3 of the Original Agreement is hereby amended to insert the following after the words “Borrowing Base Properties” in the last line of the first paragraph thereof:

“, Permitted Borrowing Base Liens and”

1.4.15 Sections 7.2.4(a) through (c) of the Original Agreement are hereby deleted in their entirety and the following is hereby inserted in lieu thereof:

“(a) Minimum Total Fixed Charge Coverage Ratio.

(i) Borrower will not permit the Total Fixed Charge Coverage Ratio, as of the end of any Fiscal Quarter, to be less than 1.0:1.0; provided, however, that, subject to clauses (ii) and (iii) below, for up to four (4) consecutive Fiscal Quarters, Borrower may elect once and only once, upon not less than ten (10) Business Days’ prior written notice to Administrative Agent, to reduce such ratio to 0.90:1.0 (the “Low Fixed Charge Covenant Period”). From and after Borrower’s election to implement a Low Fixed Charge Covenant

Period, the Advance Rate will be permanently reduced by five (5) percentage points from its then current percentage (subject to further reduction pursuant to Section 7.1.22(f)). During the Low Fixed Charge Coverage Period, neither Borrower nor Guarantor may authorize, declare, or pay any amount of preferred Dividends in cash or in kind, except to the extent permitted pursuant to Section 7.2.6(c). From and after the expiration of the Low Fixed Charge Covenant Period, Borrower will not permit the Total Fixed Charge Coverage Ratio, as of the end of any Fiscal Quarter, to be less than 1.0:1.0.

(ii) Notwithstanding anything to the contrary contained herein, from and after the earliest of (A) the first (1st) day of the Extension Term, (B) the date on which Borrower elects the Alternative Capex/Investments Basket, or (C) except to the extent paid pursuant to Section 7.2.6(c), the date on which Borrower resumes payment of any common Dividends in cash or in kind, (1) Borrower will not permit the Total Fixed Charge Coverage Ratio, as of the end of any Fiscal Quarter, to be less than 1.15:1.0 and (2) the Low Fixed Charge Covenant Period will no longer be available.

(iii) Notwithstanding anything to the contrary contained herein, in the event that the Initial Maturity Date occurs during the Low Fixed Charge Covenant Period, the Low Fixed Charge Covenant Period shall be deemed to have expired as of the Initial Maturity Date, regardless of whether the Initial Maturity Date occurs prior to the end of the fourth (4th) Fiscal Quarter of the Low Fixed Charge Covenant Period.

(iv) Notwithstanding anything to the contrary contained herein, from and after payment of any Catch-Up Amounts, Borrower will not permit the Total Fixed Charge Coverage Ratio, as of the end of any Fiscal Quarter, to be less than 1.10:1.00.

(b) Borrower will not permit the Total Leverage Ratio to be greater than .80 to 1.0.

(c) Borrower will not permit, as of any date, Consolidated Tangible Net Worth to be less than an amount equal to Six Hundred Million Dollars ($600,000,000) plus seventy-five percent (75%) of the net proceeds to Guarantor of any new issuances of common Capital Stock but excluding therefrom (x) the proceeds of any common Capital Stock of Guarantor or Borrower used in a transaction or a series of transactions to redeem all or any portion of an outstanding issue of Capital Stock (including payment in connection therewith of any accrued Dividends in accordance herewith) or (y) Capital Stock of Guarantor or Borrower issued to discharge Indebtedness.”.

1.4.16 Section 7.2.4(d) of the Original Agreement is hereby amended by inserting the following after the last sentence thereof:

“Notwithstanding anything to the contrary contained herein other than as set forth in the immediately succeeding sentence, Borrower shall not incur, or permit to be incurred after the Third Amendment Closing Date, any Construction Costs of the Consolidated Group (other than Construction Costs relating to projects in progress as set forth on Schedule XI, which for the avoidance of doubt excludes any projects that are currently in design or pre-development stage, such as the La Solana project) once such Construction Costs are equal to, in the aggregate, Fifty Million Dollars ($50,000,000) (the “Capex/Investments Basket”). Notwithstanding the foregoing, provided that (A) no Default has occurred and is continuing and (B) the Total Fixed Charge Coverage Ratio is not less than 1.15:1.0 calculated as of the previous Fiscal Quarter, Borrower may, upon not less than ten (10) days’ prior written notice to Administrative Agent (which notice shall contain an officer’s certificate certifying as to Borrower’s compliance with clauses (A) and (B) above), incur Construction Costs after the Third Amendment Closing Date that shall not exceed, as of any date, ten percent (10%) of Gross Asset Value (the “Alternative Capex/Investments Basket”). The election by Borrower to so utilize the Alternative Capex/Investments Basket shall be deemed to be permanent, and the Capex/Investments Basket will then no longer be available. Any payments made by Borrower, Guarantor or any Subsidiary that is not a Non-Borrowing Base Subsidiary to reduce the principal amount of any Indebtedness owed by any Non-Borrowing Base Property Subsidiary shall reduce the Capex/Investments Basket or Alternative Capex/Investments Basket, as applicable.”.

1.4.17 Section 7.2.6 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“Section 7.2.6 Restricted Payments, etc.

(a) Borrower will not, nor will Borrower permit Guarantor or any of Borrower’s or Guarantor’s respective Subsidiaries to, authorize, declare or pay any Dividends, except that:

(i) any Subsidiary of Borrower may authorize, declare and pay Dividends to Borrower or to any Subsidiary of Borrower;

(ii) except as provided in clause (a)(i) above or clause (c) below, Guarantor and Borrower may not authorize, declare or pay any amount of Dividends payable to holders of common Capital Stock or operating partnership stock in cash or in kind until the Total Fixed Charge Coverage Ratio exceeds 1.3:1.0. Once the Total Fixed Charge Coverage Ratio exceeds 1.3:1.0, Guarantor, Borrower and any of their respective Subsidiaries may authorize, declare or pay Dividends payable to holders of common Capital Stock or operating partnership stock from time to time (in addition to those permitted pursuant to the preceding clause (a)(i)), so long as (A) no Event of Default exists at the time of the respective authorization, declaration or payment or would exist immediately after giving effect thereto, and (B) calculations are made by Borrower establishing compliance with the financial covenants contained in Section 7.2.4 for the Test Period, on a pro forma basis (giving effect to the payment of the applicable Dividend);

(iii) except as provided in clause (a)(i) above or clause (c) below, Guarantor and Borrower may not authorize, declare or pay any amounts to holders of preferred Capital Stock in excess of the amounts owed thereto which accrued with respect to the most recent Fiscal Quarter (“Catch-Up Amounts”) for prior Fiscal Quarters until the Total Fixed Charge Coverage Ratio exceeds 1.15:1.00 for the prior two (2) consecutive Fiscal Quarters (such ratio shall be calculated for both quarters using a dividend amount paid to holders of preferred Capital Stock equal to the greater of (a) distributions on preferred partnership units payable by Borrower for the latest Fiscal Quarter multiplied by four (4) and (b) distributions on preferred partnership units payable by Borrower for the latest Fiscal Quarter plus any Catch Up Amounts being paid at such time); provided, however, that any transaction or series of transactions in which the common or preferred Capital Stock of Guarantor or Borrower is exchanged for additional common or preferred Capital Stock of Guarantor or Borrower shall not be deemed the payment of a Catch-Up Amount for the purposes of this Section 7.2.6(a)(iii) or Section 7.2.4(a)(iv);

(iv) provided no Event of Default exists at the time of the respective authorization, declaration or payment or would exist immediately after giving effect thereto and subject to clause (iii) above, Guarantor, Borrower and their respective Subsidiaries may authorize, declare or pay any amount of preferred Dividends;

(v) For the avoidance of doubt, nothing in this Agreement shall be interpreted as prohibiting Dividends from Subsidiaries to holders of Capital Stock in Joint Ventures; and

(vi) Guarantor and Borrower may purchase and exercise Capped Call Options.

(b) No redemption, retirement, purchase or other acquisition or similar transaction, of any class of Borrower’s or Guarantor’s outstanding Capital Stock (each, a “Share Repurchase”) shall be permitted without the consent of the Required Lenders, and (in any event) if any Event of Default shall have occurred and be continuing. The foregoing restriction shall not be deemed to apply to (i) the purchase or exercise of Capped Call Options by Borrower or Guarantor, (ii) a reverse stock split pursuant to the terms of Section 7.1.16 or (iii) a transaction or series of transactions in which an outstanding issue of the Capital Stock of Guarantor or Borrower is replaced, redeemed, or exchanged with a new issue of Capital Stock or the proceeds thereof, as applicable (or in each case portions thereof).

(c) No Dividend in cash or in kind may be paid or made by Borrower or Guarantor under this Section 7.2.6 at any time that an Event of Default shall have occurred and be continuing or would result from any such Dividend or other payment; provided, however, that notwithstanding the restrictions of Section 7.2.6(a) or the first part of this sentence, for so long as Guarantor qualifies, or has taken all other actions necessary to qualify, as a “real estate investment trust” under the Code during any Fiscal Year of Guarantor, Borrower may authorize, declare and pay quarterly cash Dividends (which may be based on estimates) to Guarantor when and to the extent necessary for Guarantor to distribute, and Guarantor may so distribute, cash Dividends to its shareholders generally in an aggregate amount not to exceed the minimum amount necessary for Guarantor to maintain its tax status as a real estate investment trust, unless Borrower receives notice from Administrative Agent of any monetary Event of Default or other material Event of Default.

(d) For avoidance of doubt, a Dividend paid or satisfied with the issuance of Capital Stock shall not be deemed to be a Dividend “in kind”.”.

1.4.18 Section 7.2 of the Original Agreement is hereby amended by inserting the following at the end thereof:

“Section 7.2.11 Borrowing Base Entity Organic Documents. Borrower shall not, and shall not permit any Borrowing Base Entity to, amend or modify any of its Organic Documents without Administrative Agent’s consent, other than to reflect any change in capital accounts, contributions, distributions or allocations or to make other changes that do not have a Material Adverse Effect.

Section 7.2.12 Partition. Borrower shall not, and shall not permit any Borrowing Base Entity to, partition any Borrowing Base Property.

Section 7.2.13 Transfer Assets. Borrower shall not, and shall not permit any Borrowing Base Entity to, Transfer any personal property unless (i) such Transfer is in the ordinary course of business, (ii) such personal property is replaced with property of reasonably equivalent value (iii) is required pursuant to the terms of the applicable Management Agreement or (iv) such Transfer is permitted by another provision of this Agreement.

Section 7.2.14 Manager.

(a) With respect to each Borrowing Base Property, Borrower shall not, and shall not permit any Borrowing Base Entity to, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, (i) materially modify, change, supplement, alter or amend any Management Agreement or waive or release any of its right and remedies under a Management Agreement that would have a Material Adverse Effect or would otherwise modify, supplement or alter the provisions relating to casualty, condemnation or the disposition of insurance proceeds or (ii) replace the Manager with any Person other than an Approved Manager or Approved Luxury Manager, as applicable. Administrative Agent shall be obligated to provide its written consent to any proposed amendment, modification or supplement to a Management Agreement, provided that (A) Administrative Agent is obligated to provide such consent pursuant to the provisions of the applicable Manager’s Consent to Assignment and Estoppel Certificate, dated as of the Third Amendment Closing Date and (B) such amendment, modification or supplement is permitted to be made by Borrower pursuant to the provisions of this Section 7.2.14(a).

(b) In the event that Borrower or any Borrowing Base Entity desires to retain a new Manager, then (i) such new Manager shall be an Approved Manager or Approved Luxury Manager, (ii) Borrower shall deliver to Administrative Agent an updated or replacement Acceptable Appraisal for such Borrowing Base Property and, notwithstanding the provisions of Section 7.1.7, Borrower shall reimburse Administrative Agent the costs thereof within thirty (30) days after receipt by Borrower of an invoice therefor and (iii) the Management Agreement with such Approved Manager or Approved Luxury Manager shall either be (x) on terms that in the aggregate (i.e., taken as a whole) are no less favorable to the Borrowing Base Entity than customary market terms or (y) approved by the Required Lenders, such approval not to be unreasonably withheld or delayed .”.

Section 7.2.15 Zoning Reclassification. Without the prior written consent of Administrative Agent, Borrower shall not, and shall not permit a Borrowing Base Entity to (a) initiate or consent to any zoning reclassification of any portion of a Borrowing Base Property that could reasonably be expected to have a material adverse effect on such Property, (b) seek any variance under any existing zoning ordinance that could result in the use of a Borrowing Base Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of a Borrowing Base Property to be used in any manner that could result in the use of such Borrowing Base Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation.”.

Section 1.5 Article VIII Amendments.

1.5.1 Section 8.1.3 of the Original Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Section 8.1.3 Non-Performance of Certain Covenants and Obligations. Borrower or any Borrowing Base Entity shall (a) default in the due performance and observance of any of its obligations under Section 7.1.1(f), Section 7.1.2 (but only to the extent arising from the failure of Guarantor or Borrower to preserve and keep in full force and effect its existence), Section 7.1.16, Section 7.1.22(b), or Section 7.2 hereof, (b) default in the due performance and observance of any of its obligations under Section 7.1.1(g), (k) or (m), Section 7.1.6, Section 7.1.14, or Section 7.1.22(c) hereof or (c) default in the due performance and observance of any of its obligations under Section 3(d), Section 4 or Section 8 of the First Lien Mortgages and such default shall continue unremedied for a period of ten (10) days (provided, however, solely in the case of a default under Section 7.1.6 hereof, Administrative Agent may, in its sole discretion, extend such ten (10) day period, but in no event by more than twenty (20) days).”.

1.5.2 Section 8.1.4 of the Original Agreement is hereby amended to insert the following after the words “The Borrower” at the beginning of the first sentence thereof:

“or any Borrowing Base Entity”.

1.5.3 Section 8.1.5 of the Original Agreement is hereby amended to insert the following after the words “Section 8.1.1” in the second parenthetical therein:

“or Indebtedness with respect to Non-Borrowing Base Property Subsidiaries”.

1.5.4 Section 8.1.6 of the Original Agreement is hereby amended to insert the following after “respective Subsidiaries” in the first sentence therein:

“(excluding Non-Borrowing Base Property Subsidiaries)”.

1.5.5 Section 8.1.8 of the Original Agreement is hereby amended to insert the following at the end thereof:

“(other than with respect to Non-Borrowing Base Property Subsidiaries).”.

1.5.6 Section 8.1.9 of the Original Agreement is hereby amended to insert the following after the words “except for” in the first parenthetical thereof:

“Non-Borrowing Base Property Subsidiaries or”.

1.5.7 Section 8.1 of the Original Agreement is hereby amended by inserting the following at the end thereof:

“Section 8.1.17 Enforceability. If any Lien granted by the First Lien Mortgages, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a perfected first priority Lien, subject to the Permitted Borrowing Base Liens (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender).

Section 8.1.18 Management Agreement. If the Management Agreement is terminated and an Approved Manager or Approved Luxury Manager is not appointed as a replacement manager pursuant to the provisions of Section 7.2.14 within sixty (60) days after such termination.

Section 8.1.19 Easements. Except as expressly permitted pursuant to the Loan Documents, if Borrower or any other Person grants any easement, covenant or restriction (other than the Permitted Borrowing Base Liens) over a Borrowing Base Property or if Borrower or any Borrowing Base Entity shall default beyond the expiration of any applicable cure period under any existing easement, covenant or restriction which affects a Borrowing Base Property, the default of which shall have a Material Adverse Effect.

Section 8.1.20 Ground Leases. If (A) a Property subject to a Ground Lease is a Borrowing Base Property and (B) there shall occur any default by the applicable Property Owner, as lessee under a Ground Lease, in the observance or performance of any term, covenant or condition of a Ground Lease on the part of such Property Owner to be observed or performed, and said default (i) would permit the Fee Owner to terminate such Ground Lease and (ii) is not cured or such Borrowing Base Property is not released pursuant to the provisions of Section 7.1.22 prior to the expiration of any applicable grace or cure period therein provided.”.

1.5.8 Section 8.3 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“Section 8.3 Action if Other Event of Default.

(a) If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, Administrative Agent, upon the direction or with the consent of the Required Lenders, shall take such action that Administrative Agent deems advisable to protect and enforce the rights of the Lenders against Borrower and in the Borrowing Base Properties, including, without limitation, (i) by written notice to the Borrower declare all of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Revolving Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate and Borrower shall automatically and immediately be obligated to deposit with Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings and (ii) enforcing or availing itself of any or all rights or remedies as set forth in the Loan Documents against Borrower and the Borrowing Base Properties, including, without limitation, all rights or remedies available at law or in equity.

(b) Unless waived in writing by Administrative Agent, and subject in all events to the express provisions of each Loan Document, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to

Administrative Agent against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Administrative Agent at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Borrowing Base Properties. Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Administrative Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) neither Administrative Agent nor the Lenders shall be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Administrative Agent and the Lenders shall remain in full force and effect until Administrative Agent and the Lenders have exhausted all of its remedies against the Borrowing Base Properties and the First Lien Mortgages have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(c) With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Administrative Agent or the Lenders to resort to the Borrowing Base Properties for the satisfaction of any of the Indebtedness, and Administrative Agent may seek satisfaction out of the Borrowing Base Properties or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Administrative Agent shall have the right from time to time to partially foreclose this Agreement and the First Lien Mortgages in any manner and for any amounts secured by this Agreement or the First Lien Mortgages then due and payable as determined by Administrative Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Administrative Agent may foreclose this Agreement and the First Lien Mortgages to recover such delinquent payments, or (ii) in the event Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Loans, Administrative Agent may foreclose this Agreement and the First Lien Mortgages to recover so much of the principal balance of the Loans as Administrative Agent may accelerate and such other sums secured by this Agreement or the First Lien Mortgages as Administrative Agent may elect. Notwithstanding one or more partial foreclosures, the Borrowing Base Properties shall remain subject to this Agreement and the First Lien Mortgages to secure payment of sums secured by this Agreement and the First Lien Mortgages and not previously recovered.”.

Section 1.6 Article XI Amendment

1.6.1 The Original Agreement is hereby amended by inserting the following at the end thereof:

“ARTICLE XI

CONDOMINIUM

Section 11.1 Covenants.

11.1.1 Borrower shall, and shall cause the Punta Mita Borrowing Base Entities to, cause the Condominium Board to deliver to Administrative Agent within sixty (60) days after written request, an estoppel certificate from the Condominium Board in the form required under the Condominium Documents (or if no form is required under the Condominium Documents, in a form reasonably acceptable to Administrative Agent); provided, however, that for so long as Borrower or the Borrowing Base Entities are diligently proceeding in good faith to obtain such estoppel certificate, Borrower’s failure to obtain such estoppel certificate shall not be deemed a Default.

11.1.2 Borrower shall, and shall cause the Punta Mita Borrowing Base Entities to, observe and perform each and every material term to be observed or performed by Punta Mita Borrowing Base Entities pursuant to the terms of the Condominium Documents.

11.1.3 Borrower shall promptly deliver to Lender a true and full copy of all notices of default received by Borrower or the Punta Mita Borrowing Base Entities with respect to any obligation or duty of the Punta Mita Borrowing Base Entities under the Condominium Documents. Without the prior written consent of Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed), Borrower shall not, and shall not permit the Punta Mita Borrowing Base Entities to, approve or otherwise agree or consent to (by affirmative action or inaction on its part) any decisions that require the concurrence or vote of the Punta Mita Borrowing Base Entities pursuant to the Condominium Documents that could reasonably be expected to have a material adverse effect on the Units or the Common Elements.

11.1.4 Without the prior written consent of Administrative Agent, Borrower shall not, and shall not permit the Punta Mita Borrowing Base Entities to (i) institute any action or proceeding for partition of the Units, under the Condominium Documents that could reasonably be expected to have a material adverse effect on the Units, (ii) vote for or consent to any modification of, amendment to or relaxation in the enforcement of the

Condominium Documents that could reasonably be expected to have a material adverse effect on the Units or the Common Elements (taken as a whole) or (iii) in the event of damage to or destruction of the Units, the Common Elements, vote in opposition to a motion to repair, restore or rebuild the same contrary to the provisions of Article XII hereof.

11.1.5 Without the prior written consent of Administrative Agent, Borrower shall not, and shall not permit the Punta Mita Borrowing Base Entities to, vote for, agree to or acquiesce in any termination of the Condominium Documents that could reasonably be expected to have a material adverse effect on the Units or the Common Elements (taken as a whole). Any agreement to which Borrower or the Punta Mita Borrowing Base Entities is a party whereby any of the Condominium Documents is terminated or the Units are withdrawn therefrom (and replacement Condominium Documents reasonably approved by Administrative Agent are not simultaneously recorded) shall constitute a Transfer prohibited under this Agreement.

Section 11.2 Representations. Borrower hereby represents and warrants as follows:

11.2.1 To Borrower’s knowledge, the Condominium Documents are in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred, that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The Punta Mita Borrowing Base Entities are not party to any other agreements or understandings other than the Condominium Documents with respect to the Units.

11.2.2 Neither the Third Amendment Transaction nor the exercise of any remedies by Administrative Agent permitted thereunder, will adversely affect Borrower’s or the Punta Mita Borrowing Base Entities’ rights under the Condominium Documents.

11.2.3 A Punta Mita Borrowing Base Entity owns fee simple title to the Sub-Condominium Unit RC-1/A of Sub-Condominium RC-1 of Punta Mita Condominium, Sub-Condominium Unit RC-1/B of Sub-Condominium RC-1 of Punta Mita Condominium, Sub-Condominium Unit RC-1/G of Sub-Condominium RC-1 of Punta Mita Condominium (collectively, the “Units”).

11.2.4 There have been no common charges, common expenses, unit expenses nor special levies assessed or levied against the Units by the Condominium Board except for annual maintenance fees. The annual maintenance fee for calendar year 2008 was $3,514,691.26 MXP plus VAT for a total of $4,041,894.95 MXP. The 2009 annual fees have yet to be billed.

11.2.5 To the extent required under the Condominium Documents, the Condominium Board has received notice from the Punta Mita Borrowing Base Entities that the Units have been encumbered with the applicable First Lien Mortgage. Administrative Agent is permitted under the Condominium Documents as a mortgagee of the Units, and the recordation of the applicable First Lien Mortgage is permitted under the Condominium Documents.

11.2.6 All obligations required to be performed by the Punta Mita Borrowing Base Entities prior to the date hereof in connection with the maintenance, repair and replacement of any portion of the Units have been satisfied.

11.2.7 To Borrower’s knowledge, all obligations and conditions under the Condominium Documents to be performed to date by either the Condominium Board or the Punta Mita Borrowing Base Entities with respect to the Units have been satisfied.

11.2.8 To Borrower’s knowledge, there is no proposed amendment of the Condominium Documents.

11.2.9 To Borrower’s knowledge, there is no proposed termination of condominium status or transfer of any part of the Common Elements.

11.2.10 To Borrower’s knowledge, (i) no portion of the Condominium has been the subject of a Taking and (ii) there is no proposed Taking that affects any portion of the Units or the Condominium.

ARTICLE XII

CONDEMNATION AND INSURANCE PROCEEDS

Section 12.1 Notification. Borrower shall promptly notify Administrative Agent in writing upon obtaining knowledge (provided that knowledge of a Borrowing Base Entity shall be deemed to be imputed to Borrower) of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (ii) the occurrence of any casualty, damage or injury to, a Borrowing Base Property or any portion thereof, the restoration of which is estimated by Borrower in good faith to cost more than the Casualty Amount. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

Section 12.2 Proceeds. In the event of any Taking of or any casualty or other damage or injury to a Borrowing Base Property, (A) Borrower’s and any Borrowing Base Entity’s right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the Third Amendment Closing Date), and (B) payments which Borrower or a Borrowing Base Entity may receive or to which Borrower may become entitled with respect to a

Borrowing Base Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, “Proceeds”), in connection with any such Taking of, or casualty or other damage or injury to, a Borrowing Base Property or any part thereof are hereby assigned by Borrower and, in the case of such Borrowing Base Entity’s interest in the Proceeds, shall be caused by Borrower to be assigned to Administrative Agent and, except as otherwise herein provided, shall be paid to Administrative Agent. Borrower shall and shall cause the applicable Borrowing Base Entity to, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Borrower’s, the applicable Manager’s or such Borrowing Base Entity’s right to receive the direct payment of any Proceeds as herein provided, will cause the same to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of an Event of Default, Borrower or the applicable Borrowing Base Entity may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount. Whether or not an Event of Default shall have occurred and be continuing, Administrative Agent shall have the right to approve, such approval not to be unreasonably withheld, any settlement which might result in any Proceeds in excess of the Casualty Amount, and Borrower or the applicable Borrowing Base Entity shall deliver or cause to be delivered to Administrative Agent all instruments reasonably requested by Administrative Agent to permit such approval. Borrower shall pay all reasonable out-of-pocket costs, fees and expenses reasonably incurred by Administrative Agent (including all reasonable attorneys’ fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at a rate equal to the Alternate Base Rate then in effect for Base Rate Loans plus the Applicable Margin for Base Rate Loans plus two percent (2%) to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Administrative Agent, in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower or the applicable Borrowing Base Entity and may be retained by Borrower or such Borrowing Base Entity pursuant to this Section 12.2, such Proceeds shall, until the completion of the related Work, be held in trust for Administrative Agent (but shall not required to be segregated from other funds of Borrower or such Borrowing Base Entity) to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds exceed the Casualty Amount, such Proceeds shall be forthwith paid directly to and held by Administrative Agent in a Proceeds reserve account in trust for Borrower, in each case to be applied or disbursed in accordance with this Section 12.2. If an Event of Default shall have occurred and be continuing, or if Borrower or the applicable Borrowing Base Entity fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Borrower’s receipt of written notice from Administrative Agent, Borrower hereby irrevocably empowers, and shall cause the applicable Borrowing Base Entity to irrevocably empower, Administrative Agent, in the name of Borrower or such Borrowing Base Entity, as applicable, as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Administrative Agent and to collect and to make receipt for any such payment, all at Borrower’s expense (including payment of and interest thereon at a rate equal to the Alternate Base Rate then in effect for Base Rate Loans plus the Applicable

Margin for Base Rate Loans plus two percent (2%) for any amounts advanced by Administrative Agent pursuant to this Section 12.2). Notwithstanding anything contained in the Loan Documents, including this Article XII, to the contrary, all rights, restrictions and provisions relating to Takings or casualties shall be subject to the rights of Managers and the obligations of Properties Owners and Operating Lessees under the applicable Management Agreements.

Section 12.3 Major Casualty/Condemnation Events. If a Major Casualty/Condemnation Event occurs, then Borrower shall (A) promptly deliver to Administrative Agent an updated or replacement Acceptable Appraisal reflecting the casualty or Taking at such Borrowing Base Property and, notwithstanding the provisions of Section 7.1.7, Borrower shall reimburse Administrative Agent the costs thereof within thirty (30) days after receipt by Borrower of an invoice therefor, (B) as soon as practicable after the occurrence of such Major Casualty/Condemnation Event, but in no event later than thirty (30) days after the occurrence of such Major Casualty/Condemnation Event, either (x) release such Borrowing Base Property from the lien of the applicable First Lien Mortgage pursuant to Section 7.1.22 (other than Section 7.1.22(f)(ii)) of this Agreement if Borrower is entitled to release such Borrowing Base Property under Section 7.1.22 (other than Section 7.1.22(f)(ii)) or (y) if such release is not permitted hereunder pursuant to Section 7.1.22 (other than Section 7.1.22(f)(ii)), restore the applicable Borrowing Base Property pursuant to Section 12.4, provided that such restoration obligations set forth therein shall be subject to the casualty and condemnation provisions set forth in the applicable Management Agreement.

Section 12.4 Borrower or Borrowing Base Entity to Restore.

12.4.1 Provided Borrower has not released the applicable Borrowing Base Property pursuant to Section 12.3, promptly after the occurrence of any damage or destruction to all or any portion of a Borrowing Base Property or a Taking of a portion of such Borrowing Base Property, Borrower shall commence and diligently prosecute, or cause the applicable Borrowing Base Entity to commence and diligently prosecute, to completion, subject to Excusable Delays, the repair, restoration and rebuilding of such Borrowing Base Property (in the case of a partial Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Borrowing Base Liens (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the “Work”). The plans and specifications shall require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character prior to the damage or destruction (provided, however, that in the case of a partial Taking, the applicable Borrowing Base Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, such Borrowing Base Property shall be at least equal in general utility to the applicable Borrowing Base Entities prior to the damage or destruction; it being understood, however, that Borrower and the applicable Borrowing Base Entity shall not be obligated to restore such Borrowing Base Property to the precise condition of such Borrowing Base Property prior to any partial Taking of, or casualty or other damage or injury to, such Borrowing Base Property. Subject to Borrower’s right to elect to release the applicable Borrowing Base Property pursuant to Section 12.3.1, Borrower shall be obligated to restore the Borrowing Base Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this Article XII at Borrower’s sole cost and expense whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Borrower by Administrative Agent in accordance with this Agreement.

12.4.2 Administrative Agent shall make the Proceeds that it is holding pursuant to the terms hereof (after payment of any reasonable out-of-pocket expenses actually incurred by Administrative Agent in connection with the collection thereof plus interest thereon at a rate equal to the Alternate Base Rate then in effect for Base Rate Loans plus the Applicable Margin for Base Rate Loans plus two percent (2%) (from the date advanced through the date of reimbursement) to the extent the same are not paid within ten (10) Business Days after request for reimbursement by Administrative Agent) available to Borrower for payment of or reimbursement of Borrower’s expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth in paragraphs (a) through (d) below and in Section 12.5:

(a) at the time of loss or damage or at any time thereafter while Borrower or the applicable Borrowing Base Entity is holding any portion of the Proceeds, there shall be no continuing Event of Default;

(b) if, at any time, the estimated cost of the Work (as estimated by Borrower or the Independent Architect referred to in clause (c) below, if applicable) shall exceed the Proceeds (a “Deficiency”) and for so long as a Deficiency shall exist, Administrative Agent shall not be required to make any Proceeds disbursement to Borrower unless Borrower (within a reasonable period of time after receipt of such estimate), at its election, either deposits with or delivers to Administrative Agent (A) cash and Cash Equivalents in an amount equal to the estimated cost of the Work less the Proceeds, or (B) such other evidence of Borrower’s ability to meet such excess costs and which is reasonably satisfactory to Administrative Agent;

(c) Each of Administrative Agent and the Independent Architect shall have reasonably approved the plans and specifications for the Work reasonably estimated to exceed five percent (5%) of the Appraised Value of such Borrowing Base Property immediately prior to such casualty or Taking and any change orders in connection with such plans and specifications; and

(d) Administrative Agent shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied, to the extent such estimate shall exceed five percent (5%) of the Appraised Value of such Borrowing Base Property immediately prior to such casualty or Taking, by an Independent Architect’s certification as to such costs and appropriate plans and specifications for the Work. Borrower shall restore, or shall cause to be restored, all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

Section 12.5 Disbursement of Proceeds.

12.5.1 Disbursements of the Proceeds in cash and Cash Equivalents to Borrower hereunder shall be made from time to time (but not more frequently than once in any month) by Administrative Agent but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Administrative Agent of (i) an Officer’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Borrowing Base Liens, (ii) evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed in connection with such Work have been paid for in full and (B) there exists no notices of pendency, stop orders, mechanic’s liens or notices of intention to file same (unless the same is required by state law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the applicable Borrowing Base Property arising out of the Work which have not been either fully bonded to the satisfaction of Administrative Agent or discharged of record or in the alternative, fully insured to the satisfaction of Administrative Agent by the Title Company that issued the Title Policy or otherwise contested in accordance with Section 7.1.31 and (iii) an Independent Architect’s certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, as certified by the Independent Architect, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety percent (90%) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time, and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to Section 12.4.2 above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Administrative Agent shall be made upon receipt by Administrative Agent of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and the filing of a notice of completion and the expiration of the period provided under the law of the state for the filing of mechanics’ and materialmens’ liens which are entitled to priority as to other creditors, encumbrances and purchasers, as certified pursuant to an Officer’s Certificate, and delivery of a certificate of occupancy with respect to the Work, or, if not applicable, an Officer’s Certificate to the effect that a certificate of occupancy is not required.

12.5.2 If, after the Work is completed in accordance with the provisions hereof and Administrative Agent receives evidence that all costs of completion have been paid, there are any excess Proceeds, such excess Proceeds shall be paid over to Borrower.

ARTICLE XIII

MAINTENANCE OF PROPERTY

Section 13.1 Maintenance of Property. Borrower shall keep and maintain, and cause the applicable Borrowing Base Entities to keep and maintain, the Borrowing Base Properties and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Borrowing Base Properties in any material respect. Borrower further covenants to do, and to cause the applicable Borrowing Base Entities to do, all other acts which from the character or use of the Borrowing Base Properties may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Borrower shall not remove or demolish, or permit the applicable Borrowing Base Entities to remove or demolish, any Improvement on the Borrowing Base Properties except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

Section 13.2 Conditions to Alterations. Provided that no Event of Default shall have occurred and be continuing hereunder, Borrower shall have the right, without Administrative Agent’s consent, to undertake any alteration, improvement, demolition or removal of a Borrowing Base Property or any portion thereof (any such alteration, improvement, demolition or removal, an “Alteration”) so long as (i) Borrower provides Administrative Agent with prior written notice of any Material Alteration, and (ii) such Alteration is undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents, is not prohibited by any relevant REAs and the Leases and shall not, upon completion (giving credit to rent and other charges attributable to Leases executed upon such completion), have a Material Adverse Effect on the value, use or operation of the applicable Borrowing Base Property taken as a whole or otherwise. Borrower shall deliver to Administrative Agent, for information purposes only and not for approval by Administrative Agent, detailed plans and specifications and cost estimates therefor, for any Material Alterations. Such plans and specifications may be revised at any time and from time to time by Borrower; provided that material revisions of such plans and specifications are filed with Administrative Agent, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the applicable Borrowing Base Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements. Notwithstanding anything in this Article XIII to the contrary, the restrictions contained herein are subject to the rights of a Manager under any applicable Management Agreement to undertake Alterations or cause Borrower or any Subsidiary to undertake Alterations, subject, in each case, to the provisions of Section 7.2.14 of this Agreement

Section 13.3 Costs of Alterations. Notwithstanding anything to the contrary contained in this Article XIII, no Material Alteration or Alteration which when aggregated with all other related Alterations (other than Material Alterations) then being undertaken by Borrower or the applicable Borrowing Base Entities exceeds the Threshold Amount, shall be performed by or on behalf of Borrower or the applicable Borrowing Base Entities unless Borrower shall have delivered to Administrative Agent cash and Cash Equivalents as security in an amount not less than the estimated cost of the Material Alteration or the Alterations minus the Threshold Amount. In addition to payment or reimbursement from time to time of Borrower’s or the applicable Borrowing Base Entities’ expenses incurred in connection with any Material Alteration or any such Alteration, the amount of such security shall be reduced on any given date to the written estimate of the cost to complete the Material Alteration or the Alterations (including any retainages), free and clear of Liens, other than Permitted Borrowing Base Liens. Costs which are subject to retainage (which in no event shall be less than five percent (5%) in the aggregate) shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Article XII, the amount of the cash and Cash Equivalents to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration, less the sum of the amount of any Proceeds which Borrower may be entitled to withdraw pursuant to Article XII and which are held by Administrative Agent in accordance with Article XII. Payment or reimbursement of Borrower’s or the applicable Borrowing Base Entity’s expenses incurred with respect to any Material Alteration or any such Alteration shall be accomplished upon the terms and conditions specified in Article XII.

At any time after substantial completion of any Material Alteration or any such Alteration in respect of which cash and Cash Equivalents is deposited pursuant hereto,

the whole balance of any cash and Cash Equivalents so deposited by Borrower with Administrative Agent and then remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Borrower and shall be paid by Administrative Agent to Borrower, and any other cash and Cash Equivalents so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Borrower, within ten (10) days after receipt by Administrative Agent of an application for such withdrawal and/or release together with an Officer’s Certificate, setting forth in substance as follows:

13.3.1 that the Material Alteration or Alteration in respect of which such cash and Cash Equivalents was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Administrative Agent under Section 13.2 and that, if applicable, a certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

13.3.2 that to the knowledge of the certifying Person all amounts which Borrower or the applicable Borrowing Base Entity is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in good faith and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations (or such waivers are not customary and reasonably obtainable by prudent managers in the area where the applicable Borrowing Base Property is located).

Notwithstanding anything in the Loan Documents, including this Article XIII, to the contrary, all rights, restrictions and provisions relating to maintenance and Alterations shall be subject to the rights of the Manager and obligations of the Property Owner and Operating Lessees under the applicable Management Agreements.

ARTICLE XIV

GROUND LEASE

Section 14.1 Leasehold Representations, Warranties. Borrower hereby represents and warrants as follows:

14.1.1 the Lincolnshire Ground Lease is in full force and effect, unmodified by any writing or otherwise, and Borrower has not waived, canceled or surrendered any of its rights thereunder;

14.1.2 all rent, additional rent and/or other charges reserved in or payable under the Lincolnshire Ground Lease have been paid to the extent that they are payable to the Third Amendment Closing Date;

14.1.3 the Lincolnshire Ground Lessee enjoys the quiet and peaceful possession of the Lincolnshire Leasehold Estate;

14.1.4 the Lincolnshire Ground Lessee has not delivered or received any notices of default under the Lincolnshire Ground Lease and to the best of Borrower’s knowledge the Lincolnshire Ground Lessee is not in default under any of the terms of the Lincolnshire Ground Lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute a default under the Lincolnshire Ground Lease;

14.1.5 To the best knowledge of Borrower, Lincolnshire Fee Owner is not in default under any of the terms of the Lincolnshire Ground Lease on its part to be observed and performed;

14.1.6 Borrower has delivered to Administrative Agent a true, accurate and complete copy of the Lincolnshire Ground Lease; and

14.1.7 Borrower knows of no adverse claim to the title or possession of the Lincolnshire Ground Lessee or the Lincolnshire Fee Owner.

Section 14.2 Cure by Administrative Agent. In the event of a default by a Ground Lessee in the performance of any of its obligations under a Ground Lease, (i) which default would permit the Fee Owner to terminate such Ground Lease and (ii) Borrower or the applicable Borrowing Base Entities are not diligently prosecuting the cure thereof, then, in each and every such case, Borrower shall cause the Ground Lessee to (A) permit Administrative Agent to, at its option, cause the default or defaults to be remedied and (B) otherwise exercise any and all rights of the Ground Lessee thereunder in the name of and on behalf of the Ground Lessee. Borrower shall cause the Ground Lessee to, on demand, reimburse Administrative Agent for all advances made and expenses incurred by Administrative Agent in curing any such default (including, without limitation, reasonable attorneys’ fees and disbursements), together with interest thereon at a rate equal to the Alternate Base Rate then in effect for Base Rate Loans plus the Applicable Margin for Base Rate Loans plus two percent (2%) from the date that such advance is made to and including the date the same is paid to Administrative Agent.

Section 14.3 Option to Renew or Extend a Ground Lease. Borrower shall cause each Ground Lessee to give Administrative Agent written notice of its intention to exercise each and every option, if any, to renew or extend the term of a Ground Lease, at least thirty (30) days prior to the expiration of the time to exercise such option under the terms thereof (the “Exercise Period”). If required by Administrative Agent, Borrower shall cause such Ground Lessee to duly exercise during the Exercise Period any renewal or extension option with respect to such Ground Lease if Administrative Agent reasonably determines that the exercise of such option is necessary to protect the Collateral. If such Ground Lessee intends to renew or extend the term of such Ground Lease, Borrower shall deliver to Administrative Agent, with the notice of such decision, a copy of the notice of renewal or extension delivered to the Fee Owner, together with the terms and conditions of such renewal or extension. If such Ground Lessee does not renew or extend before or during the Exercise Period the term of such Ground Lease, Administrative Agent may, at its option (if Administrative Agent reasonably determines that the exercise of such option is necessary to protect the Collateral), exercise during the Exercise Period the option to renew or extend, subject to the terms thereof, in the name of and on behalf of such Ground Lessee. Borrower shall cause (and with respect to the Lincolnshire Ground Lessee does cause) each Ground Lessee to irrevocably appoint Administrative Agent as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of such Ground Lessee, all instruments and agreements necessary under the Lincolnshire Ground Lease or otherwise to cause (if Administrative Agent reasonably determines that the exercise of such option is necessary to protect the Collateral) any renewal or extension of the Ground Lease during the Exercise Period.

Section 14.4 Ground Lease Covenants.

14.4.1 Waiver of Interest in New Ground Lease. In the event a Ground Lease shall be terminated by reason of a default thereunder by the Ground Lessee and Administrative Agent shall require from Fee Owner a new ground lease, Borrower hereby waives and shall cause such Ground Lessee to waive any right, title and interest in and to such new Ground Lease or the leasehold estate created thereby, waiving all rights of redemption now or hereafter operable under any law.

14.4.2 No Election to Terminate. Borrower shall not permit a Ground Lessee to elect to treat a Ground Lease as terminated, canceled or surrendered pursuant to the applicable provisions of the Bankruptcy Code (including, without limitation, Section 365(h)(1) thereof) without Administrative Agent’s prior written consent in the event of Fee Owner’s bankruptcy. In addition, Borrower shall, in the event of Fee Owner’s bankruptcy, cause the applicable Ground Lessee to reaffirm and ratify the legality, validity, binding effect and enforceability of the applicable Ground Lease and to remain in possession of the Leasehold Estate and any Improvements, notwithstanding any rejection thereof by Fee Owner or any trustee, custodian or receiver.

14.4.3 Notice Prior to Rejection. Borrower shall give Administrative Agent not less than thirty (30) days prior written notice of the date on which a Ground Lessee shall apply to any court or other governmental authority for authority and permission to reject a Ground Lease in the event that there shall be filed by or against the Borrower or Ground Lessee any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect and if a Ground Lessee determines to reject the applicable Ground Lease. Administrative Agent shall have the right, but not the obligation, to serve upon Borrower within such thirty (30) day period a notice stating that (i) Administrative Agent demands that Borrower cause such Ground Lessee to assume and assign such Ground Lease to Administrative Agent subject to and in accordance with the Bankruptcy Code, and (ii) Administrative Agent covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by Administrative Agent and of future performance under such Ground Lease. If Administrative Agent serves upon Borrower the notice described above, Borrower shall not permit such Ground Lessee to seek to reject such Ground Lease and shall comply with the demand provided for clause (i) above within fifteen (15) days after the notice shall have been given by Administrative Agent.

14.4.4 Administrative Agent Right to Perform. During the continuance of an Event of Default, Borrower shall cause each Ground Lessee to permit Administrative Agent to have the right, but not the obligation, (i) to perform and comply with all obligations of a Ground Lessee under the applicable Ground Lease without relying on any grace period provided therein, (ii) to do and take, without any obligation to do so, such actions as Administrative Agent deems necessary or desirable to prevent or cure any default by a Ground Lessee under the applicable Ground Lease, including, without limitation, any act, deed, matter or thing whatsoever that a Ground Lessee may do in order to cure a default under the applicable Ground Lease and (iii) to enter in and upon the subject Property or any part thereof to such extent and as often as Administrative Agent deems necessary or desirable in order to prevent or cure any default of a Ground Lessee under the applicable Ground Lease. Borrower shall, within five (5) Business Days after written request is made therefor by Administrative Agent, execute and deliver, or cause the applicable Ground Lessee to execute and deliver, to Administrative Agent or to any party designated by Administrative Agent, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Administrative Agent pursuant to this Section 14.4.4 or as may otherwise be required by Administrative Agent.

14.4.5 Administrative Agent Attorney in Fact. In the event of any arbitration under or pursuant to a Ground Lease in which Administrative Agent elects to participate, Borrower shall cause the applicable Ground Lessee to irrevocably appoint Administrative Agent as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise, during the continuance of an Event of Default, all right, title and interest of such Ground Lessee in connection with such arbitration, including, without limitation, the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Borrower, such Ground Lessee and Administrative Agent. All costs and expenses incurred by Administrative Agent in connection with such arbitration and the settlement thereof shall be borne solely by Borrower, including, without limitation, attorneys’ fees and disbursements. Nothing contained in this Section 14.4.5 shall obligate Administrative Agent to participate in any such arbitration.

14.4.6 Payment of Rent. Borrower shall cause each Ground Lessee to promptly pay the rent and all other sums and charges mentioned in, and payable under, the applicable Ground Lease.

14.4.7 Performance of Covenants. Borrower shall cause each Ground Lessee to promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under the applicable Ground Lease, the breach of which could permit any party to such Ground Lease validly to terminate such Ground Lease (including, without limitation, all payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under such Ground Lease, shall not waive, excuse or discharge any of the material obligations of Fee Owner without Administrative Agent’s prior written consent in each instance, and shall diligently and continuously enforce the obligations of the Fee Owner.

14.4.8 No Defaults. Borrower shall cause each Ground Lessee not to do, permit or suffer any event or omission as a result of which there could occur a default by a Ground Lessee under a Ground Lease or any event which, with the giving of notice or the passage of time, or both, would constitute a default by a Ground Lessee under a Ground Lease which, in any of the foregoing events, could permit any party to a Ground Lease validly to terminate the Ground Lease (including, without limitation, a default in any payment obligation), and Borrower shall cause each Ground Lessee to obtain the consent or approval of Fee Owner to the extent required pursuant to the terms of a Ground Lease.

14.4.9 No Modification. Borrower shall not permit a Ground Lessee to cancel, terminate, surrender, modify or amend or in any way alter, surrender all or any portion of the subject Property, permit the alteration of any of the provisions of a Ground Lease or agree to any termination, amendment, modification or surrender of a Ground Lease without Administrative Agent’s prior written consent in each instance, which consent shall not be unreasonably withheld, provided such amendment or modification does not increase a Ground Lessee’s obligations thereunder or shorten the term thereof.

14.4.10 Notices of Default. Borrower shall deliver and shall cause each Ground Lessee to deliver to Administrative Agent copies of any notice of default by any party under the applicable Ground Lease, or of any notice from Fee Owner of its intention to terminate a Ground Lease or to re-enter and take possession of any portion of the subject Property, immediately upon delivery or receipt of such notice, as the case may be.

14.4.11 Delivery of Information. Borrower shall cause each Ground Lessee to promptly furnish to Administrative Agent copies of such information and evidence as Administrative Agent may reasonably request concerning such Ground Lessee’s due observance, performance and compliance with the terms, covenants and conditions of the applicable Ground Lease.

14.4.12 No Subordination. Borrower shall not permit a Ground Lessee to consent to the subordination of a Ground Lease to any mortgage or other lease of the fee interest in any portion of the subject Property except as may be required by such Ground Lease.

14.4.13 Further Assurances. Borrower, at its sole cost and expense, shall cause each Ground Lessee to execute and deliver to Administrative Agent, within five (5) Business Days after request, such documents, instruments or agreements as may be reasonably required to permit Administrative Agent to cure any default under the applicable Ground Lease.

14.4.14 Estoppel Certificates. Borrower shall cause each Ground Lessee to use its reasonable efforts to obtain and deliver to Administrative Agent within twenty (20) days after written demand by Administrative Agent, an estoppel certificate from the applicable Fee Owner setting forth (i) the name of the lessee and the lessor thereunder, (ii) that the applicable Ground Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the date to which all rental charges have been paid by the lessee under the applicable Ground Lease, (iv) whether there are any alleged defaults of the lessee under the applicable Ground Lease and, if there are, setting forth the nature thereof in reasonable detail, (v) if the lessee under the applicable Ground Lease shall be in default, the default and (vi) such other matters as Administrative Agent shall reasonably request.

14.4.15 Administrative Agent Right to Participate. Borrower acknowledges and shall cause each Ground Lessee to acknowledge that Administrative Agent shall have the right, but not the obligation, to proceed in respect of any claim, suit, action or proceeding relating to the rejection of a Ground Lease by the applicable Fee Owner as a result of such Fee Owner’s bankruptcy, including, without limitation, the right to file and prosecute any and all proofs of claims, complaints, notices and other documents in any case in respect of such Fee Owner under and pursuant to the Bankruptcy Code.

14.4.16 No Liability. Administrative Agent shall have no liability or obligation under any Ground Lease by reason of its acceptance of the First Lien Mortgages, this Agreement and the other Loan Documents. Administrative Agent shall be liable for the obligations of a Ground Lessee arising under a Ground Lease for only that period of time during which Administrative Agent is in possession of the portion of the subject Property covered by said lease or has acquired, by foreclosure or otherwise, and is holding all of Borrower’s right, title and interest therein.”.

Section 1.7 Amendments to Schedules, Exhibits and References Thereto.

1.7.1 All Schedules to the Original Agreement are hereby deleted in their entirety and replaced with Schedules I through XIX as set forth on Exhibit A to this Third Amendment. From and after the Third Amendment Closing Date, any representation made after such date as to the accuracy or completeness of any Schedule as of the Closing Date shall be deemed to be amended so as to refer to the amended and restated Schedules attached hereto as of the Third Amendment Closing Date. The Original Agreement is hereby amended by inserting Exhibits K and L (as set forth on Exhibit B to this Third Amendment) following Exhibit J of the Original Agreement.

II.	AMENDMENTS TO OTHER LOAN DOCUMENTS

Section 2.1 Omnibus Amendment to All Loan Documents.

2.1.1 As of the date hereof, each reference to the defined terms that have been modified pursuant to this Third Amendment shall be deemed to be a reference to such defined term as so modified.

III.	CONDITIONS TO EFFECTIVENESS OF THIS THIRD AMENDMENT

Section 3.1 Conditions Precedent to this Third Amendment. The obligations of Lenders to make any Loans and the obligations of the Issuer to issue any Letter of Credit shall be subject to the prior or concurrent satisfaction or waiver (which shall be waived if Administrative Agent executes and delivers this Third Amendment without requiring satisfaction at such time, subject to any post-closing conditions agreement) of each of the conditions precedent set forth in this Section 3.1 and in Section 6.3 on or before the Third Amendment Closing Date.

3.1.1 Execution of Third Amendment. On or prior to the Third Amendment Closing Date, there shall have been delivered to Administrative Agent for the account of each Lender duly executed copies of this Third Amendment.

3.1.2 Amended and Restated Revolving Notes. On or prior to the Third Amendment Closing Date, there shall have been delivered to Administrative Agent for the account of each Lender duly executed copies of the Amended and Restated Revolving Notes.

3.1.3 Reaffirmation of Guaranty. The Guarantor shall have duly authorized, executed and delivered to Administrative Agent the Reaffirmation of Guaranty.

3.1.4 Reaffirmation of Subsidiary Guaranty. The Subsidiary Guarantors shall have duly authorized, executed and delivered to Administrative Agent the Reaffirmation of Subsidiary Guaranty, and each Borrowing Base Entity of a Borrowing Base Property that is not a party to the Subsidiary Guaranty shall execute a signature page acknowledging its liability as a Subsidiary Guarantor.

3.1.5 Reaffirmation of Guarantor Pledge Agreement. The Guarantor shall have duly authorized, executed and delivered to Administrative Agent the Reaffirmation of Guarantor Pledge Agreement.

3.1.6 Reaffirmation of Subsidiary Pledge Agreement. The Subsidiary Guarantors shall have duly authorized, executed and delivered to Administrative Agent the Reaffirmation of Subsidiary Pledge Agreement.

3.1.7 D.C. Loan Subordination. Borrower and SHC Washington, L.L.C shall have duly authorized, executed and delivered to Administrative Agent the D.C. Loan Subordination.

3.1.8 Reaffirmation of D.C. Loan Pledge. The pledgor under the D.C. Loan Pledge shall have duly authorized, executed and delivered to Administrative Agent the Reaffirmation of D.C. Loan Pledge.

3.1.9 Third Amendment Fee Letter. Borrower shall have duly authorized, executed and delivered to Administrative Agent the Third Amendment Fee Letter.

3.1.10 Closing Date Certificate. Administrative Agent shall have received, with counterparts for each Lender, a closing date certificate in the form of Exhibit N attached hereto, dated the Third Amendment Closing Date and duly executed and delivered by an Authorized Officer of Borrower.

3.1.11 Projections; Solvency Certificate. On or prior to the Third Amendment Closing Date, there shall have been delivered to Administrative Agent:

projected financial and cash flow statements for the Consolidated Group for the period from the Closing Date to and including at least December 31, 2010 (the “Projections”), which Projections shall reflect the forecasted financial condition, income and expenses and cash flows of the Consolidated Group after giving effect to the Transaction; and

a solvency certificate as to Borrower and its Subsidiaries, taken as a whole, from an Authorized Financial Officer, substantially in the form of Exhibit M attached hereto, addressed to Administrative Agent and the Lenders and dated the Third Amendment Closing Date.

3.1.12 First Lien Mortgages and Assignment of Leases and Rents. Administrative Agent shall have received evidence that original counterparts of the First Lien Mortgages and Assignment of Leases and Rents, in proper form for recordation, have been delivered to the Title Company for recording, so as effectively to create, in the reasonable judgment of Administrative Agent, upon such recording valid and enforceable first priority Liens upon the Borrowing Base Properties, in favor of Administrative Agent (or such other trustee as may be required or desired under local law), subject only to Permitted Borrowing Base Liens and such other Liens as are permitted pursuant to the Loan Documents.

3.1.13 Mexico Pledge Agreement. The Operating Lessees and the Property Owners of the Four Seasons Punta Mita and the Four Seasons Mexico City shall have duly authorized, executed and delivered to Administrative Agent the Mexico Pledge Agreement.

3.1.14 UCC Financing Statements. Administrative Agent shall have received evidence that the UCC financing statements relating to the First Lien Mortgages and the Agreement have been delivered to the Title Company for filing in the applicable jurisdictions.

3.1.15 Account Control Agreements. Each applicable Borrowing Base Entity that is the holder of an Account and The PrivateBank and Trust Company shall have duly authorized, executed and delivered to Administrative Agent an Account Control Agreement in form and substance reasonably acceptable to Administrative Agent with respect to such Account.

3.1.16 Lenders’ Fees. Borrower shall have paid to each Lender that executes this Third Amendment on or before the Third Amendment Closing Date a fee in an amount equal to the product of (x) 0.75 times (y) the sum of such approving Lender’s Revolving Loan Commitment and Letter of Credit Commitment.

3.1.17 Survey. Administrative Agent shall have received copies of the Surveys listed on Schedule XVI attached to the Agreement.

3.1.18 Zoning. Administrative Agent shall have received (i) letters or other evidence with respect to each Borrowing Base Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws reasonably acceptable to Administrative Agent or (ii) an ALTA 3.1 zoning endorsement for the Title Policy.

3.1.19 Tax Lot. Administrative Agent shall have received evidence that each Borrowing Base Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Administrative Agent.

3.1.20 Management Agreement. Administrative Agent shall have received a certified copy of each Management Agreement.

3.1.21 Assignment of Agreements. Each Borrowing Base Entity shall have duly authorized, executed and delivered to Administrative Agent the Assignment of Agreements with respect to the applicable Borrowing Base Property.

3.1.22 Operating Lease Subordination Agreement. Each Operating Lessee of a Borrowing Base Property located in the United States shall have duly authorized, executed and delivered to Administrative Agent a Operating Lease Subordination Agreement with respect to the applicable Borrowing Base Property.

3.1.23 Opinions of Counsel. Administrative Agent shall have received opinions, each dated the Third Amendment Closing Date and addressed to Administrative Agent, each Lender and the Issuer, (A) from Perkins Coie LLP, as special counsel to Borrower and Guarantor, (B) from local counsel in the jurisdiction of the Borrowing Base Properties and (C) from Maryland counsel as counsel to Guarantor.

3.1.24 Title Policies. Administrative Agent shall have received (i) a Title Policy issued by First American (as to 50% of the coverage) and dated as of the Third Amendment Closing Date, with co-insurance in the form of “Me-Too” and other applicable co-insurance endorsements from Stewart-U.S. (and in jurisdictions where available, tie-in endorsements from each Title Company with respect to such coverage) as well as direct access agreements acceptable to Administrative Agent with respect to the Borrowing Base Properties located in the United States and (ii) a Title Policy issued by Stewart-Mexico and dated as of the Third Amendment Closing Date, with re-insurance from First American (as to 50% of the coverage) and Stewart-U.S. (as to 50% of the coverage), and in jurisdictions where available, tie-in endorsements from each Title Company with respect to such coverage as well as direct access agreements acceptable to Administrative Agent with respect to the Borrowing Base Properties located in Mexico. Each Title Policy, whether attributable to a Borrowing Base Property in the

United States or Mexico, shall (A) provide coverage with respect to each Borrowing Base Property in the initial amounts set forth on Schedule IX attached hereto, (B) insure Administrative Agent that the applicable First Lien Mortgage creates a valid, first priority Lien on the applicable Borrowing Base Property, free and clear of all exceptions from coverage other than Permitted Borrowing Base Liens and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain the endorsements and affirmative coverages set forth on Schedule X attached hereto and such additional endorsements and affirmative coverages as Administrative Agent may reasonably request, and (D) name Administrative Agent on behalf of the Lenders as the insured. The Title Policy shall be assignable. Administrative Agent also shall have received evidence that all premiums in respect of such Title Policy have been paid.

3.1.25 Searches. Administrative Agent shall have received searches with respect to (i) each of Borrower, Guarantor and each Borrowing Base Entity for liens, federal tax liens, state tax liens, bankruptcies and judgments and (ii) each Borrowing Base Property for judgment, tax liens, building violations, mechanics liens and water and sewer charges, satisfactory to Administrative Agent.

3.1.26 Certificate of Occupancy; Licenses. To Borrower’s knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Borrowing Base Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect, other than the certificate of occupancy with respect to the Four Seasons Mexico City and the Marriott Lincolnshire. Borrower shall keep and maintain or shall cause the applicable Borrowing Base Entity to keep and maintain, all Licenses necessary for the operation of each Borrowing Base Property as a hotel. The use being made of each Borrowing Base Property is in conformity with the certificate of occupancy, to the extent available, issued for such Borrowing Base Property.

3.1.27 Insurance Certificates. Administrative Agent shall have received certificates of insurance complying with the terms of the Agreement.

3.1.28 Environmental Reports. Administrative Agent shall have received Phase I Environmental Reports with respect to each Borrowing Base Property in form and substance reasonably satisfactory to Administrative Agent.

3.1.29 Appraisal. Administrative Agent shall have received Acceptable Appraisals with respect to each Borrowing Base Property complying with the terms of the Agreement.

3.1.30 Lincolnshire Ground Lease Estoppel. Fee Owner shall have duly authorized, executed and delivered to Administrative Agent a Ground Lessor Estoppel with respect to the Marriott Lincolnshire in form and substance reasonably satisfactory to Administrative Agent.

3.1.31 Manager Estoppel. The Manager at each Borrowing Base Property shall have duly authorized, executed and delivered to Administrative Agent a Manager’s Consent to Assignment and Estoppel Certificate in form and substance reasonably satisfactory to Administrative Agent.

3.1.32 Manager SNDA. The Manager at each Borrowing Base Property shall have duly authorized, executed and delivered to Administrative Agent a Property Manager Subordination, Non-Disturbance and Attornment Agreement in form and substance reasonably satisfactory to Administrative Agent.

3.1.33 Resolutions, etc. Administrative Agent shall have received from Borrower, Guarantor and each Borrowing Base Entity, as applicable, (i) good standing certificates for each such Person from the Secretary of State (or similar applicable Governmental Authority) of such Person’s state of incorporation and each state where Borrower or such other Person, as the case may be, is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated a date reasonably close to the Third Amendment Closing Date (provided, however, Borrower and Guarantor shall only be required to provide such certificates with respect to Delaware, California, Illinois, Washington, D.C. and Mexico, if qualified in such jurisdictions), (ii) a chart depicting the ownership structure for Borrower, Guarantor, each Subsidiary Guarantor and their Subsidiaries and (iii) a certificate, dated the Third Amendment Closing Date and with counterparts for each Lender, duly executed and delivered by such Person’s Secretary or Assistant Secretary, as to:

resolutions of each such Person’s Board of Directors then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Third Amendment, the Amended and Restated Notes, each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

the incumbency and signatures of those of its officers authorized to act with respect to this Third Amendment, the Notes and each other Loan Document to be executed by such Person; and

each Organic Document of such Person,

upon which certificates Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of any such Person canceling or amending the prior certificate of such Person.

Financial Information, etc. Administrative Agent shall have received evidence of pro forma financial covenant compliance with the covenants set forth in Section 7.2.4 in the form as set forth on Annex I to Exhibit N attached hereto.

3.1.34 Litigation. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality which (x) purports to affect the consummation of the Third Amendment Transaction or the legality or validity of this Third Amendment or any other Loan Document or (y) could reasonably be expected to have a Material Adverse Effect.

3.1.35 No Material Adverse Effect. On or prior to the Third Amendment Closing Date, in the determination of Administrative Agent, no Material Adverse Effect shall have occurred, and neither Administrative Agent nor Lenders shall have become aware of any facts, conditions or other information not previously known to it which could reasonably be expected to have a Material Adverse Effect.

3.1.36 Approvals. All governmental and third-party approvals necessary in connection with the Third Amendment Transaction and the continuing operations of Borrower and its Subsidiaries shall have been obtained and shall be in full force and effect except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all applicable waiting periods, if any, shall have expired without any action being taken or threatened by any competent authority which could restrain, prevent or otherwise impose materially adverse conditions on the Third Amendment Transaction hereby.

Closing Fees, Expenses, etc. Administrative Agent shall have received evidence of payment by Borrower of (or a draw request with respect to) all accrued and unpaid fees, costs and expenses to the extent then due and payable under this Third Amendment on the Third Amendment Closing Date, together with all reasonable legal costs and expenses of Administrative Agent to the extent invoiced prior to or on the Third Amendment Closing Date, including any such fees, costs and expenses arising under this Third Amendment.

Diligence. Administrative Agent shall have received the due diligence materials with respect to Borrower and Guarantor and their respective Subsidiaries and the Borrowing Base Properties that it has reasonably requested.

IV.	REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations and Warranties. As of the Third Amendment Closing Date, Borrower represents and warrants unto Administrative Agent, the Issuer and each Lender:

4.1.1 Original Agreement. Each of the representations and warranties made by Borrower in the Original Agreement and in the other Loan Documents is true and correct in all material respects as if made as of the Third Amendment Closing Date (unless stated to relate to an earlier date in which case such representations and warranties shall be true in all material respects as of such earlier date).

4.1.2 Title. Each Property Owner of a Borrowing Base Property, other than the Lincolnshire Ground Lessee, has good, marketable and insurable fee simple title with respect to each Borrowing Base Property to the Land and the Improvements (except in the case of the Lincolnshire Ground Lessee leasehold title to the Land and the Improvements), free and clear of all Liens whatsoever except the Permitted Borrowing Base Liens, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Property Owner of a Borrowing Base Property has good and marketable title to the remainder of the applicable Borrowing Base Property, free and clear of all Liens whatsoever except the Permitted Borrowing Base Liens. The First Lien Mortgages and Assignments of Leases and Rents, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Land and the Improvements, subject only to Permitted Borrowing Base Liens and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Borrowing Base Liens. There are no claims for payment for work, labor or materials affecting a Borrowing Base Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents except as permitted by the Loan Documents. Each Property Owner of a Borrowing

Base Property represents and warrants that none of the Permitted Borrowing Base Liens will materially and adversely affect (i) the ability of such Property Owner to pay any of its obligations to any Person as and when due, (ii) the fair market value of the applicable Borrowing Base Property, (iii) the marketability of title to the applicable Borrowing Base Property, or (iv) the use or operation of the applicable Borrowing Base Property as of the Third Amendment Closing Date and thereafter. Each Property Owner of a Borrowing Base Property shall, subject to the provisions of the Loan Documents, preserve its right, title and interest in and to the applicable Borrowing Base Property for so long as the Facility remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Borrowing Base Liens.

4.1.3 Compliance. Borrower, each Borrowing Base Entity, and the Borrowing Base Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To the best knowledge of Borrower, Borrower is not in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best knowledge of each Borrowing Base Entity, such Borrowing Base Entity is not in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best knowledge of Borrower and each Borrowing Base Entity, there has not been committed by Borrower or such Borrowing Base Entity any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Borrowing Base Properties or any part thereof or any monies paid in performance of Borrower’s or such Borrowing Base Entity’s obligations under any of the Loan Documents.

4.1.4 Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of any Borrowing Base Property or for the relocation of roadways providing access to any Borrowing Base Property.

4.1.5 Utilities and Access. Each Borrowing Base Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service each Borrowing Base Property for its intended uses. To Borrower’s knowledge, all utilities necessary to the existing use of each Borrowing Base Property are located either in the public right-of-way abutting the Borrowing Base Property (which are connected so as to serve the Borrowing Base Property without passing over other property) or in recorded easements serving the Borrowing Base Property and such easements are set forth in and insured by the Title Policy. All roads necessary for the use of each Borrowing Base Property for its current purposes have been completed and, if necessary, dedicated to public use.

4.1.6 Separate Lots. Each Borrowing Base Property is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of such Borrowing Base Property.

4.1.7 Assessments. To the best of Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Borrowing Base Property, nor are there any contemplated improvements to any Borrowing Base Property that may result in such special or other assessments.

4.1.8 Enforceability. The Loan Documents are not subject to any existing right of rescission, set-off, counterclaim or defense by Borrower, including, without limitation, the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.9 No Prior Assignment. There are no prior sales, transfers or assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding, other than those being terminated or assigned to Administrative Agent concurrently herewith or permitted under the Loan Documents.

4.1.10 Insurance. Borrower has obtained and has delivered to Adminsitrative Agent certified copies or originals of all insurance policies required under the Agreement, reflecting the insurance coverages, amounts and other requirements set forth in the Agreement. Borrower has not, and to the best of Borrower’s knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy. Borrower is in compliance as of the Third Amendment Closing Date with the Insurance Requirements.

4.1.11 Use of Borrowing Base Properties. Each Borrowing Base Property is used exclusively for hotel purposes and other appurtenant and related uses.

4.1.12 Certificate of Occupancy; Licenses. To Borrower’s knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Borrowing Base Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect, other than the certificate of occupancy with respect to the Four Seasons Mexico City and the Marriott Lincolnshire. Borrower shall keep and maintain or shall cause the applicable Borrowing Base Entity to keep and maintain, all Licenses necessary for the operation of each Borrowing Base Property as a hotel. The use being made of each Borrowing Base Property is in conformity with the certificate of occupancy, to the extent available, issued for such Borrowing Base Property.

Borrower has informed Administrative Agent and the Lenders that with respect to the Marriott Lincolnshire, based solely upon (i) the letter dated February 9, 2009 from the Village of Lincolnshire to Kathleen Mitchell (the “Village Letter”), (ii) the letter from Michael Jesse, Building Inspector, to Kathleen Mitchell as referenced in the Village Letter, and (iii) the email dated February 6, 2009 from The Village of Lincolnshire Code Enforcement Inspector to Kathleen Mitchell (such documents are herein collectively referred to as the “Lincolnshire Zoning Documents”), the Village of Lincolnshire has been unable to locate a certificate of occupancy for the Marriott Lincolnshire. Based solely upon the Lincolnshire Zoning Documents (A) the Village of Lincolnshire has evidence in their records that a certificate of occupancy was issued and subsequently lost or misplaced (B) the absence of a certificate of occupancy for the Marriott Lincolnshire will not give rise to any enforcement action affecting the Marriott Lincolnshire, and (C) a certificate of occupancy for the Marriott Lincolnshire will only be required to the extent of any construction activity, restoring, renovating or expanding the Marriott Lincolnshire or any part thereof.

A certificate of occupancy is not required to use, occupy and operate The Four Seasons Mexico City as it is currently being used, occupied and operated.

4.1.13 Flood Zone. None of the improvements or fixtures on any Borrowing Base Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards except for those Borrowing Base Properties for which Borrower has purchased, or has caused the applicable Borrowing Base Entities to purchase, flood insurance in form and substance reasonably acceptable to Administrative Agent, other than the outbuildings relating to the golf course at Marriott Lincolnshire.

4.1.14 Physical Condition. To the best of Borrower’s knowledge and as except as disclosed in reports delivered to Administrative Agent, each Borrowing Base Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower’s knowledge and except as disclosed in reports delivered to Administrative Agent, there exists no structural or other material defects or damages in or to any Borrowing Base Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in any Borrowing Base Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.15 Boundaries. To the best of Borrower’s knowledge and except as disclosed by the Surveys, all of the Improvements at each Borrowing Base Property lie wholly within the boundaries and building restriction lines of the Real Property, and no Improvements on adjoining properties encroach upon the Real Property, and no easements or other encumbrances upon the Real Property encroach upon any of the Improvements, so as to have a material adverse affect on the value or marketability of the Real Property except those for which affirmative insurance set forth in the Title Policy acceptable to Administrative Agent shall have been obtained.

4.1.16 Leases. No Borrowing Base Property is subject to any Leases, other than the Leases described in the certified rent roll delivered to Administrative Agent and attached hereto as Schedule XV. Such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. Such rent roll contains a true correct and complete list of all security deposits and the amounts thereof, currently in Borrower’s or Borrowing Base Entity’s possession. No Person other than Managers, Operating Lessees and certain invitees in the ordinary course of business, has any possessory interest in any Borrowing Base Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and to the best of Borrower’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll delivered to Administrative Agent) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No rent has been paid more than one (1) month in advance of its due date. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Lease or of the rents received therein, which will be outstanding following the funding of the Facility, other than those being assigned to Administrative Agent concurrently herewith. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

4.1.17 Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the First Lien Mortgages, have been paid, and, under current Legal Requirements, each First Lien Mortgage is enforceable against the applicable Borrowing Base Entity in accordance with its terms by Administrative Agent (or any subsequent holder thereof) subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.18 Labor. No organized work stoppage or labor strike is pending or to Borrower’s knowledge threatened by employees and other laborers at any Borrowing Base Property. To Borrower’s knowledge, neither a Borrowing Base Entity nor the Manager of such Borrowing Base Property (i) is involved in or threatened with any material labor dispute, grievance or litigation relating to material labor matters involving any employees and other laborers at the Borrowing Base Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at any Borrowing Base Property and no such agreement or contract is currently being negotiated by Borrower, Manager or any Borrowing Base Entity.

4.1.19 Brokers. Borrower has not dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents has not done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by this Third Amendment. Administrative Agent has not dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents has not done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by this Third Amendment. Borrower and Administrative Agent shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.1.19. The provisions of this Section 4.1.19 shall survive the expiration and termination of the Agreement and the payment of the Indebtedness.

4.1.20 Taxpayer Identification Number. Borrower’s Federal taxpayer identification number is 36-4200430. The Federal taxpayer number for each Property Owner of a Borrowing Base Property located in the United States of America is 36-4312527 (with respect to SHC Laguna Niguel I LLC), 36-4312523 (with respect to SHC Lincolnshire LLC) and 20-4135050 (with respect to SHC Washington, L.L.C.). The Federal taxpayer number for each

Operating Lessee of a Borrowing Base Property located in the United States of America is 20-4707064 (with respect to DTRS Laguna, L.L.C.), 20-1232041 (with respect to DTRS Lincolnshire, L.L.C.) and 20-4135120 (with respect to DTRS Washington, L.L.C.).

4.1.21 Solvency/Fraudulent Conveyance. Borrower and the Borrowing Base Entities (a) have not entered into the transaction contemplated by the Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) have received reasonably equivalent value in exchange for their obligations under the Loan Documents. After giving effect to the Facility and the provisions of the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Facility, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. After giving effect to the Facility and the provisions of the Loan Documents, the fair saleable value of the assets of each Borrowing Base Entity exceeds and will, immediately following the execution and delivery of this Third Amendment, exceed the total liabilities of such Borrowing Base Entity, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of this Third Amendment, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Indebtedness as such Indebtedness become absolute and matured. The fair saleable value of the assets of each Borrowing Base Entity is and will, immediately following the execution and delivery of this Third Amendment, be greater than the probable liabilities of such Borrowing Base Entity, including the maximum amount of its contingent liabilities on its Indebtedness as such Indebtedness becomes absolute and matured. The assets of Borrower and each Borrowing Base Entity do not and, immediately following the execution and delivery of this Third Amendment will not, constitute unreasonably small capital to carry out each party’s business as conducted or as proposed to be conducted. Each of Borrower and each Borrowing Base Entity does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower or such Borrowing Base Entity and the amounts to be payable on or in respect of obligations of Borrower or such Borrowing Base Entity).

4.1.22 Leases and REAs. Borrower represents that it has heretofore delivered, or caused the applicable Borrowing Base Entity to deliver, to Administrative Agent true and complete copies of all Leases and REAs and any and all amendments or modifications thereof. To Borrower’s knowledge, no events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a material default on the part of Borrower or such Borrowing Base Entity under any Leases or REAs except as disclosed on Schedule XVII. To Borrower’s knowledge, Borrower or its predecessors and each Borrowing Base Entity of a Borrowing Base Property or its predecessors have complied with and performed all of its or their material construction, improvement and alteration obligations with respect to each Borrowing Base Property required as of the date hereof and any other obligations under the other REAs or the Leases that are required as of the date hereof have either been complied with or the failure to comply with the same does not and could not reasonably be expected to have a Material Adverse Effect.

4.1.23 Borrowing Base Property. Each Borrowing Base Property satisfies the following criteria: (i) such Borrowing Base Property is leased to an Operating Lessee; (ii) such

Borrowing Base Property is designated a full-service property (in accordance with industry standard, as reasonably determined by Administrative Agent); (iii) the Specified Borrowing Base Properties shall at all times be luxury or better quality hotels, and Marriott Lincolnshire shall at all times be an upper-upscale, luxury or better quality hotel, as designated by Smith Travel Research (or a similar successor company designated by Administrative Agent); (iv) such Property is operated under a nationally recognized brand (a) in the case of Marriott Lincolnshire, by an Approved Manager (as set forth on Schedule IV of the Original Agreement) and (b) in the case of the Specified Borrowing Base Properties, by an Approved Luxury Manager; (v) such Borrowing Base Property is fully operating, open to the public and not under development or redevelopment (except for routine, ordinary course renovation, maintenance and repair that does not result in the closure of more than fifteen percent (15%) of the rooms at such hotel); provided, however, that temporary closure due to force majeure events, not to exceed five (5) Business Days, shall be permitted; (vi) such Borrowing Base Property is not subject to or encumbered by any Indebtedness other than Permitted Borrowing Base Debt; (vii) such Borrowing Base Property is free of material structural defects or material environmental issues; (viii) neither such Borrowing Base Property nor the Property Owner thereof is encumbered with Permitted Borrowing Base Debt or any other Material Agreement that by its terms precludes the grant of the Collateral or the exercise by or on behalf of the Secured Creditors of remedies with respect to the Collateral; and (ix) the Property Owner of such Borrowing Base Property is Borrower or a Subsidiary Guarantor.

4.1.24 Mexico Insurance. The insurance policies listed and described on Annex A to the Irrevocable Administration and Security Trust Agreement with Reversion Rights, dated the Third Amendment Closing Date, with respect to the real estate and the equipment used to operate the Four Seasons Mexico City and the Four Seasons Punta Mita which are the Company’s responsibility, are valid and effective as of the date hereof.

V.	RELEASE OF ADMINISTRATIVE AGENT AND THE LENDERS

Section 5.1 Borrower, on its own behalf and on behalf of Guarantor and all Subsidiaries (the “Releasing Parties”), hereby releases, remises, acquits and forever discharges each of Administrative Agent and the Lenders, and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiaries, parents and affiliates (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, including legal fees, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of this Third Amendment that, in any way directly or indirectly, arise out of or in any way are connected to or related to the Original Agreement, the Facility or the Loan Documents, including but not limited to, claims relating to any settlement negotiations (all of the foregoing hereinafter called the “Released Matters”). Each of the Released Parties acknowledges that the agreements in this Article V are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Releasing Parties hereby represents and warrants to Released Parties that it has not purported to transfer, assign or otherwise convey any of its right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.”.

VI.	MISCELLANEOUS PROVISIONS

Section 6.1 Defined Terms. Except with respect to terms that are defined in this Third Amendment or terms used in the Original Agreement that are redefined in this Third Amendment, capitalized terms used in this Third Amendment shall have the meaning given such terms in the Original Agreement.

Section 6.2 Use of Defined Terms. All references in this Third Amendment or in the Loan Documents to the Loan Documents or the Original Agreement shall mean the Loan Documents and the Original Agreement as hereby modified.

Section 6.3 Counterparts. This Third Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. This Third Amendment shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each of the Lenders (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

Section 6.4 Successors and Assigns Bound. This Third Amendment shall be binding upon and inure to the benefit of the parties and their respective legal representatives, permitted successors and permitted assigns.

Section 6.5 Governing Law.

6.5.1 THIS AMENDMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AMENDMENT AND THE NOTE, AND THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

6.5.2 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AMENDMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NEW YORK 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

6.5.3 THE FIRST LIEN MORTGAGES SHALL BE GOVERNED BY THE LAWS OF THE APPLICABLE JURISDICTION IN WHICH THE BORROWING BASE PROPERTIES ARE LOCATED.

6.5.4 Further Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this Third Amendment or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such modification, amendment, extension, discharge, termination, waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

6.5.5 Ratification. As amended by this Third Amendment, all terms, covenants and provisions of the Original Agreement, the Pledge Agreement, the Guarantor Pledge Agreement, the Guaranty and the Subsidiary Guaranty, and each of the other Loan Documents, are ratified and confirmed and shall be and remain in full force and effect as first written.

6.5.6 No Implied Extension of Loan. No term or provision in any of the Loan Documents, as amended hereby, shall constitute the express or implied consent of Administrative

Agent or any Lender to, or the express or implied satisfaction of any conditions or terms with respect to, any exercise by Borrower of any Extension Option or any other request for the extension of the Loan, and each such request shall be subject to each term and condition applicable thereto under the Loan Documents.

6.5.7 Severability. In case any provision of this Third Amendment shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5.8 Entire Agreement. The Agreement and the other Loan Documents contain the entire agreement of the parties hereto in respect of the transactions contemplated hereby, and all prior communications or agreements among or between such parties, whether oral or written, with respect to the subject matter hereof, are superseded by the terms of the Agreement and the other Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:
STRATEGIC HOTEL FUNDING, L.L.C. a Delaware limited liability company

By:	/S/ RYAN M. BOWIE
Name:	Ryan Bowie
Title:	Vice President and Treasurer

Address:	200 West Madison Street
Suite 1700
Chicago, Illinois 60606

Telephone No.: (312) 658-5000
Facsimile No.: (312) 658-5799
Attention: General Counsel

With a copy to:

Strategic Hotel Funding, L.L.C.
200 West Madison Street
Suite 1700
Chicago, Illinois 60606

Telephone No.: (312) 658-5000
Facsimile No.: (312) 658-5799
Attention:	Treasurer

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

DEUTSCHE BANK TRUST COMPANY
AMERICAS, a New York banking corporation

By:	/s/ GEORGE R. REYNOLDS
Name:	George R. Reynolds
Title:	Director

By:	/s/ JAMES ROLISON
Name:	James Rolison
Title:	Managing Director

Address:	60 Wall Street
New York, New York 10005

Telephone No.: (212) 250-3352
Facsimile No.: (212) 797-4496
Attention: James Rolison

With a copy to:

Deutsche Bank Securities Inc.
Crescent Court
Suite 550
Dallas, Texas 75201

Telephone No.: (214) 740-7900
Facsimile No.: (214) 740-7910
Attention: Linda Davis

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

CITICORP NORTH AMERICA, INC.

By:	/s/ David Bouton
Name:	David Bouton
Title:	Vice President

Address:	2 Penns Way, 1st Floor
New Castle, Delaware 19720

Telephone No.: 302-894-6052
Facsimile No.: 212-994-0849
Attention: Jessica Zimmers, Loan Specialist

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

BANK OF AMERICA, N.A.

By:	/s/ STEVEN P. RENWICK
Name:	Steven P. Renwick
Title:	Senior Vice President

Address:	901 Main Street, 64th Floor
Dallas, Texas 75202

Telephone No.: 214-209-1867
Facsimile No.: 214-209-0085
Attention: Steven Renwick

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

JPMORGAN CHASE BANK, N.A.

By:	/s/ MARC E. CONSTANTINO
Name:	Marc E. Costantino
Title:	Executive Director

Address:	383 Madison Avenue
40th Floor
New York, New York 10179

Telephone No.: 212-622-8167
Facsimile No.: 646-328-3037
Attention: Marc E. Costantino

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ AMIT V. KHIMJI
Name:	Amit V. Khimji
Title:	Vice President

Address:	301 S. College Street
NC 0172
Charlotte, NC 28288-0172

Telephone No.: (704) 715-1347
Facsimile No.: (704) 383-6205
Attention: Amit V. Khimji

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

CREDIT SUISSE, Cayman Islands Branch

By:	/s/ MIKHAIL FAYBUSOVICH
Name:	Mikhail Faybusovich
Title:	Vice President

By:	/s/ KARIM BLASETTI
Name:	Karim Blasetti
Title:	Vice President

Address:	Eleven Madison Avenue
New York, New York 10005

Facsimile No.: (646) 935-8518
Telephone No.: (212) 325-5714
Attention: Mikhail Faybusovich

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

BARCLAYS CAPITAL REAL ESTATE INC.

By:	/s/ LORI ANN RUNG
Name:	Lori Ann Rung
Title:	Vice President

Address:	200 Park Avenue, 5th Floor
New York, NY 10166

Facsimile No.: (212) 412-1664
Telephone No.: (212) 412-3026
Attention: David Proctor

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

RAYMOND JAMES BANK, FSB

By:	/s/ THOMAS G. SCOTT
Name:	Thomas G. Scott
Title:	Senior Vice President

Address:	710 Carillon Parkway
PO Box 11628
St. Petersburg, FL 33733

Telephone No.: (727) 567-4196
Facsimile No.: (727) 567-8830
Attention: Thomas Scott

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

E. SUN COMMERCIAL BANK LTD., LOS ANGELES BRANCH

By:	/s/ BENJAMIN LIN
Name:	Benjamin Lin
Title:	EVP & General Manager

Address:	17700 Castleton St., Suite 500
City of Industry, CA 91748

Telephone No.: 626-839-5531
Facsimile No.: 626-810-2400
Attention: Edward Chen

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

AAREAL CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Address:	250 Park Avenue
Suite 820
New York, New York 10017

Telephone No.: 646-205-4503
Facsimile No.: 917-322-0290
Attention: Juan Vives

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

HUA NAN COMMERCIAL BANK, LOS ANGELES BRANCH

By:	/s/ OLIVER C.H. HSU
Name:	Oliver C.H. Hsu
Title:	VP & General Manager

Address:	707 Wilshire Blvd., #3100
Los Angeles, CA 90017

Telephone No.: (213) 362-6666 ext.233
Facsimile No.: (213) 362-6617
Attention: Howard Hung/ Senior Manager

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ DAVID A. BUCK
Name:	David A. Buck
Title:	Senior Vice President

Address:	277 Park Avenue
New York, NY 10172

Telephone No.: 212-224-4147
Facsimile No.: 212-224-4391
Attention: David Wasserman

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

METLIFE INSURANCE COMPANY OF CONNECTICUT, a Connecticut corporation

By:	/s/ LOUIS KRUK
Name:	Louis Kruk
Title:	Director

Address:	10 Park Avenue
Morristown, NJ 07960

Telephone No.: 973-355-4474
Facsimile No.: 973-355-4420
Attention: Louis Kruk

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

EUROHYPO AG, NEW YORK BRANCH

By:	/s/ MARK A. FISHER
Name:	Mark A. Fisher
Title:	Executive Director

By:	/s/ JOHN HAYES
Name:	John Hayes
Title:	Vice President

Address:	Eurohypo AG, New York Branch
1114 Avenue of the Americas
29th Floor
New York, New York 10036

Telephone No.:
Facsimile No.: 866-267-7680
Attention: Legal Director

With a copy to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, New York 10036

Telephone No.:
Facsimile No.: 866-267-7680
Attention: Head of Portfolio Operations

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

EUROPE ARAB BANK PLC

By:	/s/ SJ Kemp	By:	/s/ Rowan Austin
	SJ Kemp	Name:	Rowan Austin
	Director Structured Trade Finance	Title:	Head of Commodities & Trade Finance

Address:	13-15 Moorgate,
London
EC2R 6AD

Telephone No.: 0207 315 8500
Facsimile No.: 0207 796 3994
Telephone No.: 07703 751546
Attention: Rod Taylor

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

ROYAL BANK OF CANADA

By:
Name:	Dan LePage
Title:	Attorney-in-Fact

Address:	One Liberty Plaza, 4th Floor
165 Broadway
New York, NY 10006-1404

Telephone No.: (212)428-6459
Facsimile No.: (212) 428-6605
Attention: Dan LePage

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH

By:	/s/ TSANG-PEI HSU
Name:	Tsang-Pei Hsu
Title:	VP & Deputy General Manager

Address:	65 Liberty Street
New York, NY 10005

Telephone No.: (212) 815-9135
Facsimile No.: (212) 608-4888
Attention: Mabel Chiang

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

TAIPEI FUBON COMMERCIAL BANK CO., LTD., Los Angeles Branch

By:	/s/ SOPHIA JING
Name:	Sophia Jing
Title:	First Vice President/General Manager

Address:	700 S. Flower Street, Suite 3300
Los Angeles, CA 90017

Telephone No.: (213) 236-9151
Facsimile No.: (213) 236-9155
Attention: Loan Department

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH

By:	/s/ JOSEPH BASSIL
Name:	Joseph Bassil
Title:	Managing Director

By:	/s/ DIRK ZIEMER
Name:	Dirk Ziemer
Title:	Director – Head Underwriter

Lending Office and
Address for Notices:

c/o Norddeutsche Landesbank
Girozentrale, New York Branch
1114 Avenue of the Americas
New York, New York 10036

Facsimile No.: (212) 812-6860
Telephone No.: (212) 812-6809
Attention: Arcadio Diaz

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

FIRST COMMERCIAL BANK NEW YORK AGENCY

By:	/s/ MAY HSIAO
Name:	May Hsiao
Title:	Assistant General Manager

Address:	750 Third Avenue, 34th Floor
New York, New York 10017

Telephone No.: (212) 599-6868
Facsimile No.: (212) 599-6133
Attention: May Hsiao

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

THE BANK OF EAST ASIA, LIMITED, NEW YORK BRANCH

By:	/s/ KENNETH PETTIS
Name:	Kenneth Pettis
Title:	Senior Vice President

By:	/s/ KITTY SIN
Name:	Kitty Sin
Title:	Senior Vice President

Address:	202 Canal Street
New York, New York 10013

Telephone No.: 212-238-8393
Facsimile No.: 212-219-3211
Attention: Ken Pettis

Signature Page to Strategic Hotel Funding, L.L.C. Agreement

Exhibit A

Schedules I through XIX to the Agreement

Exhibit A

Schedule I

Disclosure Schedule

ITEM NUMBER	DISCLOSURE (IF APPLICABLE)
Item 6.5(c)	None
Item 6.8	1. SHC DTRS, Inc.
2. SHC New Orleans LLC
3. SHC Aventine II, L.L.C.
4. New Aventine, L.L.C.
5. SHC Phoenix III, L.L.C.
6. SHC Lincolnshire LLC
7. SHCI Santa Monica Beach Hotel, L.L.C.
8. SHC Santa Monica Beach Hotel III, L.L.C.
9. New Santa Monica Beach Hotel, L.L.C.
10. Ocean Front Walk Infill, L.L.C.
11. DTRS New Orleans, L.L.C.
12. DTRS Phoenix, L.L.C.
13. DTRS Lincolnshire, L.L.C.
14. DTRS Santa Monica, L.L.C.
15. SHC Holdings L.L.C.
16. Punta Mita Resort S. de R.L. de C.V.
17. SHC Mexico Holdings, L.L.C.
18. Inmobiliaria Nacional Mexicana, S. de R.L. de C.V.
19. SHC Asset Management, L.L.C.
20. SHC Residence Club, L.L.C.
21. SHC Residence Club II, L.L.C.
22. SHC Residence Club S. de R.L. de C.V.
23. SHC Europe, L.L.C.
24. SHR Prague Praha, L.L.C.
25. SHC Finance (Champs Elysees), L.L.C.
26. Strategic Paris Sarl
27. SHC Champs Elysees SAS
28. Hotel Paris Champs Elysees SNC
29. Strategic Holding SNC
30. CIMS Limited Partnership
31. DTRS Columbus Drive, LLC
32. DTRS Half Moon Bay, LLC

33. DTRS Michigan Avenue/Chopin Plaza LP
34. DTRS Michigan Avenue/Chopin Plaza Sub, LLC
35. DTRS Michigan Avenue/Chopin Plaza, LLC
36. Helcont. spol. s.r.o.
37. Intercontinental Florida Limited Partnership
38. ITM Praha
39. Punta Mita TRS S. de R.L. de C.V.
40. SHC Chopin Plaza Holdings, LLC
41. SHC Chopin Plaza Mezzanine I, LLC
42. SHC Chopin Plaza Mezzanine II, LLC
43. SHC Chopin Plaza, LLC
44. SHC Columbus Drive, LLC
45. SHC Half Moon Bay Mezzanine, LLC
46. SHC Half Moon Bay, LLC
47. SHC Mexico Lender, LLC
48. SHC Michigan Avenue Holdings, LLC
49. SHC Michigan Avenue Mezzanine I, Inc.
50. SHC Michigan Avenue Mezzanine II, LLC
51. SHC Michigan Avenue, LLC
52. SHC Prague (Gibraltar) Limited
53. SHR Prague Praha B.V.
54. SHC Prague TRS, a.s. (f/k/a Masala, a.s.)
55. SHC Property Acquisition, L.L.C.
56. SHC Property Prague, s.r.o.
57. Strategic Hotel Capital Prague, a.s.
58. Stredisko Praktickeho Vyucovani hotelu InterContinental s.r.o.
59. SHC del LP, LLC
60. SHC del GP, LLC
61. SHC del Coronado, LLC
62. DTRS North Beach del Coronado, LLC

63. SHC Washington, LLC
64. DTRS Washington, LLC
65. DTRS Columbus Drive II, LLC
66. SHC St. Francis, L.L.C.
67. SHR St. Francis, L.L.C.
68. DTRS St. Francis, L.L.C.
69. SHC Laguna, L.L.C.
70. SHC Laguna Niguel I, L.L.C.
71. DTRS Laguna, L.L.C.
72. SHR Scottsale L.L.C.
73. DTRS Scottsdale, L.L.C.
74. SHR Scottsdale Z, L.L.C.
75. SHR Grosvenor Square LLC
76. SHR Grosvenor Square S.a.r.l.
77. Lomar Holding UK Ltd
78. Lomar Hotel Company Limited
79. Santa Barbara US LP
80. SBA Villas, LLC
81. SB Villas, S. de R.L. de C.V.
82. SHC Santa Fe, S. de R.L. de C.V.
83. SHC Solana Mexico, S. de R.L. de C.V.
84. Santa Barbara Punta Mita Desarrollos, S. de R.L. de C.V.
85. SB Hotel S. de R.L. de C.V.
86. Bohus Verwaltung BV
87. DTRS Intercontinental Miami, LLC
88. Banian Finance, S.a.r.l.
89. C.T.U. Holdings, S.a.r.l.
90. GAMMA Finance S.a.r.l.
91. Pingleton Holding, S.a.r.l.
92. SHR Retail, L.L.C.
93. SHR Finance, L.L.C.
94. DTRS Spa Columbus Drive, LLC
95. SHR Aqua, LLC
96. SHR Scottsdale Mezzanine, L.L.C.
97. SHC Chopin Plaza Holdings Sub, LLC
98. SHC Michigan Avenue Holdings Sub, LLC
99. SHC Michigan Avenue Mezzanine, LLC
100. Hotel del Tenant Corp.

101. New DTRS Michigan Avenue, LLC
102. New Aventine Mezzanine I, Inc.
103. New Aventine Mezzanine, LLC
104. New DTRS LaJolla, LLC
105. SHC Residences Nayarit, S de RL de CV
106. SHC Hotel Nayarit, S de RL de CV
107. Financiere Le Pare SAS
108. SAS Le Pare
109. SanMon Paris SAS
110. SHR Leisure, LLC
111. SHR Buy Efficient, L.L.C.
112. Resort Club Punta Mita S. de R.L. de C.V.
Item 7.1.11	1. $60 million loan made by Strategic Hotel Funding, L.L.C. to SHCI Santa Monica Beach Hotel, L.L.C. evidenced by a Promissory Note, dated March 4, 1998 (balance as of February 24, 2009)
2. €9,569,829 loan from Strategic Hotel Funding, L.L.C. to SHC Champs Elysees SAS (balance as of February 24, 2009)
3. €5,536,232 loan from Strategic Hotel Funding, L.L.C. to Bohus Verwaltung BV (balance as of February 24, 2009)
4. £10 million loan made by Banian Finance, S.a.r.l. to SHR Grosvenor Square, LLC (balance as of February 24, 2009)
5. £31,390,732 loan made by SHR Grosvenor Square, LLC to SHR Grosvenor Square S.a.r.l (balance as of February 24, 2009)
6. €22,546,250 million loan made by SHC Europe, LLC to GAMMA Finance S.a.r.l. (balance as of February 24, 2009)
7. €3,939,000 loan made by SHC Europe, LLC to GAMMA Finance S.a.r.l. (balance as of February 24, 2009)

8. €299,985 loan made by Strategic Hotel Funding, LLC to San Mon Paris SAS (balance as of February 24, 2009)
9. €52,528,291 loan made by Strategic Hotel Funding, LLC to SAS Le Parc (balance as of February 24, 2009)
10. €3,088,025 loan made by Strategic Hotel Funding, LLC to SAS Le Parc (balance as of February 24, 2009)
11. €7,810,000 loan made by SHR Prague Praha B.V. to SHR Finance, LLC (balance as of February 24, 2009)
12. €48,387,886 loan made by SHR Prague Praha B.V. to SHC Prague TRS, a.s. (balance as of February 24, 2009)
13. $110 million loan made by SHR Gibralter Ltd. to SHR Prague Praha B.V. (balance as of February 24, 2009)
Item 7.2.5	1. 31% interest in Resort Club Punta Mita S. de R.L. de C.V. (which is developing and selling time shares)
2. Ocean Front Walk Infill, L.L.C. owns an additional parcel of land located adjacent to the Loews Santa Monica
3. SB Hotel S de RL de CV owns a parcel of land located adjacent to the Four Seasons Resort Punta Mita.
4. SB Villas, S de RL de CV owns a parcel of land located adjacent to the Four Seasons Resort Punta Mita
5. SHR Scottsdale Z, L.L.C. owns a 10-acre parcel adjacent to the Fairmont Scottsdale Princess
6. SHC Hotel Nayarit, S de RL de CV and SHC Residences Nayarit, S de RL de CV own land and condos at Lot H-5, a 16-acre parcel near Resort Punta Mita

7. Santa Barbara Punta Mita Desarrollos S de RL de CV owns land at La Solana near Resort Punta Mita
8. Contract to purchase a portion of a to-be-constructed high rise building in Mexico City which the Borrower intends to utilize as a hotel upon completion

Schedule II

Initial Borrowing Base Property List

Four Seasons Mexico City

Four Seasons Punta Mita

Four Seasons Washington D.C.

Ritz Carlton Laguna Niguel

Marriott Lincolnshire

II - 1

Schedule III

Properties

1.	Hyatt Regency La Jolla at Aventine, La Jolla, CA

2.	Loews Santa Monica Beach Hotel, Santa Monica, CA

3.	Marriott Lincolnshire Resort, Lincolnshire, IL

4.	Ritz Carlton Half Moon Bay, Half Moon Bay, CA

5.	InterContinental, Chicago, IL

6.	InterContinental, Miami, FL

7.	Fairmont Chicago, Chicago IL

8.	Four Seasons Hotel, Mexico City, Mexico

9.	Four Seasons Resort Punta Mita, Mexico

10.	Intercontinental, Praha, Prague Czech Republic

11.	Hotel Del Coronado, San Diego, CA

12.	The Westin St. Francis, San Francisco, CA

13.	Four Seasons Hotel, District of Columbia

14.	Ritz Carlton, Laguna Niguel, CA

15.	Marriott Champs Elysees Hotel, Paris, France

16.	Marriott Hamburg, Hamburg, Germany

17.	Marriott Grosvenor Square, London, England

18.	Fairmont Scottsdale Princess, Scottsdale, AZ

19.	Renaissance Paris Hotel Le Parc Trocodero, Paris, France

III - 1

Schedule IV

Approved Managers, Luxury Managers and Brands

Approved Managers:

Fairmont Hotels

FelCor Hotels

Four Seasons Ltd.

Hilton Hotels Corporation

Hyatt Hotel Corporation

InterContinental Hotel Group

KSL Partners

Loews Hotel

Mandarin Oriental

Marriott International

The Peninsula Group

Shangri-La

Starwood Hotels & Resorts

Windsor Hospitality

Montage Hotels & Resorts

Elysian Hotels & Resorts

Taj Hotels

Jumeirah Group

Starwood Capital

Approved Luxury Managers:

Fairmont Hotels

Four Seasons Ltd.

Hilton Hotels Corporation

Hyatt Hotel Corporation

KSL Partners

Loews Hotel

Mandarin Oriental

Marriott International

The Peninsula Group

Shangri-La

Montage Hotels & Resorts

Elysian Hotels & Resorts

Taj Hotels

Jumeirah Group

Starwood Capital

IV - 1

Acceptable Brands:

Crowne Plaza

Embassy Suites

Fairmont

Four Seasons

Hilton

Hyatt, Grand Hyatt, Hyatt Regency, Park Hyatt

Inter-Continental

KSL Resorts

Loews

Mandarin Oriental

Marriott, JW Marriott, Marriott Suites

Peninsula

Raffles

Renaissance

Ritz-Carlton

Shangri-La

Sheraton

St Regis

Swiss Hotel

Westin

W Hotel

Montage

Elysian

Crillon

Waldorf-Astoria

Bulgari

Conrad

Taj

Jumeirah

IV - 2

Schedule V

Borrowing Base Intercompany Indebtedness

Washington, D.C. Intercompany Indebtedness

Loan in the amount of $128,000,000 (the “D.C. Loan”) made by the Borrower to SHC Washington, L.L.C. (“SHC Washington”), pursuant to the Loan and Security Agreement dated March 1, 2006 between the Borrower and SHC Washington, and evidenced by a Note of SHC Washington dated March 1, 2006 and a Note Supplement between the Borrower and SHC Washington dated March 1, 2006. The D.C. Loan is secured by a Deed of Trust between SHC Washington and Lawyers Title Realty Services, Inc. for the benefit of the Borrower dated March 1, 2006 and is subject to a Subordination, Non- Disturbance and Attornment Agreement between the Borrower, SHC Washington, DTRS Washington, L.L.C. and Four Seasons Hotels Limited dated March 1, 2006.

V - 1

Schedule VI

Reserved

VI - 1

Schedule VII

Lincolnshire Ground Lease

A.	Description of Ground Lease:

1.	Land Lease Agreement dated December 18, 1970 between Rivershire, Inc., American National Bank and Trust Company, as Trustee under Trust Agreement dated August 22, 1966 and known as Trust No. 23830 and as Trustee under Trust Agreement dated August 23, 1966 and known as Trust No. 23831 and Marriott Hotels, Inc., a memorandum of such lease was recorded on May 31, 1972 as Document No. 1559989 in the Office of the Recorder of Deeds in Lake County, Illinois.

2.	Letter Agreement dated December 18, 1970 between Rivershire, Inc. and Marriott Hotels, Inc. (re: obligations).

3.	Letter Agreement dated December 18, 1970 between Rivershire, Inc. and Marriott Hotels, Inc. (re: advisory services)

4.	Amendment to Lease Agreement dated August 29, 1975 between American National Bank and Trust Company of Chicago, as Trustee under that certain Trust Agreement dated August 23, 1966 and known as Trust 23831 and under that certain Trust Agreement dated August 22, 1966 and known as Trust 23830, and Indian Creek Investors, Inc., formerly known as Rivershire, Inc., collectively as Landlord, and Marriott Corporation, successor by merger with Marriott Hotels, Inc., a memorandum of which was recorded on September 18, 1975 as Document No. 1729391 in the Office of the Recorder of Deeds in Lake County, Illinois.

5.	Assignment of Land Lease and Assumption of Obligations dated August 29, 1975 between Marriott Corporation, successor by merger with Marriott Hotels, Inc., and The Prudential Insurance Company of America, which was recorded in the Office of the Recorder of Deeds, Lake County, Illinois as Document No. 1729392.

6.

Second Amendment to Land Lease Agreement dated April 29, 1980 between American National Bank and Trust Company of Chicago, as Trustee under that certain Trust Agreement dated August 23, 1966 and known as Trust 23831 and under that certain Trust Agreement dated

VII - 1

August 22, 1966 and known as Trust 23830, and Indian Creek Investors, Inc., formerly known as Rivershire, Inc., collectively as Landlord, and The Prudential Insurance company of America, as Tenant.

7.	Ground Lease Assignment dated September 30, 1997 by and between The Prudential Insurance Company of America and Strategic Hotel Capital Limited Partnership, which was recorded as Document No. 4026946 on October 1, 1997 in the Office of the Recorder of Deeds in Lake County, Illinois.

8.	Third Amendment to Land Lease Agreement dated August 24, 1999 between Indian Creek Investors, Inc. and Strategic Hotel Capital Limited Partnership.

9.	Ground Lease Assignment between Strategic Hotel Capital Limited Partnership and SHC Lincolnshire LLC recorded on September 20, 1999 as Document No. 4422066.

VII - 2

Schedule VIII

Management Agreements

Four Seasons Mexico City

1.	Hotel Management Agreement, dated March 14, 1994 between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotels (Mexico), S.A. DE C.V. (as amended from time to time).

2.	License Agreement, dated March 14, 1994 between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotels and Resorts B.V.

3.	Capital Refurbishing Services Agreement, dated March 14, 1994 between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotel Limited.

4.	Marketing Services Agreement, dated March 14, 1994 between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotel Limited.

5.	Assignment and Assumption of Leases, Contracts, Licenses and Permits, dated June 29, 2004 between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Punta Mita TRS, S. DE RL. DE C.V.

6.	Hotel Management Agreement Amending Agreement dated October 20, 1994 between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotels (Mexico), S.A. DE C.V.

7.	Acknowledgement and Confirmation dated March 14, 1996 between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotels (Mexico), S.A. DE C.V.

8.	Amendment to Hotel Management Agreement and Hotel License Agreement dated November 13, 2007 between Four Seasons Hotels (Mexico), S.A. DE C.V., Four Seasons Hotels and Resorts B.V., Four Seasons Hotels Limited, punta Mita Resort TRS, S. DE R.L. DE C.V and Inmobiliaria Nacional Mexicana, S. DE R.L. DE C.V. (formerly known as Inmobiliaria Nacional Mexicana, S.A. de C.V.).

9.	Omnibus Amendment to Operating Agreements dated November 20, 2007 between Four Seasons Hotels (Mexico), S.A. DE C.V., Four Seasons Hotels and Resorts B.V., Four Seasons Hotels Limited, Punta Mita Resort TRS, S. DE R.L. DE C.V and Inmobiliaria Nacional Mexicana, S. DE R.L. DE C.V. (formerly known as Inmobiliaria Nacional Mexicana, S.A. de C.V.).

10.	Side Letter dated as of January 1, 2009 re: Finance Issues.

VIII - 1

Four Seasons Punta Mita

1.	Hotel Management Agreement, dated as of July 18, 1997 between Four Seasons Hotels (Mexico), S.A. DE C.V. and Punta Mita Resort, S.A. DE C.V. (as amended from time to time).

2.	Hotel Advisory Agreement, dated as of July 18, 1997 between Four Seasons Hotel Limited and Punta Mita Resort, S.A. DE C.V. (as amended from time to time).

3.	Hotel Services Agreement, dated as of July 18, 1997 between Four Seasons Hotel Limited and Punta Mita Resort, S.A. DE C.V. (as amended from time to time).

4.	Hotel License Agreement dated as of July 18, 1997 Four Seasons Hotels and Resorts B.V and Punta Mita Resort, S.A. DE C.V. (as amended from time to time).

5.	Assignment and Assumption Agreement, dated as of November 30, 1998 between Four Seasons Hotels (Mexico), S.A. DE C.V. and Four Seasons (Punta Mita) S.A. DE C.V.

6.	Letter Agreement dated September 25, 2000 re: Radius Restrictions.

7.	First Amendment to Hotel Agreements and Golf Club Agreements dated February 22, 2001 between Four Seasons Hotels Limited, Punta Mita Resort, S.A. DE C.V., Four Seasons (Punta Mita), S.A. DE C.V., Four Seasons Hotels and Resorts B.V., and Club De Golf Punta Mita, S.A. DE C.V.

8.	Assignment and Assumption of Leases, Contracts, Licenses and Permits, dated as of June 29, 2004 between Punta Mita Resort, S.A. DE C.V. and Punta Mita TRS, S. DE C.V. DE R.L.

9.	Second Amendment to Hotel Agreements dated June 30, 2006 between Four Seasons Hotels Limited, Four Seasons Punta Mita, S.A. DE C.V., Four Seasons Hotels and Resorts B.V., and Punta Mita Resort TRS, S. DE R.L. DE C.V.

10.	Third Amendment to Hotel Agreements dated November 18, 2008 between Four Seasons Hotels Limited, Four Seasons Punta Mita, S.A. DE C.V., Four Seasons Hotels and Resorts B.V., and Punta Mita Resort TRS, S. DE R.L. DE C.V.

11.	Fourth Amendment to Hotel Agreements dated December 10, 2008 between Four Seasons Hotels Limited, Four Seasons Punta Mita, S.A. DE C.V., Four Seasons Hotels and Resorts B.V., and Punta Mita TRS, S. DE R.L. DE C.V.

12.	Side Letter dated as of January 1, 2009 re: Finance Issues.

VIII - 2

Four Seasons Washington D.C.

1.	Second Amended and Restated Hotel Management Agreement dated January 1, 1997 between Four Seasons Hotels Limited and Georgetown Plaza Associates.

2.	Letter dated February 10, 2005 re: Renovation.

3.	Assignment and Assumption of Hotel Management Agreement dated as of March 1, 2006 by and among LD Georgetown Plaza Associates LLC, successor by conversion to Georgetown Plaza Associates, DTRS Washington, L.L.C., SHC Washington, L.L.C., and Four Seasons Hotels Limited.

4.	Amendment to Second Amended and Restated Hotel Management Agreement dated October 17, 2008 between Four Seasons Hotels Limited and DTRS Washington, L.L.C.

5.	Second Amendment to Second Amended and Restated Hotel Management Agreement dated December 18, 2008 between Four Seasons Hotels Limited and DTRS Washington, L.L.C.

6.	Consent to Amendment of Management Agreement dated December 18, 2008 between SHC Washington, L.L.C., Strategic Hotel Funding, L.L.C., Four Seasons Hotels Limited, and DTRS Washington, L.L.C.

7.	Side Letter dated December 18, 2008 re: Finance Issues.

8.	Side Letter dated December 18, 2008 re: Service Charges and Accounting.

9.	Restaurant Management Agreement dated October 17, 2008 among the Mina Group, Four Seasons Hotels Limited and DTRS Washington, L.L.C.

10.	First Amendment to Restaurant Management Agreement dated October 17, 2008 among the Mina Group, Four Seasons Hotels Limited and DTRS Washington, L.L.C.

Marriott Lincolnshire

1.	Management Agreement, dated as of December 31, 1983 between The Prudential Insurance Company of America and Marriott Corporation (as amended from time to time).

2.	Assignment and Assumption of Agreements dated as of June 19, 1993 between Marriott Corporation and Marriott Hotel Services, Inc.

3.	Assignment and Assumption of Management Agreement dated as of September 30, 1997 between The Prudential Insurance Company of America and Strategic Hotel Capital Limited Partnership.

4.	Assignment and Assumption of Leases, Contracts, Licenses, Warranties and Permits, dated as of September, 1999 between Strategic Hotel Capital Limited Partnership and SHC Lincolnshire, LLC.

5.	First Amendment to Management Agreement dated January 1, 2000 between SHC Lincolnshire, LLC and Marriott Hotel Services, Inc.

VIII - 3

6.	Amendment to Management Agreement dated June 29, 2004 between SHC Lincolnshire, LLC and Marriott Hotel Services, Inc.

7.	Letter Agreement dated June 29, 2004 between SHC Lincolnshire, LLC and Marriott Hotel Services, Inc. re: Cash Flow.

8.	Assignment and Assumption of Leases, Contracts, Licenses and Permits, dated as of June 29, 2004 between SHC Lincolnshire LLC and DTRS Lincolnshire, L.L.C.

Ritz-Carlton Laguna Niguel

1.	Amended and Restated Operating Agreement dated January 1, 2000 between SHC Laguna Niguel I LLC and The Ritz-Carlton Hotel Company, L.L.C.

2.	Amendment to Amended and Restated Operating Agreement dated June 29, 2004 between SHC Laguna Niguel I LLC and The Ritz-Carlton Hotel Company, L.L.C.

3.	Letter dated October 27, 2004 re: MVCI notification to SHC Laguna Niguel I L.L.C.

4.	Letter dated October 27, 2004 re: MVCI notification to The Ritz-Carlton, Laguna Niguel.

5.	Letter Agreement dated August 12, 2005 re: Terrance Restaurant Project.

6.	Assignment and Assumption of Management Agreement dated as of July 7, 2006 between SHC Laguna Niguel I LLC, DTRS Laguna, L.L.C. and joined for limited purposes SHC Laguna Niguel Mezzanine LLC.

7.	Owner Agreement dated July 7, 2006 between SHC Laguna Niguel I LLC, DTRS Laguna, L.L.C., and The Ritz-Carlton Hotel Company, L.L.C.

8.	Amendment to Amended and Restated Operating Agreement dated May 30, 2007 between SHC Laguna Niguel I LLC, DTRS Laguna, L.L.C., and The Ritz-Carlton Hotel Company, L.L.C.

9.	Letter dated May 30, 2007 re: Profitability Review Process.

10.	Letter dated May 30, 2007 re: Agreed Upon Accounting Procedures.

11.	Letter dated May 30, 2007 re: Capital Expenditure Program.

12.	Letter dated August 27, 2007 re: Change of Notice Address.

VIII - 4

Schedule IX

Title Policy Coverage Amounts

Initial Borrowing Base Property	Initial Title Insurance Amounts
Four Seasons Mexico City	$52,080,000
Four Seasons Punta Mita	$153,600,000
Four Seasons Washington D.C.	$109,800,000
Ritz Carlton Laguna Niguel	$156,000,000
Marriott Lincolnshire	$23,220,000

IX - 1

Schedule X

Title Endorsements and Affirmative Coverage

TITLE INSURANCE REQUIREMENTS, ENDORSEMENTS

AND AFFIRMATIVE COVERAGES

A. Properties located in the United States

1. General. Borrower and/or its counsel is responsible for ordering or updating any title insurance work. Administrative Agent requires a lender’s title insurance policy insuring “Deutsche Bank Trust Company Americas, as administrative agent on behalf of the lenders party to that certain Credit Agreement, dated as of March 9, 2007, as amended, and their successor and assigns.” The approved title underwriters, type and amount of insurance and required endorsements are described below. The list of endorsements is subject to review by Administrative Agent’s counsel, local counsel and additional specific coverages may be required after review of the related title commitment.

2. Title Insurer. The Title Company or Title Companies must be approved by Administrative Agent. First American Title Insurance Company and Stewart Title Insurance Company have been pre-approved by Administrative Agent as Title Company. First American Title Insurance Company will issue the Title Policy for each Borrowing Base Property located in the United States (as to 50% of the coverage) with co-insurance in the form of “Me-Too” from Stewart Title Insurance Company (and in jurisdictions where available, tie-in endorsements from each Title Company with respect to such coverage).

3. Title Agent. Unless Administrative Agent otherwise agrees, all title work shall be ordered and coordinated, and the closing of the Credit Agreement shall be conducted through First American Title Insurance Company contact Jim McIntosh Tel: 312-917-7220. The contact information for Stewart Title Insurance Company is Gelsomina Gambaradella-Terrasi Tel: 212- 758-0500, ext 215.

4. Primary Title Insurance Requirements.

(a) Amount of Coverage. See Schedule IX attached to the Third Amendment.

(b) Effective Date. The later of the date of recording of the Security Instrument or the date of funding of the execution of the Third Amendment. Borrower shall be required to provide a customary “gap” indemnity in order to enable the Title Company to provide “gap” coverage.

(c) Insured. “Deutsche Bank Trust Company Americas, as administrative agent on behalf of the lenders party to that certain Credit Agreement, dated as of March 9, 2007, as amended, and their successor and assigns.”.

(d) Legal Description. Metes and bounds description to be provided which must conform to that shown on the Survey, the Security Instrument and any other Loan Documents that require a legal description of the Borrowing Base Properties. A lot and block description shall be acceptable in place of a metes and bounds description in exceptional cases.

(e) Policy Form. An ALTA Loan Policy in form and substance acceptable to Administrative Agent. Without limiting Administrative Agent’s right to require specific coverages, endorsements or other title work, the Title Policy shall (i) be in the 2006 ALTA Loan Policy (6-17-2006) or, if not available, ALTA 1992 form (deleting arbitration and providing the ALTA 21 Creditor’s Rights Endorsements) or, if not available, the form acceptable to Administrative Agent, (ii) to the extent available, include the “extended coverage” provisions described in paragraph 5 below, (iii) include all applicable endorsements described in paragraph 6 below, and (iv) include Schedule B exceptions in a form and to the extent acceptable to Administrative Agent’s counsel.

5. Extended Coverage Requirements. The Title Policy shall:

(a) not contain any exception for filed or unfilled mechanic, materialmen or similar liens;

(b) limit any general exception for real estate taxes and other charges to real estate or other similar taxes or assessments that are not yet due and payable or delinquent and are not a current lien on the Borrowing Base Properties;

(c) limit any general exception for the rights of persons in possession to the rights of specified tenants, as tenants only with no right or option to purchase, set forth on the rent roll for the Borrowing Base Properties and attached to the Title Policy; and

(d) not contain any general exception as to matters that an accurate Survey of the Borrowing Base Properties would disclose, but may contain specific exceptions to matters disclosed on the Survey to be delivered on the date of execution of the Third Amendment, subject to review by Administrative Agent’s counsel.

6. Required Endorsements. The following endorsements are required, to the extent available in the jurisdiction in which the Borrowing Base Properties are located:

•	Restrictions, Encroachments, Minerals Endorsement ALTA Form 9 or equivalent.

•

(If not available, the Title Policy must insure by way of affirmative coverage statements that there are no encroachments by any of the improvements onto easements, rights of way or other exceptions to streets or adjacent property, or insure against loss or damage resulting therefrom.)

•	ALTA 21 Creditor’s Rights Endorsements.

•	Environmental Protection Lien Endorsement.

•	(The Title Policy may make an exception only for specific state statutes that provide for potential subsequent liens that could take priority over the lien securing the Loans.)

•	Direct Access to Public Road Endorsement;

•	Usury Endorsement.

•	Land Same As Survey/Legal Description Endorsement.

•	Zoning Endorsement - ALTA 3.1 with coverage for number/type of parking spaces.

•	“Me-Too” endorsement with respect to the Borrowing Base Properties located in the United States.

In lieu of an ALTA 3.1 zoning endorsement, Administrative Agent may accept an unambiguous, clean letter from the appropriate zoning authority which satisfies the following:

Zoning District. Confirms the applicable zoning district for the Borrowing Base Properties under the laws or ordinances of the applicable jurisdiction and that such zoning is the proper zoning for the improvements located on the Borrowing Base Properties.

Use Restrictions. Confirms that the current use of the Borrowing Base Properties are permitted under the zoning ordinance and that the Borrowing Base Properties are not a non-conforming use.

Dimensional Requirements. Confirms that the Borrowing Base Properties are in compliance with all dimensional requirements of the zoning code, including minimum lot area, maximum building height, maximum floor area ratio and setback or buffer requirements.

Parking Requirements. Confirms that the Borrowing Base Properties are in compliance with all parking and loading requirements, including the number of spaces and dimensional requirements for the parking spaces.

Rebuildability. If Borrowing Base Properties involve legal non-conforming use, confirms that, in the event of casualty, the Borrowing Base Properties may be rebuilt substantially in its current form (i.e., no loss of square footage, same building footprint) upon satisfaction of stated conditions and/or limitations.

•	Subdivision Endorsement.

•	Doing Business Endorsement.

•	Deletion of Arbitration Endorsement.

•	Separate Tax Lot Endorsement.

•	Street Address Endorsement

•	Contiguity Endorsement.

•	Variable Rate Endorsement.

•	Mortgage Recording Tax Endorsement.

•	Any of the following endorsements customary in the state in which the Borrowing Base Properties are located or as required by the nature of the transaction:

Tie-In Endorsement for Multiple Policies (including the policies for the other Borrowing Base Properties)

Mortgage Assignment Endorsement

First Loss Endorsement

Blanket Un-located Easements Endorsement

B. Properties located in Mexico.

1. General. Borrower and/or its counsel is responsible for ordering or updating any title insurance work. Administrative Agent requires a lender’s title insurance policy insuring “Deutsche Bank Trust Company Americas, as administrative agent on behalf of the lenders party to that certain Credit Agreement, dated as of March 9, 2007, as amended, and their successor and assigns.” The approved title underwriters, type and amount of insurance and required endorsements are described below. The list of endorsements is subject to review by Administrative Agent’s counsel, local counsel and additional specific coverages may be required after review of the related title commitment.

2. Title Insurer. The Title Company or Title Companies must be approved by Administrative Agent. Stewart Title Guaranty de Mexico, S.A. de CV has been pre-approved by Administrative Agent as Title Company. Stewart Title Guaranty de Mexico, S.A. de CV will issue the Title Policy; First American Title Insurance Company will reinsure each Title Policy (as to 50% of the coverage) and Stewart Title Insurance Company will reinsure each Title Policy (as to 50% of the coverage) (and in jurisdictions where available, tie-in endorsements from each Title Company with respect to such coverage).

3. Title Agent. Unless Administrative Agent otherwise agrees, all title work shall be ordered and coordinated, and the closing of the Credit Agreement shall be conducted through Stewart Title Guaranty de Mexico, S.A. de CV contact Mitch Creekmore Tel: 800 729-1900, ext. 4104 and Stewart Title Insurance Company contact Gelsomina Gambaradella-Terrasi Tel: 212-758-0500, ext 215. The contact information for First American Title Insurance Company is Jim McIntosh Tel: 312-917-7220.

4. Primary Title Insurance Requirements.

(a) Amount of Coverage. See Schedule IX attached to the Third Amendment.

(b) Effective Date. The later of the date of recording of the Security Instrument or the date of funding of the execution of the Third Amendment. Borrower shall be required to provide a customary “gap” indemnity in order to enable the Title Company to provide “gap” coverage.

(c) Insured. “Deutsche Bank Trust Company Americas, as administrative agent on behalf of the lenders party to that certain Credit Agreement, dated as of March 9, 2007, as amended, and their successor and assigns.”.

(d) Legal Description. Metes and bounds description to be provided which must conform to that shown on the Survey, the Security Instrument and any other Loan Documents that require a legal description of the Borrowing Base Properties. A lot and block description shall be acceptable in place of a metes and bounds description in exceptional cases.

(e) Policy Form. An ALTA Loan Policy in form and substance acceptable to Administrative Agent. Without limiting Administrative Agent’s right to require specific coverages, endorsements or other title work, the Title Policy shall (i) be in the 2006 ALTA Loan Policy (6-17-2006) or, if not available, ALTA 1992 form (deleting arbitration and providing the ALTA 21 Creditor’s Rights Endorsements) or, if not available, the form acceptable to Administrative Agent, (ii) to the extent available, include the “extended coverage” provisions described in paragraph 5 below, (iii) include all applicable endorsements described in paragraph 6 below, and (iv) include Schedule B exceptions in a form and to the extent acceptable to Administrative Agent’s counsel.

5. Extended Coverage Requirements. The Title Policy shall:

(a) not contain any exception for filed or unfilled mechanic, materialmen or similar liens;

(b) limit any general exception for real estate taxes and other charges to real estate or other similar taxes or assessments that are not yet due and payable or delinquent and are not a current lien on the Borrowing Base Properties;

(c) limit any general exception for the rights of persons in possession to the rights of specified tenants, as tenants only with no right or option to purchase, set forth on the rent roll for the Borrowing Base Properties and attached to the Title Policy; and

(d) not contain any general exception as to matters that an accurate Survey of the Borrowing Base Properties would disclose, but may contain specific exceptions to matters disclosed on the Survey to be delivered on the date of execution of the Third Amendment, subject to review by Administrative Agent’s counsel.

6. Required Endorsements. The following endorsements are required, to the extent available in the jurisdiction in which the Borrowing Base Properties are located:

•	Restrictions, Encroachments, Minerals Endorsement ALTA Form 9 or equivalent.

•

(If not available, the Title Policy must insure by way of affirmative coverage statements that there are no encroachments by any of the improvements onto easements, rights of way or other exceptions to streets or adjacent property, or insure against loss or damage resulting therefrom.)

•	Environmental Protection Lien Endorsement.

•	(The Title Policy may make an exception only for specific state statutes that provide for potential subsequent liens that could take priority over the lien securing the Loans.)

•	Direct Access to Public Road Endorsement;

•	Usury Endorsement.

•	Land Same As Survey/Legal Description Endorsement.

•	Zoning Endorsement - ALTA 3.1 with coverage for number/type of parking spaces.

In lieu of an ALTA 3.1 zoning endorsement, Administrative Agent may accept an unambiguous, clean letter from the appropriate zoning authority which satisfies the following:

Zoning District. Confirms the applicable zoning district for the Borrowing Base Properties under the laws or ordinances of the applicable jurisdiction and that such zoning is the proper zoning for the improvements located on the Borrowing Base Properties.

Use Restrictions. Confirms that the current use of the Borrowing Base Properties are permitted under the zoning ordinance and that the Borrowing Base Properties are not a non-conforming use.

Dimensional Requirements. Confirms that the Borrowing Base Properties are in compliance with all dimensional requirements of the zoning code, including minimum lot area, maximum building height, maximum floor area ratio and setback or buffer requirements.

Parking Requirements. Confirms that the Borrowing Base Properties are in compliance with all parking and loading requirements, including the number of spaces and dimensional requirements for the parking spaces.

Rebuildability. If Borrowing Base Properties involve legal non-conforming use, confirms that, in the event of casualty, the Borrowing Base Properties may be rebuilt substantially in its current form (i.e., no loss of square footage, same building footprint) upon satisfaction of stated conditions and/or limitations.

•	Subdivision Endorsement.

•	Separate Tax Lot Endorsement.

•	Contiguity Endorsement.

•	Variable Rate Endorsement.

•	Any of the following endorsements customary in the jurisdiction in which the Borrowing Base Properties are located or as required by the nature of the transaction:

Tie-In Endorsement for Multiple Policies (to the extent available)

Mortgage Assignment Endorsement

First Loss Endorsement

Schedule XI

Projects in Progress

Projects in Progress at Year End 2008
Construction Projects:	Description:
Four Seasons D.C.	Addition of Bourbon Steak Restaurant, 11- guestroom expansion, renovation of 66 guestrooms and lobby renovation. Completed in January 2009.
Fairmont Scottsdale Princess	Renovation of 460 guestrooms, substantially completed at year end 2008.
Marriott Grosvenor Square	Partial Guestroom Renovation, to be completed in 2009.
Westin St. Francis	Guestroom renovation of Historic Tower, to be completed in 2009.
Fairmont Chicago	Suite renovations as part of overall room renovation completed earlier in 2008. Suites to be completed in 2009.
Intercontinental Chicago	Parking Garage and Roof Anchor work to be completed in 2009.

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Schedule XII

Reserved

XII - 1

Schedule XIII

Reserved

XIII - 1

Schedule XIV

REAs

None.

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Schedule XV

Rent Roll of Leases

[See Attached]

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Strategic Hotel Capital

Commercial & Retail Leases / Rent Roll – Updated 12/31/08	Indicates updated for Q4-08

Name of Tenant	Start Date	End Date	Annual Base rent	Percentage Rate Other Comments	Type Of Business	Amt of Space (Sq Ft)	Security Deposit
Four Seasons Washington D.C.
SNP, Inc.	04/01/01	month-to-month	$21,958	Additional Rent to compensate for increases in RE Tax	Ladies Clothing Store	700.00	NA
SNH Designs Corp	04/01/01	month-to-month	$23,048		Mens Clothing Store	722.00	NA
George’s	03/01/06	08/31/15	$88,176		Hairdressing/Cutting Salon	2,261.00	NA
Four Seasons Mexico City
Soltano 16	Jan.01.08	Dec.31.09	$6,144	1	Showcase
Luz Maria Carrera (Tierra Latina)	Jun.01.08	May.30.09	$3,000	1	Showcase
Tane	Apr.01.08	Apr.01.09	$12,000	1	Showcase		10,600
Operadora Aeroboutiques (Boutique)	June.01.08	May.30.09	$83,772	1	Outlet	1,217.40	63,125
Operadora Aeroboutiques (Selecciones)	July.15.08	July.15.09	$113,355	1	Outlet	406.88
Operadora Aeroboutiques (Showcase – 1)	July.15.08	July.15.09	$6,603	1	Showcase
Operadora Aeroboutiques (Showcase – 4)	Mar.01.08	Feb.28.09	$12,583	1	Showcase
La Sartoria (Store – 1)	Aug.01.08	Aug.01.09	$52,828	1	Outlet	326.58	1,160.87
La Sartoria (Showcase – 4)	Aug.01.08	Aug.01.09	$33,804	1	Showcase
La Sartoria (Showcase – 1)	Apr.01.08	Apr.01.09	$12,583	1	Showcase
La Sartoria (Showcase – 1)	Jan.01.08	Dec.31.09	$6,300	1	Showcase
(*) Operadora Unefon	Nov.01.08	Nov.01.09	$14,353	100% (mexpesos = 200,055)	Antenna		12,000
(*) Pagaso	Apr.15.08	Apr.15.09	$15,797	100% (mexpesos = 220,168)	Antenna
(*) Galeria Kin (Maria Liobert)	Jan.01.09	Dec.31.09	$4,477	100% (mexpesos = 62,400.00)	Pictures (Garden & Rest Floors 3rd-8th)		11,960
(*) Nextel	July.01.08	July.01.09	$16,385	100% (mxp=225,364)	Antenna
(*) contracts in MXPesos to UDS Exchange Rate $13.9382 as of January 20, 2009
Four Seasons Punta Mita
Juan Leonardo Clemente	11/01/08	10/31/09	$6,260	10% based on sales (since November)/Monthly payments/Beach Space	Beach Space	29.52	NA
Teoilio Chavez Toribio	06/01/08	05/31/09	$8,659	20% based on sales/Monthly payments/Beach Space	Beach Space	29.52	NA
Alicia Bueno Ziauntz	06/18/08	06/17/09	$2,721	Fixed Rent/Monthly payments/Beach Space	Beach Space	29.52	NA
(*) contracts in MXPesos to UDS Exchange Rate $11.2
Marriott Lincolnshire
Cluster Revenue Management Shared	01/01/09	12/31/13	$3,497	Flat amount of $269 per period	Shared Service	360	NA
Ritz Carlton Laguna Niguel
Pamela Simpson Salon	04/16/08	04/16/09	$60,000	$5,000 per month plus 15% on gross receipts over $50,000 per month.	Salon	852	7,500

Schedule XVI

Borrowing Base Property Survey

Washington D.C.:

ALTA/ACSM Land Title Survey

Lots 30 & 31 Square 1195

Recorded in the Surveyor’s Office of the District of Columbia in Book 165 Page 142 and Assessment Lots 815, Instrument 21906 Northwest, Washington D.C.

Prepared by: Fowler Associates, Inc., 255 North Washington Street, Suite 300, Rockville, MD 20850 (301) 762-2377

Dated: January 17, 2006

Mexico City:

ALTA/ACSM Land Title Survey for Four Seasons, Mexico City

Prepared by: Bock & Clark’s National Surveyors Network, 537 N. Cleveland - Massillon Road, Akron, Ohio 44333, (800) SURVEYS

Date of Survey: August 18, 2003

Date of Last Revision: September 25, 2003

Date of this Revision March 22, 2004

Laguna Niguel:

ALTA/ACSM Land Title Survey for SHC Laguna, LLC a Delaware Limited Liability Company of The Ritz-Carlton Laguna Niguel

Prepared by: Hayes Surveying, 12 Sembrado, Rancho Santa Margarita, CA 92688, (949) 459-8989

Dated: May 12, 2006

Punta Mita:

ALTA/ACSM Land Title Survey prepared for: Unidades H3-A, H3-B, RC1-A, RCl-B, RC1-G of Punta Mita, Nayarit, Mexico

Prepared by: Bock & Clark’s National Surveyors Network, 537 N. Cleveland - Massillon Road, Akron, Ohio, (800) SURVEYS

Project No. 20040312-1

Dated: April 24, 2004

Lincolnshire:

ALTA/A.C.S.M. Land Title Survey

Prepared by: Landmark Engineering Corporation, 7808 West 103rd Street, Palos Hills, Illinois 60645-1529, (708) 599-3737

Survey No. 04-03-250-R

Dated: June 10, 2004

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Schedule XVII

Lease and REA Defaults

None.

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Schedule XVIII

Insurance

1.1 Insurance Requirements Property Insurance. Insurance against loss customarily included under so called “All Risk” policies including flood, earthquake (in an amount sufficient to fully insure the expected probable maximum loss (“PML”) for a 500-year event, with a PML study delivered by Borrower as of the Third Amendment Closing Date, addressing all of the properties located in an area susceptible to significant earthquake damage (which the parties agree are the Ritz Carlton, Laguna Niguel, the Four Seasons Punta Mita and Four Seasons Mexico City) should the insurance program be provided under a blanket policy), windstorm including named storm, vandalism, and malicious mischief, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Improvements and Building Equipment in nature, use, location, height, and type of construction. Such insurance policy shall also insure the additional expense of demolition and if any of the Improvements or the use of the Borrowing Base Property shall at any time constitute legal non-conforming structures or uses, provide coverage for contingent liability from “Operation of Building Laws,” “Demolition Costs” and “Increased Cost of Construction Endorsements” and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement providing no less than $50,000,000 of coverage. The amount of such “All Risk” insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Improvements and the Building Equipment. Each such insurance policy shall contain an agreed amount (coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, any and all tenant improvements and betterments which Borrower or a Borrowing Base Entity is required to insure in accordance with any Lease. If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost. Administrative Agent shall be named “Loss Payee” on a “Standard Mortgagee Endorsement” and be provided not less than thirty (30) days advance notice of change in coverage, cancellation or non-renewal.

1.1.2 Liability Insurance. “General Public Liability” insurance, including, without limitation, “Commercial General Liability” insurance; “Owned” (if any), “Hired” and “Non Owned Auto Liability”; and “Umbrella Liability” coverage for “Personal Injury”, “Bodily Injury”, “Death, Accident and Property Damage”, providing in combination no less than $1,000,000 per occurrence and $2,000,000 in the annual aggregate, and, in addition thereto, not less than $50,000,000 excess and/or umbrella liability insurance shall be maintained for any and all claims. The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors (to the extent such independent contractors are typically covered by a standard ISO Commercial General Liability policy), “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s or a Borrowing Base Entity’s obligation to indemnify Administrative Agent as required under the Agreement and “Products and Completed Operations Liability” coverage). All public liability insurance shall name Administrative Agent as “Additional Insured” either on a specific endorsement or under a blanket endorsement satisfactory to Administrative Agent.

1.1.3 Workers’ Compensation Insurance. Workers compensation and disability insurance as required by law.

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1.1.4 Commercial Rents Insurance. “Commercial rents” insurance in an amount equal to eighteen (18) months actual rental loss and with a limit of liability sufficient to avoid any co-insurance penalty and to provide proceeds which will cover the actual loss of profits and rents sustained during the period of at least eighteen (18) months following the date of casualty. Such policies of insurance shall be subject only to exclusions that are acceptable to Administrative Agent; provided, however, that such exclusions are reasonably consistent with those required for facilities similar to the Facility provided herein. Such insurance shall be deemed to include “loss of rental value” insurance where applicable. The term “rental value” means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower or a Borrowing Base Entity from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of such Borrowing Base Property then not being occupied.

1.1.5 Builder’s All-Risk Insurance. During any period of repair or restoration, builder’s “All-Risk” insurance in an amount equal to not less than the full insurable value of the Borrowing Base Property against such risks (including so called “All Risk” perils coverage and collapse of the Improvements to agreed limits as Administrative Agent may reasonably request, in form and substance reasonably acceptable to Administrative Agent).

1.1.6 Boiler and Machinery Insurance. Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower or a Borrowing Base Entity is required to insure pursuant to any Lease on a replacement cost basis. The minimum amount of limits to be provided shall be $50,000,000 per accident.

1.1.7 Flood Insurance. If any portion of the Improvements on any Borrowing Base Property is located within an area designated as “flood prone” or a “special flood hazard area” (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Property. Unless a higher amount is required by FEMA or other law, the maximum deductible clause under such an NFIA policy shall be no greater than $50,000 per building for a Property located in a “special flood hazard area”. Nonetheless, Administrative Agent reserves the right to require flood insurance for each Borrowing Base Property in an amount and with a deductible clause reasonably satisfactory to Administrative Agent. Borrower shall deliver to Administrative Agent a FEMA Elevation Certification prepared by a surveyor if any portion of the Improvements on any Borrowing Base Property is located in flood zones A, AR, or V. \

1.1.8 Earthquake Insurance

Borrower shall maintain earthquake insurance in any area susceptible to significant earthquake damage in an amount sufficient to fully insure the expected probable maximum loss for a 500-year event, with a PML study delivered by Borrower as of the Third Amendment Closing Date, addressing all of the properties located in an area susceptible to significant

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earthquake damage should the insurance program be provided under a blanket policy. Administrative Agent agrees that earthquake insurance for California and Mexican properties in the amount of One Hundred Million Dollars ($100,000,000) is sufficient, given the current properties covered by Borrower’s blanket insurance policy.

1.1.9 Terrorism Insurance.

(a) So long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a subsequent statute, extension, reauthorization or substantially similar statute is in effect, Borrower shall be required, and shall require the Borrowing Base Entities, to carry insurance covering foreign and domestic acts of certified sabotage and terrorism and acts by terrorist groups or individuals (collectively, “Terrorism Insurance”), with such coverage provided by the All Risk carriers or through a stand-alone policy. Coverage must be included in the General Public Liability policies. For each Borrowing Base Property, coverage must be in an amount (the “Terrorism Insurance Amount”) equal to the sum of the following:

(i) the lesser of (A) the amount set forth on the most recent Acceptable Appraisal and (B) the full replacement cost of such Borrowing Base Property; plus

(ii) rental loss or business interruption insurance in an amount equal to estimated Rents from the operations of the Borrowing Base Property for the succeeding eighteen (18) month period.

(b) If TRIPRA or a substantially similar statute is not in effect, then provided that Terrorism Insurance is commercially available, Borrower shall be required to carry Terrorism Insurance throughout the term of the Loan in an amount not less than the amount of coverage that can be purchased for an amount equal to the product of (x) the cost of stand alone terrorism insurance allocated for the Borrowing Base Properties as of the Third Amendment Closing Date and (y) two. In no event shall Borrower be required to purchase coverage exceeding the Terrorism Insurance Amount. Borrower agrees that if Terrorism Insurance is required pursuant to this Schedule XVIII and any property insurance policy covering the applicable Borrowing Base Property provides for any exclusions of coverage for acts of terrorism, then a separate terrorism insurance policy in the coverage amount required under this Schedule XVIII and in form and substance reasonably acceptable to Administrative Agent will be obtained by the Borrower or a Borrowing Base Entity for the applicable Borrowing Base Property. Administrative Agent agrees that Terrorism Insurance coverage may be provided under a blanket policy that satisfies the applicable provisions of the Agreement, including this Schedule XVIII.

1.1.10 Other Insurance. At Administrative Agent’s reasonable request, such other insurance with respect to the Borrowing Base Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to the applicable Borrowing Base Property.

1.1.11 Ratings of Insurers. Borrower shall, and shall cause the Borrowing Base Entities to, maintain the insurance coverage described in Section 1.1.1 through Section 1.1.8 of

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this Schedule XVIII above, in all cases, with one or more domestic primary insurers reasonably acceptable to Administrative Agent, having (x) claims-paying-ability and financial strength ratings by S&P of not less than “A-. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the applicable jurisdiction, provided, however, if the insurance provided pursuant to Sections 1.1.1 and 1.1.4 of this Schedule XVIII is procured by a syndication of more then five (5) insurers then the foregoing requirements shall not be violated if such insurance is provided (a) under a blanket policy and at least sixty percent (60%) of the overall limits of insurance in place on the date hereof and thereafter is with carriers having a claims paying ability rating of “A-” or better, with the primary layer provided by a carrier rated “A-” or better, and the other carriers having a claims paying ability rating of “BBB” or better by S&P and its equivalent by one other Rating Agency; Administrative Agent may allow up to 10% of the overall limits of insurance, except for the primary layer, to be unrated or rated below “BBB” provided it is rated at least “A-” or better by AM Best Company with a financial size category of not less than “VIII”.

1.1.12 Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements as are reasonably satisfactory to Administrative Agent (and Administrative Agent shall have the right to approve amounts, form, risk coverage, deductibles, loss payees and insureds) in its reasonable discretion. A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Administrative Agent and originals or certified copies of all such policies shall be delivered to Administrative Agent when the same are available (but no later than thirty (30) days after the Third Amendment Closing Date) and shall be held by Administrative Agent. All policies shall name Administrative Agent as an additional insured or mortgagee, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers’ compensation insurance) be payable to Administrative Agent as and to the extent set forth in Article XII, and shall contain: (i) a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Administrative Agent notwithstanding the negligent or willful acts or omissions of Borrower or any Borrowing Base Entity; (ii) a waiver of subrogation endorsement in favor of Administrative Agent; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower or any Borrowing Base Entity, Administrative Agent or any other named insured, additional insured or loss payee, except for the willful misconduct of Administrative Agent knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the applicable Borrowing Base Property, but in no event in excess of an amount reasonably acceptable to Administrative Agent; and (v) a provision that such policies shall not be canceled, terminated or expire without at least thirty (30) days’ prior written notice to Administrative Agent, in each instance. Each insurance policy shall contain a provision whereby the insurer: (i) agrees that such policy shall not be canceled or terminated, the coverage, deductible, and limits of such policy shall not be modified, other provisions of such policy shall not be modified if such policy, after giving effect to such modification, would not satisfy the requirements of the Agreement, and such policy shall not be canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to Administrative Agent, (ii) waives any right to claim any premiums and commissions against Administrative Agent, provided that the policy need not waive the requirement that the premium

XVIII - 4

be paid in order for a claim to be paid to the insured, and (iii) provides that Administrative Agent at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Administrative Agent, such insurance policy shall not be invalidated by and shall insure Administrative Agent regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Borrowing Base Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Administrative Agent pursuant to any provision of the Agreement.

1.1.13 Certificates. Borrower shall, and shall cause the Borrowing Base Entities to, deliver to Administrative Agent annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Borrower’s insurance agent setting forth a schedule describing all premiums required to be paid by Borrower or a Borrowing Base Entity to maintain the policies of insurance required under this Schedule XVIII, and stating that Borrower or a Borrowing Base Entity has arranged to pay such premiums timely. Certificates of insurance with respect to all replacement policies shall be delivered to Administrative Agent prior to the expiration date of any of the insurance policies required to be maintained hereunder. Upon the request of Administrative Agent, Borrower shall deliver to Administrative Agent originals (or certified copies) of such replacement insurance policies as soon as practicable after Borrower’s receipt of such request. If Borrower, or the Borrowing Base Entities, fails to maintain and deliver to Administrative Agent the certificates of insurance required by this Schedule XVIII, upon three (3) Business Days’ prior written notice to Borrower, Administrative Agent may procure such insurance, and Borrower shall reimburse Administrative Agent all costs thereof, including interest thereon at the Alternate Base Rate then in effect for Base Rate Loans plus the Applicable Margin for Base Rate Loans plus two percent (2%). Administrative Agent shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect.

1.1.14 Separate Insurance. Borrower shall, and shall cause the Borrowing Base Entities not to, take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Schedule XVIII unless such insurance complies with this Schedule XVIII.

1.1.15 Blanket Policies. The insurance coverage required under this Schedule XVIII may be effected under a blanket policy or policies covering the Borrowing Base Properties and other properties and assets not constituting a part of the Borrowing Base Properties, which amounts shall not be less than the amounts required pursuant to this Schedule XVIII and which shall in any case comply in all other respects with the requirements of this Schedule XVIII. Upon Administrative Agent’ request, Borrower shall deliver to Administrative Agent an Officer’s Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage

XVIII - 5

of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and (v) such other information as Administrative Agent may reasonably request.

XVIII - 6

Schedule XIX

Accounts

1.	DTRS Washington, L.L.C. (Four Seasons Washington D.C.) – The PrivateBank, Account #2197439

2.	DTRS Lincolnshire, L.L.C. (Marriott Lincolnshire) – The PrivateBank, Account #2197447

3.	DTRS Laguna, L.L.C. (Ritz-Carlton Laguna Niguel) – The PrivateBank, Account #2197421

4.	Punta Mita TRS, S. de R.L. de C.V. (Four Seasons Mexico City and Four Seasons Punta Mita) – those accounts identified in Schedule D to the Mexico Pledge Agreement

XIX - 1

Exhibit B

Exhibits K, L, M and N

Exhibit B

Exhibit K

Form of Amended and Restated Revolving Note

AMENDED AND RESTATED REVOLVING NOTE

$[ ]	[ ], 2009

FOR VALUE RECEIVED, the undersigned, STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay to the order of [                        ] (the “Lender”) on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of [                        ] ($[                        ] or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Lender pursuant to that certain Credit Agreement, dated as of March 9, 2007, as amended by that certain (i) First Amendment to Credit Agreement, dated as of March 29, 2007, (ii) Second Amendment to Credit Agreement, dated as of April 18, 2007 and (iii) Third Amendment to Credit Agreement, dated as of [                        ], 2009, among the Borrower, the various financial institutions as are or may become parties thereto (including the Lender), and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

STRATEGIC HOTEL FUNDING, L.L.C.,

a Delaware limited liability company

By:
Name:
Title:

REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Revolving Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	Base Rate	LIBO Rate		Base Rate	LIBO Rate	Base Rate	LIBO Rate

Exhibit L

Form of Non-Disturbance Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this          day of                 , 200    , between DEUTSCHE BANK TRUST COMPANY AMERICAS, having an address at 60 Wall Street, New York, New York 10005, (“Administrative Agent”) not in its individual capacity but solely as administrative agent for the lenders party to the Credit Agreement (as hereinafter defined), and                         , a                         , having an address at                          (hereinafter called “Tenant”).

RECITALS:

WHEREAS, pursuant to that certain Credit Agreement dated as of March 9, 2007, as amended by that certain (i) First Amendment to Credit Agreement, dated as of March 29, 2007, (ii) Second Amendment to Credit Agreement, dated as of April 18, 2007 and (iii) Third Amendment to Credit Agreement, dated as of [                        ], 2009, by and among Strategic Hotel Funding, L.L.C. (“Borrower”), the various the financial institutions as are or may become parties thereto (the “Lenders”) and Administrative Agent (collectively, as the same may be modified, amended, restated or supplemented from time to time, the “Credit Agreement”), the Lenders agreed to provide a $400,000,000 resolving credit facility to Borrower;

WHEREAS, pursuant to that certain Subsidiary Guaranty, dated as of March 9, 2007 (as the same may be modified, amended, restated, reaffirmed or supplemented from time to time, the (“Subsidiary Guaranty”) made by certain subsidiaries of Borrower including Landlord (as hereinafter defined), Landlord, amongst others guaranteed all of the obligations of Borrower under the Facility;

WHEREAS, the Subsidiary Guaranty is secured by, amongst other things, that certain Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, Hotel Revenue and Security Deposits, dated as of February [    ], 2009 (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Security Instrument”), from Landlord to Administrative Agent, encumbering the Property (as hereinafter defined);

WHEREAS, by a lease (the “Original Lease”) dated                 , 200     between                          (hereinafter called “Landlord”), as landlord, and Tenant, as tenant, as amended by lease amendment[s] dated                 , 200    , [                , 200     and                 , 200    ] (the Original Lease, as so amended, is hereinafter the “Lease”), a memorandum of which Lease was dated          and was recorded in                          in Reel             , Page     , [add recording data for memoranda of amendments, if applicable], Landlord leased to Tenant certain premises located in                          (the “Premises”) on the property described in Schedule “A” annexed hereto and made a part hereof (the “Property”); and

WHEREAS, Administrative Agent and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Administrative Agent and Tenant hereby agree and covenant as follows:

1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Administrative Agent may reasonably require to effect such subordination.

2. So long as (i) Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, (ii) Tenant is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Administrative Agent, and Tenant’s occupancy of the Premises shall not be disturbed by Administrative Agent for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Administrative Agent will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Administrative Agent under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease (except to the extent required so that Tenant’s right to receive or set-off any monies or obligations owed or to be performed by any of Administrative Agent’s predecessors-in-interest shall not be enforceable thereafter against Administrative Agent or any of Administrative Agent’s successors-in-interest). Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Administrative Agent not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Administrative Agent may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3. (A) After notice is given by Administrative Agent that the Security Instrument is in default and that the rentals under the Lease should be paid to Administrative Agent, Tenant will attorn to Administrative Agent and pay to Administrative Agent, or pay in accordance with the directions of Administrative Agent, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise.

(B) In addition, if Administrative Agent (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Administrative Agent (or its nominee or designee) or such purchaser (Administrative Agent, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Administrative Agent;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Administrative Agent or Successor-Landlord; and

(v) be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4. Tenant agrees that without the prior written consent of Administrative Agent, if such consent is required by the Credit Agreement, it shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such required consent shall be void as against the holder of the Security Instrument.

5. (A) Tenant shall promptly notify Administrative Agent of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Administrative Agent and (ii) unless Administrative Agent has failed, within sixty (60) days after Administrative Agent receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Administrative Agent within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Administrative Agent shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Administrative Agent shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Administrative Agent cannot reasonably remedy a default, act or omission of Landlord until after Administrative Agent obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Administrative Agent secures possession of the Premises. To the extent Administrative Agent incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Administrative Agent shall be subrogated to Tenant’s rights against Landlord.

(C) Notwithstanding the foregoing, Administrative Agent shall have no obligation hereunder to remedy such default, act or omission.

6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Administrative Agent.

7. Upon and after the occurrence of (i) a monetary Event of Default (as defined in the Credit Agreement) or an Event of Default pursuant to Sections 8.1.9 or 8.1.10 of the Credit Agreement or (ii) any other Event of Default and Acceleration (as defined in the Credit Agreement), Administrative Agent shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Administrative Agent were named therein as Landlord.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.

9. Notwithstanding anything to the contrary in the Lease, Tenant agrees for the benefit of Landlord and Administrative Agent that, except as permitted by, and fully in accordance with, applicable law, Tenant shall not generate, store, handle, discharge or maintain in, on or about any portion of the Property, any asbestos, polychlorinated biphenyls, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including, but not limited to, pesticides and petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments.

10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

11. Except as specifically provided in this Agreement, Administrative Agent shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Administrative Agent may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12. (A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article      of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any Administrative Agent which shall succeed Administrative Agent as Administrative Agent with respect to the Property, or any portion thereof, provided such agreement is substantially and in all material respects similar to this Agreement. Tenant does herewith irrevocably appoint and constitute Administrative Agent as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Administrative Agent to do so. This power, being coupled with an interest, shall be irrevocable as long as the Indebtedness secured by the Security Instrument remains unpaid. Administrative Agent agrees not to exercise its rights under the preceding two sentences if Tenant promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this subparagraph (B).

13. (A) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Administrative Agent, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Administrative Agent shall satisfy any conditions of the Lease requiring performance by Landlord, and Administrative Agent shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B) All notices or other communications required or permitted to be given to Tenant or to Administrative Agent pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention:                     ; to Administrative Agent, at the address first set forth above, Attention: George Reynolds and General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Harvey R. Uris, Esq.; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term “Administrative Agent” shall mean the then holder of the Security Instrument. The term “Landlord” shall mean the then holder of the landlord’s interest in the Lease. The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Administrative Agent. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

15. Tenant hereby represents to Administrative Agent as follows:

(a) The Lease is in full force and effect and has not been further amended.

(b) There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease.

(c) There are no oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in the Lease.

(d) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant’s knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(e) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

(f) To the best of Tenant’s knowledge, there is no present assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the Security Instrument.

16. Whenever, from time to time, reasonably requested by Administrative Agent (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Administrative Agent, and without charge to Administrative Agent, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Administrative Agent may reasonably require to confirm the current status of the Lease.

17. BOTH TENANT AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS,

By:
Name:
Title:

By:
Name:
Title:

[TENANT]

By:
Name:
Title:

AGREED AND CONSENTED TO:

LANDLORD: [ ]

By:
Name:
Title:

STATE OF NEW YORK	)

) ss.

COUNTY OF NEW YORK	)

On the          day of                          in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]                                                             My commission expires:

STATE OF NEW YORK	)

) ss.

COUNTY OF NEW YORK	)

On the          day of                          in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]                                                             My commission expires:

STATE OF NEW YORK	)

) ss.

COUNTY OF NEW YORK	)

On the          day of                          in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]                                                             My commission expires:

STATE OF NEW YORK	)

) ss.

COUNTY OF NEW YORK	)

On the          day of                          in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]                                                             My commission expires:

SCHEDULE A

Legal Description of Property

Exhibit M

Form of Solvency Certificate

OFFICER’S COVENANT COMPLIANCE AND SOLVENCY CERTIFICATE

I, the undersigned, the Vice President and Treasurer of Strategic Hotel Funding, L.L.C., a limited liability company existing under the laws of the State of Delaware (the “Borrower”), do hereby certify this February     , 2009 that:

5.	This Certificate is furnished to the Lenders pursuant to Section 3.1.12 of the Third Amendment to Credit Agreement, dated as of the date hereof (the “Third Amendment”), amending that certain Credit Agreement, dated as of March 9, 2007, among the Borrower, the various financial institutions as are or may become parties thereto and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, including, without limitation, by the Third Amendment, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

6.	For purposes of this Certificate, I have performed the following procedures:

(a) I have reviewed the financial statements used to provide evidence of pro forma financial covenant compliance; and

(b) I have knowledge and have reviewed to my satisfaction the Loan Documents and all the other respective documents relating thereto, and the respective schedules and exhibits thereto:

7.	Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the Third Amendment, it is my opinion that each of:

(i) the Total Fixed Charge Coverage Ratio as of the end of the Fiscal Quarter ended December 31, 2008 is not less than 1.0:1.0;

(ii) the Total Leverage Coverage Ratio is less than 0.80:l.0;

(iii) the Consolidated Tangible Net Worth is greater than $600,000,000;

(iv) Borrower’s Share of the aggregate Net Asset Value of Properties held in Unconsolidated Subsidiaries is less than 25% of the aggregate Gross Asset Value in respect of all Properties;

(v) the sum of the Construction Costs described in Section 7.2.4(d) of the Credit Agreement and Borrower’s Share of the aggregate Net Asset Value of Properties held in Unconsolidated Subsidiaries is less than 35% of the aggregate Gross Asset Value in respect of all Properties;

(vi) Guarantor has no liabilities other than the amounts currently outstanding under the Credit Agreement and those liabilities reflected in the financial statements of Guarantor previously delivered to the Administrative Agent (as such liabilities have been reduced in the ordinary course or paid off with the proceeds of the Loan), and liabilities incurred in the ordinary course and not materially different than the ones reflected on the most recent of such financial statements; and

(vi) Borrower has no liabilities other than the amounts currently outstanding under the Credit Agreement and those liabilities reflected in the financial statements of Borrower previously delivered to the Administrative Agent (as such liabilities have been reduced in the ordinary course or paid off with the proceeds of the Loan), and liabilities incurred in the ordinary course and not materially different than the ones reflected on the most recent of such financial statements, and as disclosed in Schedule I to the Credit Agreement.

8.	Each of Borrower and Guarantor (taken as a whole), after giving effect to the Third Amendment and the consummation of the transactions contemplated by the Credit Agreement, is a going concern and does not lack sufficient capital for its needs and currently anticipated needs, without substantial unplanned disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations or other similar actions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, I have hereto set my hand as of the date first above written.

STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company

By:

	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

Exhibit N

CLOSING DATE CERTIFICATE

STRATEGIC HOTEL FUNDING, L.L.C.

This certificate dated February     , 2009 is delivered pursuant to Section 3.1.11 of the Third Amendment to Credit Agreement, dated as of the date hereof (the “Third Amendment”), amending that certain Credit Agreement, dated as of March 9, 2007, among STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), the various financial institutions as are or may become parties thereto and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, including, without limitation, by the Third Amendment, the “Credit Agreement”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

The undersigned hereby certifies, represents and warrants that, as of the date hereof:

1.	Warranties, No Default, etc. The statements made in Article VI of the Credit Agreement are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and no Default has occurred and is continuing.

2.	Financial Information, etc. Evidence of pro forma covenant compliance with the covenants set forth in Section 7.2.4 of the Credit Agreement is attached hereto as Annex I.

3.	No Material Adverse Effect. No Material Adverse Effect has occurred prior to the date hereof.

4.	Material Agreements. A true and complete copy of each Material Agreement of the Borrower and Guarantor is attached hereto as Annex II.

5.	Borrowing Base Properties. The representations and warranties made in Section 4.1.23 of the Third Amendment are true and correct in all material respects.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed and delivered, and the certification, representations and warranties contained herein to be made, by its duly Authorized Officer as of the date first above written.

STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company

By:

	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

FINANCIAL INFORMATION

(See Attached)

MATERIAL AGREEMENTS

None.